As filed with Securities and Exchange Commission on May 11, 2016

Registration Statement No. 333-210985

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 2
to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cryoport, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	3086 (Primary Standard Industrial Classification Code Number)	88-0313393 (I.R.S. Employer Identification Number)

17305 Daimler Street
Irvine, CA 92614
(949) 470-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Stefanovich
17305 Daimler Street
Irvine, CA 92614
(949) 470-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony Ippolito, Esq. Snell & Wilmer L.L.P. 600 Anton Boulevard, Suite 1400 Costa Mesa, California 92626 (714) 427-7000	Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 (212) 451-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 11, 2016

PRELIMINARY PROSPECTUS

Subscription Rights to purchase up to 5,200,000 shares of Common Stock at $          per share

and the shares of Common Stock issuable upon the exercise of such Subscription Rights

Cryoport, Inc., a Nevada corporation (“us,” “we,” “our,” “Cryoport” or the “Company”), is distributing, at no charge, to holders of our common stock and holders of our warrants non-transferable subscription rights to purchase one share of our common stock for each share of common stock owned at, and each share of common stock into which the warrants held by them were exercisable at, 5:00 p.m., New York City time, on May 31, 2016.  Pursuant to the terms of this rights offering, the rights may only be exercised for a maximum of 5,200,000 shares, or $             of subscription proceeds.  We refer to this as the “rights offering.”

Each subscription right will entitle the holder to purchase one share of our common stock at a subscription price of $          per share, which we refer to as the basic subscription privilege. The subscription price was determined by our board of directors after considering a number of factors, including the recent historical trading prices of our common stock and the closing sales price of our common stock on          , 2016, the last trading day prior to determination of the subscription price. The closing price of our common stock on          , 2016 was $          .  If you fully exercise your basic subscription privilege and other holders do not fully exercise their basic subscription privileges, you may also exercise an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among holders exercising this over-subscription right.

We are conducting the rights offering to raise capital that we intend to use for general corporate purposes, which may include funding for sales and marketing, and general working capital purposes. See “Use of Proceeds.”

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on June 20, 2016, unless we extend the rights offering period. We have the option to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 30 days, although we do not presently intend to do so. You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.  Further, in the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service (the “IRS”), we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Capital Market or any stock exchange or market or on the OTC Market Group’s marketplaces. Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent for the rights offering will be returned, without interest, as soon as practicable.  Our board of directors also reserves the right to amend or modify the terms of the rights offering in its sole discretion.

We have engaged Source Capital Group, Inc. as dealer-manager for the rights offering. See “Plan of Distribution.”

Shares of our common stock are traded on the NASDAQ Capital Market under the symbol “CYRX”.  The shares of common stock issued in the rights offering will also be traded on the NASDAQ Capital Market under the same symbol.

The exercise of your subscription rights for shares of our common stock involves risks. See “Risk Factors” beginning on page 13 of this prospectus to read about important factors you should consider before exercising your subscription rights.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Subscription price	$	$
Dealer-manager fees and expenses(2)	$	$
Proceeds to us, before expenses	$	$

(1)	Assumes that the rights offering is fully subscribed for the maximum aggregate offering amount of $ .

(2)	In connection with the rights offering, we have agreed to pay Source Capital Group, Inc., the dealer-manager for the rights offering, a cash fee of 6% of the gross proceeds of the rights offering in cash and a non-accountable expense allowance of 2% of the gross proceeds of the rights offering.

If you have any questions or need further information about the rights offering, please call Georgeson LLC, our information agent for the rights offering, at (800) 903-2897 (toll free) or cryoport@georgeson.com.

Dealer-Manager

Source Capital Group, Inc.

The date of this prospectus is           , 2016

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. Neither we nor the dealer-manager have authorized anyone to provide you with additional or different information from that contained in this prospectus. You should assume that the information contained in this prospectus is accurate only as of any date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any exercise of the subscription rights. Our business, financial condition, results of operations and prospects may have changed since such date. We are not making an offer of these securities in any state where the offer is not permitted.

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Prospectus Summary

This summary highlights selected information from this prospectus. This summary may not contain all of the information that you should consider before deciding whether or not you should exercise your subscription rights. You should carefully read this entire prospectus and the documents to which we refer you. Unless the context requires otherwise, references in this prospectus to the “Company,” “Cryoport,” “we,” “us” and “our” refer to Cryoport, Inc., a Nevada corporation, and its consolidated subsidiaries.

Unless otherwise indicated all historical and pro forma common stock and per share data in this prospectus have been retroactively restated to the earliest period presented to account for the 1-for-12 reverse stock split that became effective on May 19, 2015.

General Overview

We provide cryogenic logistics solutions to the life sciences industry through a combination of purpose-built proprietary packaging, information technology and specialized cold chain logistics knowhow. We view our solutions as disruptive to the “older technologies” of dry ice and liquid nitrogen, in that our solutions are comprehensive and combine our competencies in configurations that are customized to our client’s requirements. We provide comprehensive, reliable, economic alternatives to all existing logistics solutions and services utilized for frozen shipping in the life sciences industry (e.g., personalized medicine, cell therapies, stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, bio-pharmaceuticals, infectious substances, and other commodities that require continuous exposure to cryogenic or frozen temperatures). As part of our services, we provide the ability to monitor, record and archive crucial information for each shipment that can be used for scientific and regulatory purposes.

Our Cryoport Express® Solutions include a sophisticated cloud-based logistics operating platform, which is branded as the Cryoportal™. The Cryoportal™ supports the management of the entire shipment and logistics process through a single interface, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. In addition, it provides unique and incisive information dashboards and validation documentation for every shipment. The Cryoportal™ records and retains a fully documented “chain-of-custody” and, at the client’s option, “chain-of-condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities are maintained throughout the process. This recorded and archived information allows our clients to meet exacting requirements necessary for scientific work and for proof of regulatory compliance during the logistics phase.

The branded packaging for our Cryoport Express® Solutions includes our liquid nitrogen dry vapor shippers, the Cryoport Express® Shippers. The Cryoport Express® Shippers are cost-effective and reusable cryogenic transport shippers (our standard shipper is a patented vacuum flask) utilizing an innovative application of “dry vapor” liquid nitrogen technology. Cryoport Express® Shippers are International Air Transport Association certified and validated to maintain stable temperatures of minus 150° Celsius and below for a 10-day dynamic shipment period. The Company currently features three Cryoport Express® Shippers: the Standard Dry Shipper (holding up to 75 2.0 ml vials), the High Volume Dry Shipper (holding up to 500 2.0 ml vials) and the Cryoport Express® CXVC1 Shipper (holding up to 1,500 2.0 ml vials). In addition, we assist clients with internal secondary packaging, e.g., vials, canes, straws, plates, etc.

Our most used solution is the “turnkey” solution, which can be accessed directly through our cloud-based Cryoportal™ or by contacting Cryoport Client Care for order entry. Once an order is placed and cleared, we ship a fully charged Cryoport Express® Shipper to the client who conveniently loads its frozen commodity into the inner chamber of the Cryoport Express® Shipper. The customer then closes the shipper package and reseals the shipping box displaying the next recipient’s address for pre-arranged carrier pick up. Cryoport arranges for the pick-up of the parcel by a shipping service provider, which is designated by the client or chosen by Cryoport, for delivery to the client’s intended recipient. The recipient simply opens the shipper package and removes the frozen commodity that has been shipped. The recipient then reseals the package, displaying the nearest Cryoport Operations Center address, making it ready for pre-arranged carrier pick-up. When the Cryoport Operations Center receives the Cryoport Express® Shipper, it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

In late 2012, we shifted our focus to become a comprehensive cryogenic logistics solutions provider. Recognizing that clients in the life sciences industry have varying requirements, we unbundled our technologies, establishing customer facing solutions and taking a consultative approach to the market. Today, in addition to our standard turnkey solution, described above, we also provide the following customer facing, value-added solutions to address our various clients’ needs:

•	“Customer Staged Solution,” designed for clients making 50 or more shipments per month. Under this solution, we supply an inventory of our Cryoport Express® Shippers to our customer, in an uncharged state, enabling our customer (after training and certification) to charge them with liquid nitrogen and use our Cryoportal™ to enter orders with shipping and delivery service providers for the transportation of the package. Once the order is released, our customer service professionals monitor the shipment and the return of the shipper to us for cleaning, quality assurance testing and reuse.

•	“Customer Managed Solution,” a limited customer implemented solution whereby we supply our Cryoport Express® Shippers to clients in a fully charged state, but leaving it to the client to manage the shipping, including the selection of the shipping and delivery service provider and the return of the shipper to us.

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•	“powered by CryoportSM,” available to providers of shipping and delivery services who seek to offer a “branded” cryogenic logistics solution as part of their service offerings, with “powered by CryoportSM” appearing prominently on the software interface and shippers or storage unit. This solution can also be private labeled upon meeting certain requirements, including minimum required shipping volumes.

•	“Integrated Solution,” which is our outsource solution. It is our most comprehensive solution and involves our management of the entire cryogenic logistics process for our client, including Cryoport employees at the client’s site to manage the client’s cryogenic logistics function in total.

•	“Regenerative Medicine Point-of-Care Repository Solution,” designed for allogeneic therapies. Under this solution we supply our Cryoport Express® Shipper to ship and store cryogenically preserved life science products for up to 6 days (or longer periods with supplementary shippers) at a point-of-care site, with the Cryoport Express® Shipper serving as a temporary freezer/repository enabling the efficient and effective distribution of temperature sensitive allogeneic cell-based therapies without the expense, inconvenience, and potential costly failure of an on-site, cryopreservation device. Our customer service professionals monitor each shipment throughout the predetermined process including the return of the shipper to us. When the Cryoport Operations Center receives the Cryoport Express® Shipper package it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

•	“Personalized Medicine and Cell-based Immunotherapy Solution,” designed for autologous therapies. Under this solution our Cryoport Express® Shipper serves as an enabling technology for the safe transportation of manufactured autologous cellular-based immunotherapies by providing a comprehensive logistics solution for the verified chain of custody and condition transport from, (a) the collection of the patient’s cells in a hospital setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved return of these irreplaceable cells to a point-of-care treatment facility. If required, the Cryoport Express® Shipper can then serve as a temporary freezer/repository to allow the efficient distribution of this personalized medicine to the patient when and where the medical provider needs it most without the expense, inconvenience, and potential costly failure of an on-site, cryopreservation device. Our customer service professionals monitor each shipment throughout the predetermined process, including the return of the shipper to us. When the Cryoport Operations Center receives the Cryoport Express® Shipper package it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

Corporate Information

We are a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 200,901 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc. Our principal executive offices are located at 17305 Daimler Street, Irvine, CA 92614. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.cryoport.com.

 The Company became public by a reverse merger with a shell company in May 2005. Over time the Company has transitioned from being a development company to a fully operational public company, providing cold chain logistics solutions to the life sciences industry globally.

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The RIGHTS Offering

Securities Offered	We are distributing, at no charge, to holders of our common stock and holders of our warrants non-transferrable subscription rights to purchase up to an aggregate of 5,200,000 shares of our common stock. Holders of our common stock will receive one subscription right for each share of common stock owned at, and our warrant holders will receive one subscription right for each share of common stock into which the warrants held by them were exercisable at, 5:00 p.m., New York City time, on May 31, 2016; provided, that, the rights may only be exercised for a maximum of 5,200,000 shares, or $ of subscription proceeds.

Basic Subscription Privilege	The basic subscription privilege of each subscription right will entitle you to purchase one share of our common stock at a subscription price of $ per share.

If the basic subscription rights are exercised for an amount in excess of $ , the basic subscription rights that have been exercised will be reduced on a pro-rata basis based on the number of shares each rights holder subscribed for under the basic subscription right, subject to adjustment to eliminate fractional shares, so that the total exercise price of the basic subscription rights shall equal $ , and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Over-Subscription Privilege	If you fully exercise your basic subscription privilege and basic subscription rights are exercised for an amount less than $ , you may also exercise an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among stockholders exercising this over-subscription right. To the extent the number of the unsubscribed shares are not sufficient to satisfy all of the properly exercised over-subscription rights requests, then the available shares will be prorated among those who properly exercised over-subscription rights based on the number of shares each rights holder subscribed for under the basic subscription right. If this pro rata allocation results in any stockholder receiving a greater number of shares of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

Subscription rights may only be exercised for whole numbers of shares of our common stock; no fractional shares of common stock will be issued in this offering. If the subscription rights are exercised for an amount in excess of $ and the pro rata reduction would result in the issuance of fractional shares, the number of shares of common stock each subscription rights holder may acquire will be rounded down to result in delivery of whole shares.

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Limitations on Exercise	Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use the Tax Attributes under the Code and rules promulgated by the IRS, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as the Company, in its sole discretion, shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

Record Date	5:00 p.m., New York City time, on May 31, 2016

Expiration Date of the Rights Offering	5:00 p.m., New York City time, on June 20, 2016

Subscription Price	$ per share, payable in cash. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.

Use of Proceeds	We are conducting the rights offering to raise capital that we intend to use for general corporate purposes, which may include funding for sales and marketing, and general working capital purposes. See “Use of Proceeds.”

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Capital Market or any stock exchange or market or on the OTC Market Group’s marketplaces.

No Board Recommendation

Although our directors may invest their own money in the rights offering, our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $ per share.

U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes holders of shares of our common stock and holders of warrants to acquire our common stock generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless, by way of example only, the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax rules (in which case you may recognize taxable income upon receipt of the subscription rights). We believe that the rights offering should not be treated as part of a disproportionate distribution, but that conclusion is unclear and is not binding on the IRS or the courts. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of our common stock. For further information, please see “Material U.S. Federal Income Tax Considerations.”

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Extension, Cancellation and Amendment	We have the option to extend the expiration of the rights offering for a period not to exceed 30 days by giving oral or written notice to the subscription agent prior to the expiration date of the rights offering, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering.

Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent for the rights offering will be returned, without interest, as soon as practicable.

Our board of directors also reserves the right to amend or modify the terms of the rights offering in its sole discretion. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

Procedures for Exercise	To exercise your subscription rights, you must complete the rights certificate and deliver it to the subscription agent, Continental Stock Transfer & Trust Company, together with full payment for all the subscription rights you elect to exercise under the basic subscription privilege and over-subscription privilege. You may deliver the documents and payments by regular mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

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If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

Subscription Agent	Continental Stock Transfer & Trust Company

Information Agent	Georgeson LLC

Dealer-Manager	Source Capital Group, Inc.

Shares Outstanding Before the Rights Offering	14,270,987 shares of our common stock(1)

Shares Outstanding After the Rights Offering	Assuming 5,200,000 shares of our common stock are issued in the rights offering through the exercise of subscription rights, we anticipate that 19,470,987 shares of our common stock will be outstanding following the completion of the rights offering.(1)

Risk Factors	See “Risk Factors” beginning on page 13 to read about factors you should consider before you decide whether to exercise your subscription rights to purchase shares of our common stock.

Fees and Expenses	We will pay all fees charged by the subscription agent and the information agent in connection with the rights offering. We will also pay the fees and commissions charged by Source Capital Group, Inc. (“Source Capital Group”) as dealer-manager for this rights offering. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

Distribution Arrangements	Source Capital Group will act as dealer-manager for the rights offering. In such capacity, Source Capital Group will provide marketing assistance and advice to our company in connection with the rights offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, we have agreed to pay Source Capital Group a cash fee of 6% of the gross proceeds of this offering and a non-accountable expense allowance of 2% of the gross proceeds of the rights offering. We have also agreed to indemnify Source Capital Group and their respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Source Capital Group’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement. Source Capital Group and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive customary fees. Source Capital Group does not make any recommendation with respect to whether you should exercise the basic subscription or over subscription rights or to otherwise invest in our company.

NASDAQ Capital Market Trading Symbol for Our Common Stock	Shares of our common stock are traded on the NASDAQ Capital Market under the symbol “CYRX.”

Questions	If you have any questions or need further information about this rights offering, please call Georgeson LLC, our information agent for the rights offering, at (800) 903-2897 (toll free) or cryoport@georgeson.com.

_______________

(1) Based upon the total number of issued and outstanding shares as of May 10, 2016, but does not include, as of that date:

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•	9,133,064 shares of common stock reserved for issuance upon the exercise of outstanding warrants with a weighted average exercise price of $4.51 per share;

•	4,865,518 shares of common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $3.96 per share; and

•	2,163,926 shares of common stock available for future grant under our Cryoport, Inc. 2015 Omnibus Equity Incentive Plan.

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QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

What is the rights offering?

We are distributing to holders of our common stock and holders of our warrants, at no charge, non-transferable subscription rights to purchase shares of our common stock. Our stockholders will receive one subscription right for each share of common stock owned at, and our warrant holders will receive one subscription right for each share of common stock into which the warrants held by them were exercisable at, 5:00 p.m., New York City time, on May 31, 2016; provided, that, the rights may only be exercised for a maximum of 5,200,000 shares, or $             of subscription proceeds.  The subscription rights will be evidenced by rights certificates. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

What is the basic subscription privilege?

The basic subscription privilege of each subscription right gives holders the opportunity to purchase one share of our common stock at a subscription price of $            per share.  You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights.

If the basic subscription rights are exercised for an amount in excess of $            , the basic subscription rights that have been exercised will be reduced on a pro-rata basis, subject to adjustment to eliminate fractional shares, so that the total exercise price of the basic subscription rights shall equal $            , and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

What is the over-subscription privilege?

We do not expect all of our stockholders to exercise all of their basic subscription privileges. The over-subscription privilege provides stockholders that exercise all of their basic subscription privileges the opportunity to purchase the shares that are not purchased by other stockholders. If you fully exercise your basic subscription privilege and basic subscription rights are exercised for an amount less than $            , you may also exercise an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among stockholders exercising this over-subscription right. To the extent the number of the unsubscribed shares are not sufficient to satisfy all of the properly exercised over-subscription rights requests, then the available shares will be prorated among those who properly exercised over-subscription rights based on the number of shares each rights holder subscribed for under the basic subscription right. If this pro rata allocation results in any stockholder receiving a greater number of shares of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available   to you, assuming that no stockholder other than you has purchased any shares of our common stock pursuant to their basic subscription privilege and over-subscription privilege. See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege.”

Fractional shares of our common stock resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

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What are the limitations on the exercise of the basic subscription privilege and over-subscription privilege?

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use the Tax Attributes under the Code and rules promulgated by the IRS, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as the Company, in its sole discretion, shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

Why are we conducting the rights offering?

We are conducting the rights offering to raise capital that we intend to use for general corporate purposes, which may include funding for sales and marketing, and general working capital purposes. See “Use of Proceeds.” We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our stockholders’ equity.

How was the $           per share subscription price determined?

In determining the subscription price, our board of directors considered a number of factors, including: the likely cost of capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices of our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. We cannot give any assurance that our common stock will trade at or above the subscription price in any given time period.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to exercise your subscription rights in full, the relative percentage of our common stock that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time beginning on the date of this prospectus and prior to the expiration of the rights offering, which is 5:00 p.m., New York City time, on June 20, 2016. If you elect to exercise any rights, the subscription agent must actually receive all required documents and payments from you prior to the expiration of the rights offering. Although we have the option of extending the expiration of the rights offering for a period not to exceed 30 days, we currently do not intend to do so.

May I transfer my subscription rights?

No. You may not sell or transfer your subscription rights to anyone.

Are we requiring a minimum subscription to complete the rights offering?

No.

Are there any conditions to completing the rights offering?

No.

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Can our board of directors extend, cancel or amend the rights offering?

We have the option to extend the expiration of the rights offering for a period not to exceed 30 days by giving oral or written notice to the subscription agent prior to the expiration date of the rights offering, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering.

Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent for the rights offering will be returned, without interest, as soon as practicable.

Our board of directors also reserves the right to amend or modify the terms of the rights offering in its sole discretion. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

Neither our board of directors nor the dealer-manager is making any recommendation to stockholders regarding the exercise of rights in the rights offering. You should make an independent investment decision about whether or not to exercise your rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will remain above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise your rights, you will lose any value represented by your rights and your percentage ownership interest in us will be diluted. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

What will happen if I choose not to exercise my subscription rights?

If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, due to the fact that shares of common stock may be purchased by other stockholders in the rights offering, your percentage ownership in the Company after the completion of the rights offering will be diluted.

How do I exercise my subscription rights? What forms and payment are required to purchase the shares of our common stock?

If you wish to participate in the rights offering, you must take the following steps:

(i)	deliver payment to the subscription agent using the methods outlined in this prospectus before 5:00 p.m., New York City time, on June 20, 2016; and

(ii)	deliver a properly completed rights certificate to the subscription agent before 5:00 p.m., New York City time, on June 20, 2016.

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures”.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the full extent possible based on the amount of the payment received, subject to the elimination of fractional shares.

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When will I receive my new shares?

If you purchase shares of our common stock through the rights offering, you will receive your new shares as soon as practicable after the closing of the offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price of $          per share.

What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of our common stock or our warrants in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares or warrants you own. The record holder must exercise the subscription rights on your behalf for the shares of our common stock you wish to purchase.

If you wish to participate in the rights offering and purchase shares of our common stock, please promptly contact the record holder of your shares. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form”. You should receive this form from your record holder with the other rights offering materials.

How many shares of our common stock will be outstanding after the rights offering?

Assuming 5,200,000 shares of our common stock are issued in the rights offering through the exercise of subscription rights, we anticipate that 19,470,987 shares of our common stock will be outstanding following the completion of the rights offering.

How much proceeds will the Company receive from the rights offering?

Assuming full participation in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $            , after deducting expenses related to this offering payable by us estimated at approximately $             , including dealer-manager fees. Please see “Use of Proceeds.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the headings “Risk Factors” in this prospectus.

May stockholders and warrant holders in all states participate in the rights offering?

Although we intend to distribute the rights to all stockholders and holders of our warrants, we reserve the right in some states to require such holders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of your shares.

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Will the subscription rights be listed on a stock exchange or national market?

The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Capital Market or any stock exchange or market or on the OTC Market Group’s marketplaces.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow the procedures described in “The Rights Offering—Foreign Stockholders.”

What fees or charges apply if I purchase shares of our common stock?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of receipt of or exercise of subscription rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless, by way of example only, the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax rules (in which case you may recognize taxable income upon receipt of the subscription rights). We believe that the rights offering should not be treated as part of a disproportionate distribution, but that conclusion is unclear and is not binding on the IRS or the courts. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of our common stock. For further information, please see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment by hand delivery, first class mail or courier service to:

Continental Stock Transfer & Trust Company
Attn: Corporate Actions Department
17 Battery Place
New York, New York 10004

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the information agent, Georgeson LLC, at (800) 903-2897 (toll free) or cryoport@georgeson.com.

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Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our consolidated financial statements and the related notes appearing at the end of this prospectus, before making a decision to invest in our common stock or to exercise your subscription rights to purchase shares of our common stock. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Rights Offering

Your ownership interest in our company may be diluted as a result of the rights offering.

Common stockholders who do not fully exercise their respective subscription rights should expect that they will, at the completion of the rights offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their basic subscription rights.

The market price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, customers, competitors or markets, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, changes in capital markets that affect the perceived availability of capital to companies in our industries, governmental legislation or regulation, as well as general economic and market conditions, such as continued downturns in our economy and recessions.

We cannot assure you that the market price of our common stock will not decline after you elect to exercise your subscription rights. If that occurs, you may have committed to buy shares of our common stock in the rights offering at a price greater than the prevailing market price, and you could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your subscription rights that you will be able to sell your common stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the shares of our common stock that you purchase in the rights offering. Certificates (physical, electronic or book-entry form) representing shares of our common stock purchased will be delivered as soon as practicable after expiration of the rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of subscription rights.

The rights offering may cause the price of our common stock to decrease.

Depending upon the trading price of our common stock at the time of our announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we propose to issue and ultimately will issue if the rights offering is completed, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of the rights offering. If that occurs, you may have committed to buy shares of common stock in the rights offering at a price greater than the prevailing market price. Further, if a substantial number of rights are exercised and the holders of the shares received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. Your purchase of shares of our common stock in the rights offering may be at a price greater than the prevailing trading price. There is no assurance that following the exercise of your rights you will be able to sell your common stock at a price equal to or greater than the subscription price.

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The subscription price determined for the rights offering is not necessarily an indication of the value of our common stock.

In determining the subscription price, our board of directors considered a number of factors, including: the likely cost of capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices of our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. We cannot give any assurance that our common stock will trade at or above the subscription price in any given time period.  We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the rights offering.

If you purchase shares of our common stock in the rights offering, you will incur immediate and substantial dilution.

Dilution is the difference between the subscription price per share and the pro forma net tangible book value per share after giving effect to the rights offering. The subscription price per share that you pay for shares of our common stock sold in the rights offering is substantially higher than our pro forma net tangible book value per share after giving effect to the rights offering. Based on the subscription price, you will incur immediate dilution in net tangible book value per share of $        .   As a result of this dilution, investors purchasing shares of our common stock in the rights offering may receive significantly less than the full subscription price that they paid for in the rights offering in the event of liquidation. See “Dilution” for additional information.

Completion of the rights offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in the rights offering.

Completion of the rights offering is not subject to us raising a minimum offering amount. As such, proceeds from this rights offering may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set. Investors should not rely on the success of the rights offering to address our need for funding. Therefore, if you exercise the basic subscription privilege or the over-subscription privilege, you may be investing in a company that continues to desire additional capital.

The subscription rights are not transferable and there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights.

None of our officers, directors or significant stockholders is obligated to exercise their subscription right and, as a result, the offering may be undersubscribed.

As a group, our officers and directors own or have the right to acquire, within 60 days of May 10, 2016, approximately 12.4% of our outstanding common stock and owners of 5% or more of our outstanding common stock hold 10.3% of our outstanding common stock. None of our officers, directors or owners of 5% or more of our outstanding common stock are obligated to participate in the rights offering. We cannot guarantee you that any of our officers or directors or owners of 5% or more of our outstanding common stock will exercise their basic or over-subscription rights to purchase any shares issued in connection with the rights offering. As a result, the offering may be undersubscribed and proceeds may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set.

If we terminate the rights offering for any reason, we will have no obligation other than to return subscription monies promptly.

We may decide, in our discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If the rights offering is terminated, we will have no obligation with respect to those rights that have been exercised except to return promptly, without interest or deduction, the subscription monies deposited with the subscription agent. If we terminate the rights offering and you have not exercised any rights, such rights will expire worthless.

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Our common stock price may be volatile as a result of this rights offering.

The trading price of our common stock may fluctuate substantially. The price of the common stock that will prevail in the market after the rights offering may be higher or lower than the subscription price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of our securities;

•	actual or anticipated changes or fluctuations in our operating results;

•	material announcements by us regarding business performance, financings, mergers and acquisitions or other transactions;

•	general economic conditions and trends;

•	competitive factors;

•	loss of key supplier or distribution relationships; or

•	departure of key personnel.

We will have broad discretion in the use of the net proceeds from the rights offering and may not use the proceeds effectively.

Although we plan to use the proceeds of the rights offering to raise capital that we intend to use for general corporate purposes, which may include funding for sales and marketing, and general working capital purposes, we will not be restricted to such use and will have broad discretion in determining how the proceeds of the rights offering will be used. Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds.” While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in the rights offering. Investors in the rights offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of the rights offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

If you do not act on a timely basis and follow subscription instructions, your exercise of rights may be rejected.

Holders of subscription rights who desire to purchase shares of our common stock in the rights offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock or our warrants and you wish to exercise your rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the rights granted in the rights offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date, as may be extended.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

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If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.

Any uncertified check used to pay for shares to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wish to purchase.

The U.S. federal income tax treatment of the receipt of subscription rights is somewhat uncertain and it may be treated as a taxable event to holders of shares of our stock and to holders of rights or warrants to acquire shares of our stock .

If, by way of example only, the rights offering is deemed to be part of a “disproportionate distribution” under section 305 of the Code, holders of shares of our common stock, and holders of rights or warrants to acquire shares of our common stock, may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering depending, in part, on our current and accumulated earnings and profits, the fair market value of the subscription rights and, if applicable, our stockholders’ tax basis in our common stock. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some Shareholders (defined below in the section entitled, “Material U.S. Federal Income Tax Considerations”) and an increase in the proportionate interest of other Shareholders in the company’s assets or earnings and profits. It is unclear whether the fact that we have outstanding options and certain other equity-based awards (other than the warrants contemplated in the section entitled, “Material U.S. Federal Income Tax Considerations”) could cause the receipt of subscription rights to be part of a disproportionate distribution. Although there are options and certain other equity-based awards (other than the previously mentioned warrants), the existence of which could impact the Shareholders, this offering does not address any of the tax issues, or potential tax issues, applicable to holders of such options or other equity-based awards. Please see “Material U.S. Federal Income Tax Considerations” for further information on the tax treatment of the rights offering.

The rights offering could impair or limit our net operating loss carryforwards.

As of March 31, 2015, we had net operating losses (NOLs) of approximately $43.4 million for U.S. federal income tax purposes. Under the Code, an “ownership change” (defined below) with respect to a corporation can significantly limit the amount of pre-ownership change NOLs, and certain other tax assets and tax attributes, that the corporation may utilize after the ownership change to offset future taxable income. The effect of such limitations is a reduction of the amount of cash which would otherwise be available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of holders of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. The amount of the annual limitation generally is equal to the product calculated by multiplying (i) the value of our stock immediately prior to the ownership change, by the adjusted federal long-term tax exempt rate. The purchase of shares of our common stock pursuant to the rights offering may trigger an ownership change with respect to the company, and thereby limit the company’s ability to use its NOLs to offset income in tax periods following the rights offering.

We may amend or modify the terms of the rights offering at any time prior to the expiration of the rights offering in our sole discretion.

Our board of directors reserves the right to amend or modify the terms of the rights offering in its sole discretion. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

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There is no back-stop or standby commitment in place to purchase rights or shares that are not purchased in the offering.

Source Capital Group, as the dealer-manager of this rights offering, is acting as a placement agent of the rights or the shares of common stock issuable upon exercise of the basic subscription or over subscription rights. There is no back-stop or standby commitment in place to purchase rights or shares that are not purchased in the offering. The dealer-managers services to us in this connection cannot be construed as any assurance that the rights offering will be successful. Source Capital Group does not make any recommendation with respect to whether you should exercise the basic subscription or over subscription rights or to otherwise invest in our company.

Your subscription privilege is subject to adjustment and reduction.

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Code, and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as we in our sole discretion shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

If subscription rights holders exercise basic subscription rights of more than $            , then the total number of exercised basic subscription rights to be fulfilled by the Company shall be limited to $            , and exercised basic subscription rights will be reduced on a pro-rata basis based on the number of shares subscribed for by each subscribing holder as part of their basic subscription rights, subject to adjustment to eliminate fractional shares. If the pro-rated amount of shares allocated to you in connection with your basic subscription rights is less than your basic subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you as soon as practicable, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

After considering the exercises of the basic subscription privilege, to the extent that basic subscription rights have been exercised for less than $            , if the acceptance of all of the properly exercised over-subscription rights requests would result in the exercise of more than $             of subscription rights, then the available shares will be prorated among those who properly exercised over-subscription rights based on the number of shares each rights holder subscribed for under the basic subscription right, as set forth more fully in this prospectus, and a participating stockholder may not receive the full number of shares for which such stockholder exercised over-subscription rights.

Risks Related to Our Financial Condition

We have incurred significant losses to date and may continue to incur losses.

We have incurred net losses in each fiscal year since we commenced operations. The following table represents net losses incurred for each of our last two fiscal years:

Net Loss
Fiscal Year Ended March 31, 2015	$7,026,900
Fiscal Year Ended March 31, 2014	$19,565,400

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Our fiscal year ended March 31, 2014 loss of $19,565,400 included a non-cash loss of $13,713,800 as a result of an induced debt conversion expense as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations for Fiscal 2015 Compared to Fiscal 2014.” As of December 31, 2015, we had an accumulated deficit of $109.4 million. In order to achieve and sustain revenue growth in the future, we must significantly expand our market presence and revenues from existing and new customers. We may continue to incur losses in the future and may never generate revenues sufficient to become profitable or to sustain profitability. Continuing losses may impair our ability to raise the additional capital required to continue and expand our operations.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The Report of Independent Registered Public Accounting Firm on our March 31, 2015 consolidated financial statements includes an explanatory paragraph stating that the recurring losses and negative cash flows from operations since inception and our cash and cash equivalent balance at March 31, 2015 raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to obtain additional funding, we may have to reduce or discontinue our business operations.

As of December 31, 2015, the Company had cash and cash equivalents of $5.2 million and working capital of $3.7 million. Therefore, our ability to continue and expand our operations is highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to fund future operations.

In April 2016, we completed our tender offer.  Pursuant to the offer, original warrants were amended and exercised in connection therewith, resulting in the issuance by the Company of an aggregate of 2,020,597 shares of its common stock for aggregate gross proceeds of $2.5 million.

We anticipate, based on currently proposed plans and assumptions relating to our ability to market and sell our products, that our cash on hand and the proceeds from this offering, assuming this offering is fully subscribed, together with projected cash flows, will satisfy our operational and capital requirements through fiscal year 2017. There are a number of uncertainties associated with our financial projections that could reduce or delay our future projected revenues and cash-inflows, including, but not limited to, our ability to increase our customer base and revenues. If our projected revenues and cash- inflows are reduced or delayed, we may not have sufficient capital to operate through fiscal year 2017 unless we raise more capital. Additionally, if we are unable to realize satisfactory revenue in the near future, we will be required to seek additional financing to continue our operations beyond that period. We will also require additional financing to expand into other markets and further develop and market our products. Except for the shares of common stock to be offered in this offering, we have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing on commercially reasonable terms, or at all, will be available when needed. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing stockholders. The uncertainties surrounding our future cash inflows have raised substantial doubt regarding our ability to continue as a going concern.

Risks Related to Our Business

Our agreements with global providers of shipping services may not result in a significant increase in our revenues or cash flow, soon or in the future.

We believe that establishing strategic alliances with global providers (integrators) of logistics and of shipping services, such as our agreements with FedEx, DHL and UPS can drive growth in our revenues, but there is no certainty to this view. We are seeking to establish similar arrangements with other providers of international shipping services. We anticipate all such alliances will enable us to provide seamless, end-to-end shipping solutions to customers of our respective alliance partners and allow us to leverage the established relationships with those customers, but there is no guarantee this will happen.

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In January 2013, we entered into an agreement with FedEx, renewing FedEx’s right to, on a non-exclusive basis, promote, market and sell transportation of our shippers and our related value-added goods and services and providing FedEx with a non-exclusive license and right to use a customized version of our Cryoportal™ software platform for the management of shipments made by FedEx customers. In June 2014, we added DHL as our second major distribution partner, whereby DHL can offer our validated and comprehensive cryogenic solutions to its life sciences and healthcare customers on a global basis. In October 2014, we entered into an agreement with UPS related to our participation in UPS’s efforts to expand its provision of cryogenic shipping services to the life sciences industry.

Because our agreements with FedEx, DHL and UPS do not contain any requirement that they use a minimum level of our services, there can be no assurance of any significant increase in our revenues or cash flows as a result of these strategic alliances.

Our agreements with providers of vaccines may not result in a significant increase in our revenues or cash flow.

We believe that establishing strategic relationships with manufacturers and distributors of treatments for animals and humans, such as our agreements with Zoetis, Inc., can drive growth in our revenues.

In December 2012, we entered an agreement with what became Zoetis, Inc. (in January 2013, Pfizer spun off its animal health business into Zoetis, Inc., a public company) pursuant to which we were engaged to manage frozen shipments of a key poultry vaccine from Zoetis’ production site in the United States. In September 2015, the agreement was further amended and extended through September 2018, subject to certain termination and extension provisions. Over time, Zoetis has further expanded our role in providing them assistance in managing their cryogenic distribution of their vaccines and has become our largest customer.

While we anticipate growth in shipments by Zoetis under our management, there can be no assurance of any significant increase in our revenues or cash flows as a result of these important alliances.

We will have difficulty increasing our revenues if we experience delays, difficulties or unanticipated costs in establishing the sales, distribution and marketing capabilities necessary to successfully commercialize our solutions.

We plan to improve our sales, distribution and marketing capabilities in the Americas, Europe and Asia. It will be expensive and time- consuming for us to develop our global marketing and sales network and thus we intend to rely on our strategic alliances with FedEx, DHL and UPS. We further intend to seek to enter into additional strategic alliances with international providers of shipping services to incorporate use of our solutions in their service offerings. We may not be able to provide adequate incentive to our sales force or to establish and maintain favorable distribution and marketing collaborations with others to promote our solutions. In addition, any third party with whom we have established a marketing and distribution relationship may not devote sufficient time to the marketing and sales of our solutions, thereby exposing us to potential expenses in exiting such distribution agreements. We, and any of our alliance partners, must also market our services in compliance with federal, state, local and international laws relating to the provision of incentives and inducements. Violation of these laws can result in substantial penalties. Therefore, if we are unable to successfully motivate and expand our marketing and sales force and further develop our sales and marketing capabilities, or if our alliance partners fail to promote our solutions, we will have difficulty increasing our revenues and the revenue may not off-set the additional expense of expansion.

Our ability to grow and compete in our industry will be hampered if we are unable to retain the continued service of our key professionals or to identify, hire and retain additional qualified professionals.

A critical factor to our business is our ability to attract and retain qualified professionals including key employees and consultants. We are continually at risk of losing current professionals or being unable to hire additional professionals as needed. If we are unable to attract new qualified employees, our ability to grow will be adversely affected. If we are unable to retain current employees or strategic consultants, our financial condition and ability to maintain operations may be adversely affected.

Sustainable future revenue growth is dependent on new solutions and services.

Our future revenue streams depend to a large degree on our ability to bring new solutions and services to an evolving market on a timely basis. We must continue to make investments in research and development in order to continue to develop new solutions and services, enhance existing solutions and services, and achieve market acceptance of such solutions and services. We may incur problems in introducing new solutions and services.

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The adoption cycle of our target customers tends to be very lengthy, which continues to adversely affect our ability to increase revenues quickly.

We offer our solutions primarily to companies in the life sciences industry. These companies operate within a heavily regulated environment and as such, changing vendors and distribution practices typically requires a number of steps, which may include the audit of our facilities, review of our procedures, qualifying us as a vendor, and performing test shipments. This process can take several months or longer to complete, involving multiple levels of approval, prior to a company fully adopting our Cryoport Express® Solutions. Moreover, the logistics management of many companies is decentralized, adding to the time needed to effect adaptation of our solutions. In addition, any such adoption may be on a gradual basis, such that the customer progressively ramps up use of our Cryoport Express® Solutions following adoption. The slow adoption process continues to adversely affect our ability to increase revenues.

The loss of key members of our executive management team could adversely affect our business.

Our success in implementing our business strategy depends largely on the skills, experience and performance of key members of our executive management team and others in key management positions. The collective efforts of each of these persons working as a team will be critical to us as we continue to develop our technologies, tests and research and development and sales programs. As a result of the difficulty in locating qualified new management, the loss or incapacity of existing members of our executive management team could adversely affect our operations. If we were to lose one or more of these key employees, we could experience difficulties in finding qualified successors, competing effectively, developing our technologies and implementing our business strategy. We do not maintain “key person” insurance on any of our employees.

Our solutions and services may contain errors or defects, which could result in damage to our reputation, lost revenues, diverted development resources and increased service costs and litigation.

Our solutions and services must meet stringent requirements and we must develop our services and solutions quickly to keep pace with the rapidly changing market. Solutions as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new equipment or versions of our software are released. If our solutions are not free from errors or defects, we may incur an injury to our reputation, lost revenues, diverted development resources, increased customer service and support costs, and litigation. The costs incurred in correcting any product errors or defects may be substantial and could adversely affect our business, results of operations and financial condition.

If we were sued for product liability, we could face substantial liabilities that exceed our resources.

The marketing, sale and use of our products could lead to the filing of product liability claims were someone to allege that our products failed to perform as designed. A product liability claim could result in substantial damages and be costly and time-consuming for us to defend.

Although we believe that our existing insurance is adequate, our insurers may fail to defend us or our insurance may not fully protect us from the financial impact of defending against product liability claims. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could damage our reputation, or cause current clinical partners and collaborators to terminate existing agreements and potential clinical partners to seek other partners, cause customers to terminate their relationship with us and potential customers to seek alternative solutions, any of which could impact our results of operations.

If we experience manufacturing delays, interruptions in production, or delays in procurement of shippers manufactured by third parties, then we may experience customer dissatisfaction and our reputation could suffer.

If we fail to produce enough shippers at our own manufacturing facility or at a third party manufacturing facility, or if we fail to complete our shipper recycling processes as planned, we may be unable to deliver shippers to our customers on a timely basis, which could lead to customer dissatisfaction and could harm our reputation and ability to compete. We currently acquire various component parts for our shippers from various independent manufacturers in the United States. We would likely experience significant delays or cessation in producing our shippers if a labor strike, natural disaster or other supply disruption were to occur at any of our main suppliers. If we are unable to procure a component from one of our manufacturers, we may be required to enter into arrangements with one or more alternative manufacturing companies, which may cause delays in producing our shippers. In addition, because we depend (in part) on third party manufacturers, our profit margins may be lower, which will make it more difficult for us to achieve profitability. To date, we have not experienced any material delay that has adversely impacted our operations. As our business develops, it becomes more likely that such problems could arise.

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We expect to base our equipment and inventory purchasing decisions on our forecasts of customers’ demand, and if our forecasts are inaccurate, our operating results could be materially harmed.

As our customer base increases, we expect to need to purchase additional equipment and inventory. Our forecasts will be based on multiple assumptions, each of which may cause our estimates to be inaccurate, affecting our ability to provide products to our customers. When demand for our products increases significantly, we may not be able to meet demand on a timely basis, and we may need to expend a significant amount of time working with our customers to allocate limited supply and maintain positive customer relations, or we may incur additional costs in order to rush the manufacture and delivery of additional products. If we underestimate customers’ demand, we may forego revenue opportunities, lose market share and damage our customer relationships. Conversely, if we overestimate customer demand, we may purchase more equipment and inventory than we are able to use or sell at any given time or at all. As a result of our failure properly to estimate demand for our products, we could have excess or obsolete equipment and/or inventory, resulting in a decline in the value of our equipment and/or inventory, which would increase our costs of revenues and reduce our liquidity. Our failure to accurately manage our equipment purchases and inventory relative to demand would adversely affect our operating results.

If we experience delays or interruption in shipping due to factors outside of our control, such disruption could lead to customer dissatisfaction and harm our reputation.

We rely on third party shipment and carrier services to transport our shippers containing biological material. These third party operations could be subject to customs delays and country borders, natural disasters, adverse weather conditions, other business disruptions, and carrier error, which could cause delays in the delivery of our shippers, which in turn could cause serious harm to the biological material being shipped. As a result, any prolonged delay in shipment, whether due to technical difficulties, power failures, break-ins, destruction or damage to carrier facilities as a result of a natural disaster, fire, or any other reason, could result in damage to the contents of the shipper. If we are unable to cause the delivery of our shippers in a timely matter and without damage, this could also harm our operating results and our reputation, even if we are not at fault.

Our solutions and services may expose us to liability in excess of our current insurance coverage.

Our solutions and services involve significant risks of liability, which may substantially exceed the revenues we derive from them. We cannot predict the magnitude of these potential liabilities. We currently maintain general liability insurance, with coverage in the amount of $1 million per occurrence, subject to a $2 million annual limitation, and product liability insurance with a $1 million annual coverage limitation. Claims may be made against us that exceed these limits.

Our liability policy is an “occurrence” based policy. Thus, our policy was complete when we purchased it and following cancellation of the policy, it will continue to provide coverage for future claims based on conduct that took place during the policy term. Our insurance coverage, however, may not protect us against all liability because our policies typically have various exceptions to the claims covered and also require us to assume some costs of the claim, even though a portion of the claim may be covered. In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

If we use biological and hazardous materials in a manner that causes injury, we could be liable for damages.

Our customers may ship potentially harmful biological materials in our shippers. We cannot eliminate the risk of accidental contamination or injury to employees or third parties from the use, storage, handling or disposal of these materials. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could exceed our resources or any applicable insurance coverage we may have. Additionally, we are subject to, on an ongoing basis, federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. In the event of an accident, we could be held liable for damages.

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If we cannot compete effectively, we will lose business.

Our services and solutions are positioned to be competitive in the life sciences cold-chain logistics market. While there are technological and marketing barriers to entry, we cannot guarantee that the barriers we are capable of producing will be sufficient to defend the market share we wish to gain against current and future competitors. Our principal competitive considerations in our market include:

•	financial resources to allocate to proper marketing and an appropriate sales effort,

•	acceptance of our solutions model,

•	acceptance of our solutions including per use fee structures and other charges for services,

•	keeping up technologically with ongoing development of enhanced features and benefits,

•	reductions in the delivery costs of competitors’ solutions,

•	the ability to develop and maintain and expand strategic alliances,

•	establishing our brand name,

•	our ability to deliver our solutions to our customers when requested,

•	our timing of introductions of new solutions and services, and

•	financial resources to support working capital needs and required capital investments in infrastructure.

Current and prospective competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their networks and product offerings more quickly, devote greater resources to the marketing and sale of their solutions and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional solutions competitive to those we provide or plan to provide.

We may acquire other businesses, products or technologies in order to remain competitive in our market and our business could be adversely affected as a result of any of these future acquisitions.

We may make acquisitions of complementary businesses, products or technologies. If we identify any appropriate acquisition candidates, we may not be successful in negotiating acceptable terms of the acquisition, financing the acquisition, or integrating the acquired business, products or technologies into our existing business and operations. Further, completing an acquisition and integrating an acquired business will significantly divert management time and resources. The diversion of management attention and any difficulties encountered in the transition and integration process could harm our business. If we consummate any significant acquisitions using stock or other securities as consideration, our shareholders’ equity could be significantly diluted. If we make any significant acquisitions using cash consideration, we may be required to use a substantial portion of our available cash. Acquisition financing may not be available on favorable terms, if at all. In addition, we may be required to amortize significant amounts of other intangible assets in connection with future acquisitions, which would harm our operating results and financial condition.

If we successfully develop products and/or services, but those products and/or services do not achieve and maintain market acceptance, our business will not be profitable.

The degree of acceptance of our Cryoport Express® Solutions or any future products or services by our current target markets, and any other markets to which we attempt to sell our products and services, and our profitability and growth will depend on a number of factors including, among others:

•	our shippers’ ability to perform and preserve the integrity of the materials shipped,

•	relative convenience and ease of use of our shipper and/or Cryoportal™,

•	availability of alternative products,

•	pricing and cost effectiveness,

•	effectiveness of our or our collaborators’ sales and marketing strategy, and

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•	the adoption cycles of our targeted customers.

If any products or services we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products and services achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or services are introduced that are more favorably received than our products and services, are more cost effective, or render our products obsolete. Although we are not aware of any other treatments or methods currently being developed that would directly compete with the methods we employ, there can be no assurance that future developments in technology will not make our technology non-competitive or obsolete, or significantly reduce our operating margins or the demand for our offerings, or otherwise negatively impact our ability to be profitable.

We may not be able to compete with our competitors in the industry because many of them have greater resources than we do.

We expect to continue to experience significant and increasing levels of competition in the future. In addition, there may be other companies which are currently developing competitive products and services or which may in the future develop technologies and products that are comparable, superior or less costly than our own. For example, some cryogenic equipment manufacturers with greater resources currently have solutions for storing and transporting cryogenic liquid and gases and may develop storage solutions that compete with our products. Additionally, some specialty couriers with greater resources currently provide dry ice transportation and may develop other products in the future, both of which compete with our products. A competitor that has greater resources than us may be able to bring its product to market faster than we can and offer its product at a lower price than us to establish market share. We may not be able to successfully compete with a competitor that has greater resources and such competition may adversely affect our business.

Intellectual Property Risks Associated with Our Business

Our success depends, in part, on our ability to obtain patent protection for our solutions and business model, preserve our trade secrets, and operate without infringing the proprietary rights of others.

Our policy is to seek to protect our proprietary position by, among other methods, filing United States patent applications related to our technology, inventions and improvements that are important to the development of our business. We have three issued U.S. patents, one pending U.S. patent application, and one recently filed U.S. provisional patent application, all relating to various aspects of our solutions and services. Our patents or patent application may be challenged, invalidated or circumvented in the future or the rights granted may not provide a competitive advantage. We intend to vigorously protect and defend our intellectual property. Costly and time-consuming litigation brought by us may be necessary to enforce our patents and to protect our trade secrets and know-how, or to determine the enforceability, scope and validity of the proprietary rights of others.

We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. In the past our employees, consultants, advisors and suppliers have not always executed confidentiality agreements and inventions assignment and work for hire agreements in connection with their employment, consulting, or advisory relationships. Consequently, we may not have adequate remedies available to us to protect our intellectual property should one of these parties attempt to use our trade secrets or refuse to assign any rights he or she may have in any intellectual property he or she developed for us. Additionally, our competitors may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our proprietary technology, or we may not be able to meaningfully protect our rights in unpatented proprietary technology.

While we are not aware of any third party that is infringing any of our patents or trademarks nor do we believe that we are infringing on the patents or trademarks of any other person or organization, we cannot guarantee that our current and potential competitors and other third parties have not filed (or in the future will not file) patent applications for (or have not received or in the future will not receive) patents or obtain additional proprietary rights that will prevent, limit or interfere with our ability to make, use or sell our solutions either in the United States or internationally. Additionally, we may face assertions of claims by holders of patents alleging that we are infringing upon their patent rights, which claims may be without merit, but may nonetheless result in our incurring substantial costs of defense.

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We depend on a third party for the continued development and maintenance of our Cryoportal™ software.

Our proprietary Cryoportal™ is a logistics platform software used by our customers, business partners and client care team to automate the entry of orders, prepare customs documentation and facilitate status and location monitoring of shipped orders while in transit. The continued development of the Cryoportal™ platform is contracted with an outside software development company. If this developer becomes unable or unwilling to continue work on scheduled projects, and an alternative software development company cannot be secured, we may not be able to implement needed enhancements to the system. Failure to proceed with enhancements or the loss of our license for the system would adversely affect our ability to generate new business and serve existing customers, resulting in a reduction in revenue.

Our customers could also become the target of litigation relating to the patent and other intellectual property rights of others.

Any litigation relating to the intellectual property rights of others could trigger technical support and indemnification obligations in licenses or customer agreements that we may enter into. These obligations could result in substantial expenses, including the payment by us of costs and damages relating to claims of intellectual property infringement. In addition to the time and expense required for us to provide support or indemnification to our customers, any such litigation could disrupt the businesses of our customers, which in turn could hurt our relationships with such customers and cause the sale of our products to decrease. No assurance can be given that claims for indemnification will not be made, or that if made, such claims would not have a material adverse effect on our business, operating results or financial conditions.

Our Cryoportal™ software platform may be subject to intentional disruption that could adversely impact our reputation and future revenues.

We have implemented our Cryoportal™ software platform which is used by our customers and business partners to automate the entry of orders, prepare customs documentation and facilitate status and location monitoring of shipped orders while in transit. Although we believe we have sufficient controls in place to prevent intentional disruptions, we could be a target of cyber-attacks specifically designed to impede the performance of the Cryoportal™ software platform. Similarly, experienced computer programmers may attempt to penetrate our Cryoportal™ software platform in an effort to search for and misappropriate proprietary or confidential information or cause interruptions of our services. Because the techniques used by such computer programmers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Our activities could be adversely affected and our reputation, brand and future sales could be harmed if such intentionally disruptive efforts were successful.

Regulatory Risks Relating to Our Business

Complying with certain regulations that apply to shipments using our solutions can limit our activities and increase our cost of operations.

Shipments using our solutions and services are subject to various regulations in the various countries in which we operate. For example, shipments using our solutions may be required to comply with the shipping requirements promulgated by the Centers for Disease Control (“CDC”), the Occupational Safety and Health Organization (“OSHA”), the Department of Transportation (“DOT”) as well as rules established by the IATA and the ICAO. Additionally, our data logger may be subject to regulation and certification by the Food and Drug Administration (“FDA”), Federal Communications Commission (“FCC”) and the Federal Aviation Administration (“FAA”). We will need to ensure that our solutions and services comply with relevant rules and regulations to make our solutions and services marketable, and in some cases compliance is difficult to determine. Significant changes in such regulations could require costly changes to our solutions and services or prevent use of our shippers for an extended period of time while we seek to comply with changed regulations. If we are unable to comply with any of these rules or regulations or fail to obtain any required approvals, our ability to market our solutions and services may be adversely affected. In addition, even if we are able to comply with these rules and regulations, compliance can result in increased costs. In either event, our financial results and condition may be adversely affected. We depend on our business partners and unrelated and frequently unknown third party agents in foreign countries to act on our behalf to complete the importation process and to make delivery of our shippers to the final user. The failure of these third parties to perform their duties could result in damage to the contents of the shipper resulting in customer dissatisfaction or liability to us, even if we are not at fault.

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Risks Relating to Ownership of Our Common Stock

Certain of our existing stockholders own and have the right to acquire a substantial number of shares of common stock.

As of May 10, 2016, our directors, executive officers and beneficial owners of 5% or more of our outstanding common stock beneficially owned 1,910,921 shares of common stock (without regard to beneficial ownership limitations contained in certain warrants) assuming their exercise of all outstanding warrants and options that are exercisable within 60 days of May 10, 2016 or approximately 12.4% of our outstanding common stock. As such, the concentration of beneficial ownership of our common stock may have the effect of delaying or preventing a change in control of the Company and may adversely affect the voting or other rights of other holders of our common stock.

The sale of substantial shares of our common stock may depress our stock price.

As of May 10, 2016, there were 14,270,987 shares of our common stock outstanding. Substantially all of these shares of common stock are eligible for trading in the public market. The market price of our common stock may decline if our stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur. In addition to the number of shares of common stock we propose to issue and ultimately will issue if the rights offering is completed, we could also issue up to 16,162,508 shares of our common stock, including 9,133,064 shares to be issued upon the exercise of outstanding warrants and 7,029,444 shares upon exercise of outstanding options or reserved for future issuance under our stock incentive plans as of May 10, 2016.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock and warrants, the price of our common stock and warrants could decline.

The trading market for our common stock and warrants relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock and warrants could decline if one or more equity analyst downgrades our stock or if analysts downgrade our stock or issue other unfavorable commentary or cease publishing reports about us or our business.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider the payment of any such dividends. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the price of our common stock appreciates.

We need additional capital, and the sale of additional shares of common stock or other equity securities could result in additional dilution to our stockholders.

Our current cash and cash equivalents and anticipated cash flow from operations are insufficient to meet our cash needs. We require additional cash resources to fund our operations and may require additional funds in the future due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. The sale of additional equity securities, or debt securities convertible into equity securities, could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.

While warrants to purchase our common stock are outstanding, it may be more difficult to raise additional equity capital.

As of May 10, 2016, we have outstanding options and warrants for the purchase of up to 16,162,508 shares of our common stock, including 9,133,064 shares to be issued upon the exercise of outstanding warrants and 7,029,444 shares upon exercise of outstanding options or reserved for future issuance under our stock incentive plans as of May 10, 2016. We may find it more difficult to raise additional equity capital while some or all of these warrants are outstanding. At any time during which these warrants are likely to be exercised, we may not be able to obtain financing on favorable terms, or at all. If we are unable to obtain financing, our business, results of operations, or financial condition could be materially and adversely affected, and we could be forced to curtail or cease operations.

Our Articles of Incorporation allow our board of directors to issue up to 2,500,000 shares of “blank check” preferred stock.

Our Articles of Incorporation allows our board of directors to issue up to 2,500,000 shares of “blank check” preferred stock, without action by our stockholders. We have designated 800,000 shares as Class A Preferred Stock and 585,000 shares as Class B Preferred Stock, none of which are currently issued and outstanding. Accordingly, our board of directors will have discretion to issue up to 1,115,000 shares on terms determined by them. Without limiting the foregoing, (i) such shares of preferred stock could have liquidation rights that are senior to the liquidation preference applicable to our common stock and Preferred Stock, (ii) such shares of preferred stock could have voting or conversion rights, which could adversely affect the voting power of the holders of our common stock and Preferred Stock and (iii) the ownership interest of holders of our common stock will be diluted following the issuance of any such shares of preferred stock. In addition the issuance of such shares of blank check preferred stock could have the effect of discouraging, delaying or preventing a change of control of our Company.

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Provisions in our bylaws and Nevada law may discourage, delay or prevent a change in control of our Company or changes in our management and, as a result, may depress the trading price of our common stock.

Provisions in our bylaws and Nevada law may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might receive a premium for your shares of common stock. The relevant bylaw provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include having advance notice requirements for stockholder proposals and nominations, requiring that all stockholder action be conducted at a meeting of the stockholders, establishing that 75% of the outstanding voting stock is required for stockholders to call a special meeting, and the ability of our board of directors to make, alter or repeal our bylaws.

Absent approval of our board of directors, our bylaws may only be amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote.

In addition, Section 78.438 of the Nevada Revised Statutes prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder (generally defined as a person which together with its affiliates owns, or within the last three years has owned, 10% of our voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder) unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Even though we are not incorporated in California, we may become subject to a number of provisions of the California General Corporation Law.

Section 2115(b) of the California Corporations Code imposes certain requirements of California corporate law on corporations organized outside California that, in general, are doing more than 50% of their business in California and have more than 50% of their outstanding voting securities held of record by persons residing in California. While we are not currently subject to Section 2115(b), we may become subject to it in the future.

The following summarizes some of the principal differences which would apply if we become subject to Section 2115(b).

Under both Nevada and California law, cumulative voting for the election of directors is permitted. However, under Nevada law, cumulative voting must be expressly authorized in the Articles of Incorporation and our Amended and Restated Articles of Incorporation do not authorize cumulative voting. If we become subject to Section 2115(b), we may be required to permit cumulative voting if any stockholder properly requests to cumulate his or her votes.

Under Nevada law, the stockholders may remove directors by the vote of two-thirds of the voting power of the issued and outstanding stock entitled to vote. However, California law permits the removal of directors by the vote of only a majority of the outstanding shares entitled to vote. If we become subject to Section 2115(b), the removal of a director may be accomplished by a majority vote, rather than a vote of two-thirds, of the stockholders entitled to vote.

Under California law, the corporation must take certain steps to be allowed to provide for greater indemnification of its officers and directors than is provided in the California Corporation Code. If we become subject to Section 2115(b), our ability to indemnify our officers and directors, to the extent permitted in our Articles of Incorporation, Bylaws and under Nevada law, may be limited by California law.

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Nevada law permits distributions to stockholders as long as, after the distribution, (i) the corporation would be able to pay its debts as they become due and (ii) the corporation’s total assets are at least equal to its liabilities and preferential dissolution obligations. Under California law, distributions may be made to stockholders as long as the corporation would be able to pay its debts as they mature and either (i) the corporation’s retained earnings equal or exceed the amount of the proposed distributions, or (ii) after the distributions, the corporation’s tangible assets are at least 125% of its liabilities and the corporation’s current assets are at least equal to its current liabilities (or, 125% of its current liabilities if the corporation’s average operating income for the two most recently completed fiscal years was less than the average of the interest expense of the corporation for those fiscal years). If we become subject to Section 2115(b), we will have to satisfy more stringent financial requirements to be able to pay dividends to our stockholders. Additionally, stockholders may be liable to the corporation if we pay dividends in violation of California law.

California law permits a corporation to provide “supermajority vote” provisions in its Articles of Incorporation, which would require specific actions to obtain greater than a majority of the votes, but not more than 662⁄3 percent. Nevada law does not permit supermajority vote provisions. If we become subject to Section 2115(b), it is possible that our stockholders would vote to amend our Articles of Incorporation and require a supermajority vote for us to take specific actions.

Under California law, in a disposition of substantially of all the corporation’s assets, if the acquiring party is in control of or under common control with the disposing corporation, the principal terms of the sale must be approved by 90 percent of the stockholders. Although Nevada law does contain certain rules governing interested stockholder business combinations, it does not require similar stockholder approval. If we become subject to Section 2115(b), we may have to obtain the vote of a greater percentage of the stockholders to approve a sale of our assets to a party that is in control of, or under common control with, us.

California law places certain additional approval rights in connection with a merger if all of the shares of each class or series of a corporation are not treated equally or if the surviving or parent party to a merger represents more than 50 percent of the voting power of the other corporation prior to the merger. Nevada law does not require such approval. If we become subject to Section 2115(b), we may have to obtain the vote of a greater percentage of the stockholders to approve a merger that treats shares of a class or series differently or where a surviving or parent party to the merger represents more than 50% of the voting power of the other corporation prior to the merger.

California law requires the vote of each class to approve a reorganization or a conversion of a corporation into another entity. Nevada law does not require a separate vote for each class. If we become subject to Section 2115(b), we may have to obtain the approval of each class if we desire to reorganize or convert into another type of entity.

California law provides greater dissenters’ rights to stockholders than Nevada law. If we become subject to Section 2115(b), more stockholders may be entitled to dissenters’ rights, which may limit our ability to merge with another entity or reorganize.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results, and current and potential stockholders may lose confidence in our financial reporting.

We are required by the SEC to establish and maintain adequate internal control over financial reporting that provides reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. We are likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses in those internal controls.

Any failure to maintain such internal controls in the future could adversely impact our ability to report our financial results on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis as required by the SEC and NASDAQ, we could face severe consequences from those authorities. In either case, there could result a material adverse effect on our business. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

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Our publicly-filed SEC reports are reviewed by the SEC from time to time and any significant changes required as a result of any such review may result in material liability to us and have a material adverse impact on the trading price of our common stock.

The reports of publicly-traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements and to enhance the overall effectiveness of companies’ public filings, and reviews of such reports are now required at least every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time, and we could be required to modify or reformulate information contained in prior filings as a result of an SEC review. Any modification or reformulation of information contained in such reports could be significant and could result in material liability to us and have a material adverse impact on the trading price of our common stock.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, certain listing requirements, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Forward-looking statements in this prospectus include, but are not necessarily limited to, those relating to:

•	our intention to introduce new products or services;

•	our expectations about securing strategic relationships with global couriers or large clinical research organization;

•	our future capital needs;

•	results of our research and development efforts; and

•	approval of our patent applications.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in “Risk Factors” in this prospectus and detailed in our other SEC filings, including among others:

•	the effect of regulation by United States and foreign governmental agencies;

•	research and development efforts, including delays in developing, or the failure to develop, our products;

•	the development of competing or more effective products by other parties;

•	uncertainty of market acceptance of our products;

•	errors in business planning attributable to insufficient market size or segmentation data;

•	problems that we may face in manufacturing, marketing and distributing our products;

•	problems that we may encounter in further development of Cryoport Express® Solutions, which includes the cloud-based logistics management software branded as Cryoportal™;

•	our inability to raise additional capital when needed;

•	delays in the issuance of, or the failure to obtain, patents for certain of our products and technologies;

•	problems with important suppliers and strategic business partners; and

•	difficulty or delays in establishing marketing relationships with international couriers.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business.  You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC.

This prospectus also contains estimates and other industry and statistical data developed by independent parties and by us relating to market size, growth, and segmentation of markets. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the data referred to in this prospectus to be reliable, industry and statistical data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey.  We have not independently verified these estimates generated by independent parties and contained in this prospectus. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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Use of Proceeds

Assuming full participation in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $            , after deducting expenses related to the rights offering payable by us estimated at approximately $             , including dealer-manager fees.  Assuming all the shares of common stock offered are sold, the gross proceeds to us from the rights offering will be up to approximately $            .

We are conducting the rights offering to raise capital that we intend to use for general corporate purposes, which may include funding for sales and marketing, and general working capital purposes.  We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent.  See “Risk Factors—Risks Related to the Rights Offering—We will have broad discretion in the use of the net proceeds from the rights offering and may not use the proceeds effectively.”

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Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2015:

•	on an actual basis;

•	on a pro forma basis giving effect as if the following transactions and adjustments had occurred on December 31, 2015:

•	the issuance of 4,977,038 shares of common stock issued pursuant to the mandatory exchange of all our outstanding Class A Convertible Preferred Stock and Class B Convertible Preferred Stock on January 30, 2016 (includes the conversion of unpaid dividends for the Class A Convertible Preferred Stock and Class B Convertible Preferred Stock totaling $665,086 and $402,969, respectively, as of January 30, 2016); and our tender offer that expired on April 7, 2016 with respect to certain warrants which were amended and exercised in connection therewith and resulted in the issuance of 2,020,597 shares of our common stock for gross proceeds of $2,525,746; and

•	on a proforma as adjusted basis to give effect to the rights offering, assuming the issuance of 5,200,000 shares of common stock and gross proceeds from the rights offering of $ and after deducting expenses related to the rights offering payable by us estimated at approximately $ , including dealer-manager fees.

You should read the data set forth in the table below together with the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2015
	Actual	Pro Forma	Pro Forma As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	$5,247,425	$7,773,171	$
Debt:
Related-party notes payable and accrued interest, net of discount of $64,000	$981,992	981,992
Total debt	981,992	981,992

Stockholders’ Equity:
Preferred Stock, $0.001 par value; 2,500,000 shares authorized;
Class A convertible preferred stock – $0.001 par value; 800,000 shares authorized; 454,750 shares issued and outstanding at December 31, 2015, actual; no shares issued and outstanding pro forma and pro forma as adjusted	455	—
Class B convertible preferred stock – $0.001 par value; 585,000 shares authorized; 534,571 shares issued and outstanding actual; no shares issued and outstanding pro forma and pro forma as adjusted	535	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 7,247,466 shares issued and outstanding, actual; 14,245,101 shares issued and outstanding pro forma; 19,445,101 shares issued and outstanding pro forma as adjusted	7,247	14,245
Additional paid-in capital	114,334,637	117,922,430
Accumulated deficit	(109,352,607)	(110,420,662)
Total stockholders’ equity	4,990,267	7,516,013
Total capitalization	$5,972,259	$8,498,005	$

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Please see the “Rights Offering” section of the Prospectus Summary for additional information about the number of shares of common stock outstanding before and after this rights offering.

Dilution

Purchasers of our common stock in the rights offering will experience an immediate and substantial dilution of the net tangible book value of the shares purchased. At December 31, 2015, we had a net tangible book value of approximately $4,976,783, or $0.69 per share of our common stock. We calculate net tangible book value per share by calculating the difference between the total assets less intangible assets and total liabilities, and dividing the result by the number of shares of common stock outstanding. The following table illustrates this per-share dilution.

Pro forma as adjusted net tangible book value dilution per share represents the difference between the amount per share of common stock in the rights offering and the pro forma net tangible book value per share of common stock immediately after the completion of this offering as of December 31, 2015 after giving effect to:

•	the sale by us of 5,200,000 shares of our common stock at a price of $ per share and the application of the estimated net proceeds to us in this offering as described under “Use of Proceeds”;

•	the issuance of 4,977,038 shares of common stock upon the mandatory conversion of all outstanding Class A Convertible Preferred Stock and Class B Convertible Preferred Stock on January 30, 2016, consisting of 454,750 shares of Class A Convertible Preferred Stock and 534,571 shares of Class B Convertible Preferred Stock; and

•	the issuance of 2,020,597 shares of common stock upon the close of the tender offer on April 7, 2016.

Subscription Price			$
Net tangible book value per share at December 31, 2015 before the rights offering		$0.69
Increase in pro forma as adjusted net tangible book value per share attributable to the rights offering	$
Pro forma as adjusted net tangible book value per share after giving effect to the rights offering			$
Dilution in pro forma as adjusted net tangible book value per share to purchasers in the rights offering			$

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THE RIGHTS OFFERING

Please read the following information concerning the subscription rights in conjunction with the statements under “Description of Subscription Rights” in this prospectus, which the following information supplements.

The Subscription Rights

We are distributing, at no charge, to holders of our common stock and holders of our warrants non-transferrable subscription rights to purchase up to an aggregate of 5,200,000 shares of our common stock.  Holders of our common stock will receive one subscription right for each share of common stock owned at, and our warrant holders will receive one subscription right for each share of common stock into which the warrants held by them were exercisable at, 5:00 p.m., New York City time, on May 31, 2016; provided, that, the rights may only be exercised for a maximum of 5,200,000 shares, or $             of subscription proceeds.

Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege, which are described below.

Basic Subscription Privilege

With your basic subscription privilege, you may purchase one share of our common stock per subscription right, upon delivery of the required documents and payment of the subscription price of $        per share, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription privilege. However, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares pursuant to your over-subscription privilege.

If the basic subscription rights are exercised for an amount in excess of $            , the basic subscription rights that have been exercised will be reduced on a pro-rata basis based on the number of shares each rights holder subscribed for under the basic subscription right, subject to adjustment to eliminate fractional shares, so that the total exercise price of the basic subscription rights shall equal $            , and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Basic subscription rights may only be exercised for whole numbers of shares of our common stock; no fractional shares of common stock will be issued in this offering.  If the basic subscription rights are exercised for an amount in excess of $            , the number of shares of common stock each subscription rights holder may acquire will be rounded down to result in delivery of whole shares.

We will deliver certificates (physical, electronic or book-entry form) representing shares of our common stock purchased with the basic subscription privilege as soon as practicable after the rights offering has expired.

Over-Subscription Privilege

If you fully exercise your basic subscription privilege and basic subscription rights are exercised for an amount less than $            , you may also exercise an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among stockholders exercising this over-subscription right. To the extent the number of the unsubscribed shares are not sufficient to satisfy all of the properly exercised over-subscription rights requests, then the available shares will be prorated among those who properly exercised over-subscription rights based on the number of shares each rights holder subscribed for under the basic subscription right. If this pro rata allocation results in any stockholder receiving a greater number of shares of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available to you, assuming that no stockholder other than you has purchased any shares of our common stock pursuant to their basic subscription privilege and over-subscription privilege.

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We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent sufficient shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges.

•	To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

•	To the extent holders properly exercise their over-subscription privileges for an aggregate amount of shares that is less than the number of the unsubscribed shares you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

Fractional shares of our common stock resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

We will deliver certificates (physical, electronic or book-entry form) representing shares of our common stock purchased with the basic subscription privilege as soon as practicable after the rights offering has expired.

Subscription Price

In determining the subscription price of $        per share, our board of directors considered a number of factors, including: the likely cost of capital from other sources, the price at which holders might be willing to participate in the rights offering, historical and current trading prices of our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders and warrant holders to participate in the rights offering on a pro rata basis. The closing price of our common stock on          , 2016, the last trading day prior to determination of the subscription price, was $          .   In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. See “Risk Factors – Risks Related to the Rights Offering – The subscription price determined for the rights offering is not necessarily an indication of the value of our common stock.”

Expiration Date

The subscription period during which you may exercise your subscription rights expires at 5:00 p.m., New York City time, on June 20, 2016, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time, regardless of when the rights certificate and subscription payment were sent, unless you send the documents in compliance with the guaranteed delivery procedures described below.

Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service (the “IRS”), we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

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Reasons for the Rights Offering

In authorizing the rights offering, our board of directors carefully evaluated our need for liquidity, financial flexibility and additional capital. Our board of directors also considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate alternative under the circumstances. We are conducting the rights offering to raise capital that we intend to use for general corporate purposes, which may include funding for sales and marketing and general working capital purposes. See “Use of Proceeds.”  Although we believe that the rights offering will strengthen our financial condition, our board of directors is making no recommendation regarding your exercise of the subscription rights.

Method of Exercising Subscription Rights

You may exercise your subscription rights as follows:

Subscription by Registered Holders

You may exercise your subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “– Subscription Agent,” prior to the expiration of the rights offering.

Subscription by DTC Participants

We expect that the exercise of your subscription rights may be made through the facilities of the Depository Trust Company, or DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your full subscription payment.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock or our warrants that are registered in the name of a broker, custodian bank or other nominee, or if you hold our common stock certificates or certificates representing warrants directly and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, custodian bank or other nominee or institution to exercise your subscription rights and deliver all documents and payment on your behalf prior to the expiration date of the rights offering. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian bank, nominee or institution, as the case may be, all of the required documents and your full subscription payment prior to the expiration date of the rights offering.

Payment Method

Payments must be made in full in U.S. currency by:

•	check or bank draft payable to Continental Stock Transfer & Trust Company, the subscription agent, drawn upon a U.S. bank;

•	postal, telegraphic or express money order payable to the subscription agent; or

•	wire transfer of immediately available funds to accounts maintained by the subscription agent.

Payments received after the expiration of the rights offering will not be honored, and the subscription agent will return your subscription payment to you, without interest, as soon as practicable. The subscription agent will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by the subscription agent;

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•	receipt by the subscription agent of any certified check bank draft drawn upon a U.S. bank;

•	receipt by the subscription agent of any postal, telegraphic or express money order; or

•	receipt of collected funds in the subscription agent’s account.

If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier's check, money order or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared, but if you send a certified check bank draft drawn upon a U.S. bank, a postal, telegraphic or express money order or wire or transfer funds directly to the subscription agent's account, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instruments and wire or transfer.

Any personal check used to pay for shares of our common stock in the rights offering must clear the appropriate financial institutions prior to the expiration date of the rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US.

Except as described below under “—Guaranteed Delivery Procedures,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, and not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Unless a rights certificate provides that the shares of our common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act, subject to any standards and procedures adopted by the subscription agent.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If we do not apply your full subscription payment to your purchase of shares of our common stock, any excess subscription payment received by the subscription agent will be returned to you, without interest, as soon as practicable.

Extension, Cancellation and Amendment

We may extend the expiration of the rights offering for a period not to exceed 30 days by giving oral or written notice to the subscription agent prior to the expiration date of the rights offering, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all subscription payments advanced.

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Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent for the rights offering will be returned, without interest, as soon as practicable.

Our board of directors also reserves the right to amend or modify the terms of the rights offering in its sole discretion. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the expiration date of the rights offering for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate, cancel or withdraw the rights offering, in whole or in part, we will issue a press release notifying the stockholders of such event, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following such termination, cancellation or withdrawal.

Subscription Agent

The subscription agent for this offering is Continental Stock Transfer & Trust Company. The address to which subscription documents, rights certificates, notices of guaranteed delivery and subscription payments other than wire transfers should be mailed or delivered is:

Continental Stock Transfer & Trust Company
Attn: Corporate Actions Department
17 Battery Place
New York, New York 10004

If you deliver subscription documents, rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights.

Information Agent

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the information agent, Georgeson LLC, at (800) 903-2897 (toll free) or cryoport@georgeson.com.

Fees and Expenses

We will pay all fees charged by the subscription agent and the information agent in connection with the rights offering. We will also pay the fees and commissions charged by Source Capital Group, Inc. as dealer-manager for the rights offering. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

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No Fractional Shares

We will not issue fractional shares or cash in lieu of fractional shares. Fractional shares of our common stock resulting from the exercise of the over-subscription privileges will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.  Fractional shares of our common stock will not result from the exercise of the basic-subscription privileges.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

You can obtain a signature guarantee from a financial institution—such as a commercial bank, savings, bank, credit union or broker dealer—that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:

•	Securities Transfer Agents Medallion Program (STAMP), whose participants include U.S. and Canadian financial institutions;

•	Stock Exchanges Medallion Program (SEMP), whose participants include the regional stock exchange member firms and clearing and trust companies; and

•	New York Stock Exchange Medallion Signature Program (MSP), whose participants include New York Stock Exchange member firms.

If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion signature guarantee would be a bank, savings and loan association, brokerage firm or credit union with which you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee your signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock or our warrants for the account of others on the record date, you should notify the beneficial owners of such shares or warrants for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the subscription agent with the proper subscription payment. If you hold shares of our common stock or our warrants for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock or direct holders of our warrants on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

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Beneficial Owners

If you are a beneficial owner of shares of our common stock or our warrants or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock or certificates representing warrants directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form”. You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Guaranteed Delivery Procedures

If you wish to exercise subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

•	deliver to the subscription agent prior to the expiration of the rights offering the subscription payment for each share you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “– Payment Method”;

•	deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery”; and

•	deliver the properly completed rights certificate evidencing your subscription rights to be exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date of the Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of Subscription Rights Certificates,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

•	your name;

•	the number of subscription rights represented by your rights certificate, the number of shares of our common stock for which you are subscribing under your basic subscription privilege, and the number of shares of our common stock for which you are subscribing under your over-subscription privilege, if any; and

•	your guarantee that you will deliver to the subscription agent a rights certificate evidencing the subscription rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “—Subscription Agent.”

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call Georgeson LLC, at (800) 903-2897 (toll free) to request additional copies of the form of Notice of Guaranteed Delivery.

Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be listed for trading on the NASDAQ Capital Market or any stock exchange or market or on the OTC Market Group’s marketplaces.

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Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and we may request input from the relevant parties. Our determination will be final and binding.  We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment has been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is withdrawn or canceled for any reason, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. In addition, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable, if subscribers decide to cancel their subscription rights in the event that we extend the rights offering for a period of more than 30 days after the expiration date or if there is a fundamental change to the terms of the rights offering.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering, if any, until certificates (physical, electronic or book-entry form) representing the shares of our common stock are issued to you. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, the full subscription payment and any other required documents to the subscription agent.  See “– No Revocation or Change.”

Foreign Stockholders

We will not mail this prospectus or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

Regulatory Limitation

We will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the rights offering expires, you have not obtained such clearance or approval.

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U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax rules (in which case you may recognize taxable income upon receipt of the subscription rights). We believe that the rights offering should not be part of a disproportionate distribution, but certain aspects of that determination are unclear. This position is not binding on the IRS or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of our common stock. For further information, please see “Material U.S. Federal Income Tax Considerations.”

No Recommendation to Rights Holders

Although our directors may invest their own money in the rights offering, our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Listing

The subscription rights will not be listed for trading on the NASDAQ Capital Market or any stock exchange or market or on the OTC Market Group’s marketplaces. The shares of our common stock issuable upon exercise of the subscription rights will trade on the NASDAQ Capital Market under the symbol “CYRX.”

Shares of Our Common Stock Outstanding After the Rights Offering

Assuming 5,200,000 shares of our common stock are issued in the rights offering through the exercise of subscription rights, we anticipate that 19,470,987 shares of our common stock will be outstanding following the completion of the rights offering.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

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Management’s Discussion and Analysis of Financial Condition
and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read together with the financial statements and the notes thereto included elsewhere in this prospectus.  This discussion contains forward-looking statements that are based on management’s current expectations, estimates and projections about our business and operations.  The cautionary statements made in this prospectus should be read as applying to all related forward-looking statements whenever they appear in this prospectus.  Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of number of factors, including those we discuss under “Risk Factors” and elsewhere in this prospectus.  You should read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

General Overview

We provide cryogenic logistics solutions to the life sciences industry through a combination of purpose-built proprietary packaging, information technology and specialized cold chain logistics knowhow. We view our solutions as disruptive to the “older technologies” of dry ice and liquid nitrogen, in that our solutions are comprehensive and combine our competencies in configurations that are customized to our client’s requirements. We provide comprehensive, reliable, economic alternatives to all existing logistics solutions and services utilized for frozen shipping in the life sciences industry (e.g., personalized medicine, cell therapies, stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, bio-pharmaceuticals, infectious substances, and other commodities that require continuous exposure to cryogenic or frozen temperatures). As part of our services, we provide the ability to monitor, record and archive crucial information for each shipment that can be used for scientific and regulatory purposes.

Our Cryoport Express® Solutions include a sophisticated cloud-based logistics operating platform, which is branded as the Cryoportal™. The Cryoportal™ supports the management of the entire shipment and logistics process through a single interface, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. In addition, it provides unique and incisive information dashboards and validation documentation for every shipment. The Cryoportal™ records and retains a fully documented “chain-of-custody” and, at the client’s option, “chain-of-condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities are maintained throughout the process. This recorded and archived information allows our clients to meet exacting requirements necessary for scientific work and for proof of regulatory compliance during the logistics phase.

The branded packaging for our Cryoport Express® Solutions includes our liquid nitrogen dry vapor shippers, the Cryoport Express® Shippers. The Cryoport Express® Shippers are cost-effective and reusable cryogenic transport shippers (our standard shipper is a patented vacuum flask) utilizing an innovative application of “dry vapor” liquid nitrogen technology. Cryoport Express® Shippers are International Air Transport Association certified and validated to maintain stable temperatures of minus 150° Celsius and below for a 10-day dynamic shipment period. The Company currently features three Cryoport Express® Shippers: the Standard Dry Shipper (holding up to 75 2.0 ml vials), the High Volume Dry Shipper (holding up to 500 2.0 ml vials) and the Cryoport Express® CXVC1 Shipper (holding up to 1,500 2.0 ml vials). In addition, we assist clients with internal secondary packaging as well (e.g., vials, canes, straws, plates, etc.).

Our most used solution is the “turnkey” solution, which can be accessed directly through our cloud-based Cryoportal™ or by contacting Cryoport Client Care for order entry. Once an order is placed and cleared, we ship a fully charged Cryoport Express® Shipper to the client who conveniently loads its frozen commodity into the inner chamber of the Cryoport Express® Shipper. The customer then closes the shipper package and reseals the shipping box displaying the next recipient’s address for pre-arranged carrier pick up. Cryoport arranges for the pick-up of the parcel by a shipping service provider, which is designated by the client or chosen by Cryoport, for delivery to the client’s intended recipient. The recipient simply opens the shipper package and removes the frozen commodity that has been shipped. The recipient then reseals the package, displaying the nearest Cryoport Operations Center address, making it ready for pre-arranged carrier pick-up. When the Cryoport Operations Center receives the Cryoport Express® Shipper, it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

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In late 2012, we shifted our focus to become a comprehensive cryogenic logistics solutions provider. Recognizing that clients in the life sciences industry have varying requirements, we unbundled our technologies, establishing customer facing solutions and taking a consultative approach to the market. Today, in addition to our standard turnkey solution, described above, we also provide the following customer facing, value-added solutions to address our various clients’ needs:

•	“Customer Staged Solution,” designed for clients making 50 or more shipments per month. Under this solution, we supply an inventory of our Cryoport Express® Shippers to our customer, in an uncharged state, enabling our customer (after training and certification) to charge them with liquid nitrogen and use our Cryoportal™ to enter orders with shipping and delivery service providers for the transportation of the package. Once the order is released, our customer service professionals monitor the shipment and the return of the shipper to us for cleaning, quality assurance testing and reuse.

•	“Customer Managed Solution,” a limited customer implemented solution whereby we supply our Cryoport Express® Shippers to clients in a fully charged state, but leaving it to the client to manage the shipping, including the selection of the shipping and delivery service provider and the return of the shipper to us.

•	“powered by CryoportSM,” available to providers of shipping and delivery services who seek to offer a “branded” cryogenic logistics solution as part of their service offerings, with “powered by CryoportSM” appearing prominently on the software interface and shippers or storage unit. This solution can also be private labeled upon meeting certain requirements, including minimum required shipping volumes.

•	“Integrated Solution,” which is our outsource solution. It is our most comprehensive solution and involves our management of the entire cryogenic logistics process for our client, including Cryoport employees at the client’s site to manage the client’s cryogenic logistics function in total.

•	“Regenerative Medicine Point-of-Care Repository Solution,” designed for allogeneic therapies. Under this solution we supply our Cryoport Express® Shipper to ship and store cryogenically preserved life science products for up to 6 days (or longer periods with supplementary shippers) at a point-of-care site, with the Cryoport Express® Shipper serving as a temporary freezer/repository enabling the efficient and effective distribution of temperature sensitive allogeneic cell-based therapies without the expense, inconvenience, and potential costly failure of an on-site, cryopreservation device. Our customer service professionals monitor each shipment throughout the predetermined process including the return of the shipper to us. When the Cryoport Operations Center receives the Cryoport Express® Shipper package it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

•	“Personalized Medicine and Cell-based Immunotherapy Solution,” designed for autologous therapies. Under this solution our Cryoport Express® Shipper serves as an enabling technology for the safe transportation of manufactured autologous cellular-based immunotherapies by providing a comprehensive logistics solution for the verified chain of custody and condition transport from, (a) the collection of the patient’s cells in a hospital setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved return of these irreplaceable cells to a point-of-care treatment facility. If required, the Cryoport Express® Shipper can then serve as a temporary freezer/repository to allow the efficient distribution of this personalized medicine to the patient when and where the medical provider needs it most without the expense, inconvenience, and potential costly failure of an on-site, cryopreservation device. Our customer service professionals monitor each shipment throughout the predetermined process, including the return of the shipper to us. When the Cryoport Operations Center receives the Cryoport Express® Shipper package it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

Recent Developments

The Company’s board of directors authorized the 1-for-12 reverse stock split that became effective on May 19, 2015. All prior periods presented in this prospectus have been adjusted to reflect the twelve to one reverse stock split. Financial information updated by this capital change includes earnings per common share, dividends per common share, stock price per common share, weighted average common shares, outstanding common shares, treasury shares, common stock, and additional paid-in capital.

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On July 29, 2015, the Company completed the sale of common stock and warrants (the “Units”) under a registered public offering. The gross proceeds to the Company from the offering, including the partial exercise of the over-allotment option, were approximately $6.8 million, before underwriting discounts and commissions and other offering expenses (approximately $5.9 after underwriting discounts, commissions and other expenses).

The public offering price per Unit was $3.25. Each Unit consists of one share of common stock and a warrant to purchase one share of common stock. Under the terms of the offering, the Company issued 2,090,750 shares of common stock and warrants to purchase up to an aggregate of 2,090,750 shares of common stock, inclusive of the partial exercise of the over-allotment option. The common stock and the warrants are immediately separable and trade on the NASDAQ Capital Market under the symbols CYRX, and CYRXW, respectively. The warrants have a per share exercise price of $3.57, are exercisable immediately and will expire five years from the date of issuance.

On September 16, 2015, the Company entered into the Purchase and Sale Agreement by and between KLATU Networks, LLC (“KLATU”) and the Company. Pursuant to the Purchase and Sale Agreement, the Company purchased from KLATU certain intellectual property and intellectual property rights related to the Company’s Cryoportal™ logistics management platform, which KLATU previously developed for and licensed to the Company pursuant to the Master Consulting and Engineering Services Agreement, by and between KLATU and the Company, dated October 9, 2007. As full compensation for the sale and assignment of the Developed Technology from KLATU to the Company, the Company paid KLATU an aggregate amount of $400,000.

In November 2015, the Company’s shareholders approved an increase in the authorized number of shares of the Company’s common stock from 20,833,333 shares to 50,000,000 shares.

On January 30, 2016, the Company caused the mandatory exchange of all its outstanding Class A Convertible Preferred Stock and Class B Convertible Preferred Stock, consisting of 454,750 shares of Class A Convertible Preferred Stock and 534,571 shares of Class B Convertible Preferred Stock, into (i) an aggregate of 4,977,038 shares of the Company’s common stock and (ii) an aggregate of 4,977,038 warrants, each warrant representing the right to purchase one share of the Company’s common stock.

On March 1, 2016, the Company and/or its wholly owned subsidiary Cryoport Systems, Inc., a California corporation, entered into definitive agreements to amend and restate certain related party notes with outstanding principal of $923,791 in the aggregate pursuant to Second Amended and Restated Promissory Notes dated February 29, 2016 to increase the interest rate to 7% per annum, extend the term to April 1, 2017, and modify the repayment provisions to provide for repayment of 10% of the original principal balance and accrued interest of such notes on a quarterly basis commencing April 1, 2016 and a payment of the remaining outstanding balance on April 1, 2017. In addition, the Company issued to such note holders warrants to purchase an aggregate of 24,551 shares of the Company's common stock at an exercise price of $1.88 per share expiring April 1, 2019 and agreed to reimburse up to $5,000 of legal fees incurred by the note holders.

Also on March 1, 2016, the Company entered into a verbal agreement with one of the holders of the related party notes with an original principal balance of $35,761 to extend the term of such note to April 1, 2016.  Such note was amended to extend the term of the note to July 1, 2016.

On April 7, 2016, the Company consummated its issuer tender offer to amend and exercise (the “Offer to Amend and Exercise”) certain warrants to purchase the Company’s common stock (the “Original Warrants”).  The Original Warrants were previously issued to holders in connection with various private placements of the Company’s securities.  The Company issued 2,020,597 shares of common stock upon the amendment and exercise of Original Warrants of holders who elected to participate in the Offer to Amend and Exercise for gross proceeds of $2.5 million.

Going Concern

As reported in the Report of Independent Registered Public Accounting Firm on our March 31, 2015 and 2014 consolidated financial statements, we have incurred recurring losses and negative cash flows from operations since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

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We expect to continue to incur substantial additional operating losses from costs related to the commercialization of our Cryoport Express® Solutions and do not expect that revenues from operations will be sufficient to satisfy our funding requirements in the near term. We believe that our cash resources at March 31, 2015, and funds raised through a recent Class B convertible preferred stock offering together with the revenues generated from our services, will be sufficient to sustain our planned operations into the third quarter of fiscal year 2017; however, we must obtain additional capital to fund operations thereafter and for the achievement of sustained profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We are currently working on funding alternatives in order to secure sufficient operating capital to allow us to continue to operate as a going concern.

Future capital requirements will depend upon many factors, including the success of our commercialization efforts and the level of customer adoption of our Cryoport Express® Solutions as well as our ability to establish additional collaborative arrangements. We cannot make any assurances that the sales ramp will lead to achievement of sustained profitable operations or that any additional financing will be completed on a timely basis on acceptable terms or at all. Management’s inability to successfully achieve significant revenue increases or its cost reduction strategies or to complete any other financing will adversely impact our ability to continue as a going concern. To address this issue, the Company is seeking additional capitalization to properly fund our efforts to become a self-sustaining financially viable entity.

While we increased revenue year-over-year by 48% to $3.9 million for the fiscal year ended March 31, 2015, our revenue is still significantly lower than our operating expenses during the year and we have no assurance of the level of future revenues. We incurred a net loss of $7.1 million and used cash of $4.3 million in our operating activities during the nine months ended December 31, 2015. We had negative working capital of $3.7 million and had cash and cash equivalents of $5.2 million at December 31, 2015.

We plan to raise additional funds through additional debt or equity offerings to cover general working capital needs and sales and marketing initiatives to expand our customer base and increase sales. There is no assurance that funds can be secured or if these funds would allow us to continue our operations until more significant revenues can be generated or more funding can be secured. These matters raise substantial doubt about our ability to continue as a going concern.

Results of Operations

Nine Months Ended December 31, 2015 Compared to Nine Months Ended December 31, 2014

The following table summarizes certain information derived from our condensed consolidated statements of operations:

	Nine Months Ended December 31,
	2015	2014	$ Change	% Change
	($ in 000’s)
Revenues	$4,327	$2,737	$1,590	58.1%
Cost of revenues	(3,018)	(1,938)	(1,080)	55.7%
Gross margin	1,309	799	510	63.8%
Selling, general and administrative	(7,020)	(4,431)	(2,589)	58.4%
Research and development	(406)	(268)	(138)	51.7%
Interest expense	(984)	(1,185)	201	(16.9)%
Other expense, net	(5)	(3)	(2)	77.8%
Provision for income taxes	(4)	(2)	(2)	126.6%
Net loss	$(7,110)	$(5,090)	$(2,020)	39.7%

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Revenues.  We generated revenues from customers in all of our target life sciences markets, such as biopharma, reproductive medicine and animal health. Revenues increased $1.6 million or 58.1% to $4.3 million for the nine months ended December 31, 2015, as compared to $2.7 million for the nine months ended December 31, 2014. This increase is primarily driven by an overall increase in the number of customers utilizing our services compared to the prior year. Revenues in the biopharma market, which includes biotech and diagnostic companies, pharmaceutical companies, central laboratories, contract research organizations and research institutions grew by 91.3% compared to the prior year period and we are now supporting 59 clinical trials, of which ten are in phase III of their respective clinical trials. Revenues in the reproductive medicine market increased by 58.4% over the prior year to $997,800 for the nine months ended December 31, 2015. While revenue in the reproductive medicine market continues to be driven by our targeted sales and marketing campaigns and an increased awareness of our cryogenic logistics solutions in this market, our international revenue was impacted by the closure of reproductive tourism in three countries during our third fiscal quarter, driven by continued success of our targeted sales and marketing campaigns and an increased awareness of our cryogenic logistics solutions in this market. Our revenues from the animal health market were $656,400 for the nine months ended December 31, 2015, representing a 7.6% decrease over the same period in the prior year as a result of a temporary reduction in production volume from one of our clients.

Gross margin and cost of revenues.  Gross margin for the nine months ended December 31, 2015 was 30.2% of revenues, as compared to 29.2% of revenues for the nine months ended December 31, 2014. Cost of revenues for the nine months ended December 31, 2015 was 69.8% of revenues, as compared to 70.8% of revenues for the nine months ended December 31, 2014. Our cost of revenues are primarily comprised of freight charges, payroll and related expenses for our operations center in California, third-party charges for our European and Asian operations centers in the Netherlands and Singapore, depreciation expenses of our Cryoport Express® Shippers and supplies and consumables used for our solutions. The increase in cost of revenues is primarily due to freight charges from the growth in shipments and inventory transfers between operations centers, freight pricing increases and the expansion of the shipping team in anticipation of increased shipping volume.

Selling, general and administrative expenses.  Selling, general and administrative expenses increased $2.6 million for the nine months ended December 31, 2015 or 58.4% as compared to the nine months ended December 31, 2014. This increase is primarily due to equity-based compensation charges, salaries and associated employee costs incurred to expand our sales force, the engagement of a marketing firm, increased attendance at trade shows, public company related expenses, including legal fees and costs to trade on the NASDAQ Capital Market and travel expenses associated with the public equity offering completed in July 2015.

Research and development expenses.  Research and development expenses increased $138,200 or 51.7% for the nine months ended December 31, 2015, as compared to the nine months ended December 31, 2014. The increase is primarily due to a write off of previously capitalized costs in the amount of $98,100 resulting from the abandonment of method of shipment patent application and the salary and associated employee costs related to the addition of a research and development engineer. Our research and development efforts are focused on continually improving the features of the Cryoport Express® Solutions including the Company’s cloud-based logistics management platform, the Cryoportal™, the Cryoport Express® Shippers and development of additional accessories to facilitate the efficient shipment of life science commodities using our solution. We use an outside software development company and other third parties to provide some of these services. These efforts are expected to lead to the introduction of additional shipper designs to meet market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods. In addition, research and development effort has been directed towards developing an advanced condition monitoring system, Smart Pak II, which is currently in beta testing and is scheduled to be launched during the first quarter of fiscal year 2017.

Interest expense.  Interest expense decreased $200,600 for the nine months ended December 31, 2015, as compared to the nine months ended December 31, 2014. Interest expense for the nine months ended December 31, 2015 included amortization of the debt discount on the related-party notes payable of $195,600, the related interest expense of $43,400, the amortization of the debt discount on the notes payable of $221,400, related interest expense of $3,300 as well as the fair value of the beneficial conversion feature of the related-party notes payable of $521,100. Interest expense for the nine months ended December 31, 2014 included amortization of the debt discount and deferred financing fees of approximately $1.1 million, of which $826,900 related to the fair value of the beneficial conversion feature of the 5% Bridge Notes that was triggered by the convertible preferred stock offering, interest expense on our 5% Bridge Notes of approximately $10,600 and accrued interest on our related party notes payable of approximately $23,600, amortization of the debt discount on the 7% Bridge Notes of $38,100 and related interest expense of $3,000.

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Other expense, net.  The other expense, net for the nine months ended December 31, 2015 is primarily due to administrative charges and foreign exchange losses on accounts receivable and payable invoices.

Results of Operations for Fiscal 2015 Compared to Fiscal 2014

The following table summarizes certain information derived from our condensed consolidated statements of operations:

	Year Ended March 31,
	2015	2014	$ Change	% Change
	($ in 000’s)
Revenues	$3,935	$2,660	$1,275	47.9%
Cost of revenues	(2,766)	(2,223)	(543)	24.4%
Gross margin	1,169	437	732	167.5%
Selling, general and administrative	(6,409)	(5,106)	(1,303)	25.5%
Research and development	(353)	(409)	56	(13.8)%
Debt conversion expense	—	(13,714)	13,714	(100)%
Interest expense	(1,428)	(784)	(644)	82.0%
Change in fair value of derivative liabilities	—	21	(21)	(100)%
Other expense	(4)	(8)	4	(47.2)%
Provision for income taxes	(2)	(2)	—	—
Net loss	$(7,027)	$(19,565)	$12,538	(64.1)%

Revenues.  We generated revenues from customers in all of our target life sciences markets, such as biotech and diagnostic companies, pharmaceutical companies, central laboratories, contract research organizations, the reproductive medicine market/in vitro fertilization market, and research institutions. Net revenues increased $1.3 million or 47.9% for the year ended March 31, 2015 as compared to the prior year. This increase is primarily driven by an overall increase in the number of customers utilizing our services and frequency of shipments compared to the prior year, an increase in revenues in the reproductive medicine market and the ramp up and expansion of logistics services provided to Zoetis. Revenues in the reproductive medicine market increased by 59% over the prior year to $924,300 for the year ended March 31, 2015, driven by continued success of our telemarketing activities, email and other targeted campaigns and in increased awareness of our cryogenic logistics solutions in this market. Our revenues from Zoetis were $893,200 for the year ended March 31, 2015, representing a 9% increase over the prior year. This is reflective of the expansion of our services, both domestically and globally, provided to Zoetis for a primary poultry vaccine, and the addition of logistics management for a second vaccine that was introduced to the market during the fourth calendar quarter of 2013.

Gross margin and cost of revenues.  Gross margins for the year ended March 31, 2015 was 29.7% of revenues, as compared to 16.4% of revenues for the prior year. The increase in gross margin is primarily due to the increase in net revenue combined with a reduction in freight as a percentage of revenues and a decrease of fixed manufacturing costs. Cost of revenues for the year ended March 31, 2015 was 70.3% of revenues, as compared to 83.6% of revenues for the prior year. Our cost of revenues are primarily comprised of freight charges, payroll and related expenses related to our operations center in California, third-party charges for our European and Asian operations centers in Holland and Singapore, depreciation expenses of our Cryoport Express® Shippers and supplies and consumables used for our solutions. The increase in cost of revenues is primarily due to freight charges from the growth in shipments.

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Selling, general and administrative expenses.  Selling, general and administrative expenses increased $1.3 million, or 25.5% for the year ended March 31, 2015 as compared to the prior year. This increase is primarily due to salaries and recruiting fees incurred to expand our sales force, the engagement of an investor relations firm and related activities, equity based compensation charges, public company related expenses including legal, SOX and financial reporting expenses and banking charges as a result of the higher business volume.

Research and development expenses.  Research and development expenses decreased $56,500 or 13.8% for the year ended March 31, 2015, as compared to the prior year. Our research and development efforts are focused on continually improving the features of the Cryoport Express® Solutions including the Company’s cloud-based logistics management platform, the Cryoportal™, the Cryoport Express® Shippers and development of additional accessories to facilitate the efficient shipment of life science commodities using our solution. We use an outside software development company and other third parties to provide some of these services. Research and development expenses to date have consisted primarily of costs associated with the continually improving the features of the Cryoport Express® Solution including the web based customer service portal and the Cryoport Express® Shippers. Further, these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered by the Cryoport Express® Solution. Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging. Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2° to 8° Celsius markets.

Debt conversion expense.  Debt conversion expense for the year ended March 31, 2014 of $13.7 million was related to the induced conversion of $4.1 million of aggregate principal and accrued interest from the convertible bridge notes into shares of common stock and warrants. Debt conversion expense represents the fair value of the securities transferred in excess of the fair value of the securities issuable upon the original conversion terms of the bridge notes. The Company calculated the fair value of the common stock issued by using the closing price of the stock on the date of issuance. The fair value of the warrants was calculated using the Black-Scholes option pricing model.

Interest expense.  Interest expense increased $643,600 for the year ended March 31, 2015, as compared to the prior year. Interest expense included amortization of the debt discount and deferred financing fees of approximately $1.1 million, of which $826,900 related to the fair value of the beneficial conversion feature of the 5% Bridge Notes that was triggered by the convertible preferred stock offering, interest expense on our 5% Bridge Notes of approximately $10,600, accrued interest on our related-party notes payable of approximately $33,500, amortization of the debt discount on the 7% Bridge Notes of $237,500 and related interest expense of $15,500. Interest expense for the year ended March 31, 2014 included amortization of the debt discount and deferred financing fees of approximately $678,900, interest expense on our bridge notes of approximately $71,600 and accrued interest on our related-party notes payable of approximately $36,500.

Change in fair value of derivative liabilities.  The warrants classified as derivative liabilities expired in April 2014. The gain on the change in fair value of derivative liabilities was $20,800 for the year ended March 31, 2014 as a result of a decrease in the value of our warrant derivatives, due primarily to a decrease in our stock price.

Other expense, net.  The other expense, net for the year ended March 31, 2015 is primarily due to administrative charges and foreign exchange losses on accounts receivable and payable invoices.

Liquidity and Capital Resources

As of December 31, 2015, the Company had cash and cash equivalents of $5.2 million and working capital of $3.7 million. Historically, we have financed our operations primarily through sales of our debt and equity securities.

For the nine months ended December 31, 2015, we used $4.3 million of cash for operations primarily as a result of the net loss of $7.1 million offset by non-cash expenses of $3.3 million primarily comprised of amortization of debt discounts, stock-based compensation expense, depreciation and amortization and loss on the write-off of patents. Also contributing to the cash impact of our net operating loss (excluding non-cash items) was an increase in accounts receivable of $63,100 due to increased revenues, increase in other current assets for prepaid amounts of $116,600 and an increase in deposits and other assets of $363,400 related to security deposits for the new facility lease in Irvine.

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Net cash used in investing activities of $714,000 during the nine months ended December 31, 2015 was primarily due to the purchase from KLATU of certain intellectual property and intellectual property rights related to the Company’s Cryoportal™ logistics management platform, which KLATU previously developed for and licensed to the Company. In addition, we purchased additional liquid nitrogen dry vapor shippers and data loggers for our condition monitoring system aggregating $310,000.

Net cash provided by financing activities totaled $8.9 million during the nine months ended December 31, 2015, and resulted from net proceeds from the public equity offering of $5.9 million, issuance of convertible preferred stock of $3.9 million and proceeds from the exercise of stock options and warrants of $10,900, partially offset by the repayment of notes payable of $741,400 and the repayment of related-party notes payable of $212,000.

The Company received gross proceeds of $4.5 million (approximately $3.9 million after offering costs) in exchange for the issuance of 372,862 shares of convertible preferred stock in the first quarter of fiscal 2016 which is further described in Note 7 in the accompanying condensed consolidated financial statements. The funds raised are being used for working capital purposes and to continue our sales efforts to advance the Company’s commercialization of the Cryoport Express® Solutions.

In July 2015, the Company completed a public offering of its common stock and warrants under a registered public offering to provide working capital, support the Company’s anticipated operations and development plans and meet the eligibility requirement to list its common stock on the NASDAQ Capital Market. The gross proceeds to Cryoport from this offering, including the partial exercise of the over-allotment option, were approximately $6.8 million.

In April 2016, the Company completed its tender offer.  Pursuant to the offer, original warrants were amended and exercised in connection therewith, resulting in the issuance by the Company of an aggregate of 2,020,597 shares of its common stock for aggregate gross proceeds of $2.5 million.

As discussed in Note 2 of the accompanying condensed financial statements, as of and for the nine months ended December 31, 2015, there exists substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s management recognizes that the Company will need to obtain additional capital to fund its operations until sustained profitable operations are achieved. Management is currently working on such funding alternatives in order to secure sufficient operating capital through the end of fiscal year 2017. In addition, management will continue to review its operations for efficiencies to extend the time the Company can operate with its current cash on hand and to utilize third parties for services such as its international recycling and refurbishment centers to provide for greater flexibility in aligning operational expenses with the changes in sales volumes. Additional funding plans may include obtaining additional capital through equity and/or debt funding sources; however, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements within the meaning of Item 303(a)(4) of Regulation S-K.

Impact of Inflation

From time to time, the Company experiences price increases from third party manufacturers and these increases cannot always be passed on to the Company’s customers. While these price increases have not had a material impact on the Company’s historical operations or profitability in the past, they could affect revenues in the future.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of financial condition and results of operations, as well as disclosures included elsewhere in this prospectus, are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Our significant accounting policies are described in the notes to the audited consolidated financial statements contained elsewhere in this prospectus. Included within these policies are our “critical accounting policies.” Critical accounting policies are those policies that are most important to the preparation of our consolidated financial statements and require management’s most subjective and complex judgments due to the need to make estimates about matters that are inherently uncertain. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact or our results of operations and/or financial condition.

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We believe that the critical accounting policies that most impact the consolidated financial statements are as described below.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP.

On May 12, 2015, our board of directors approved an amendment to our certificate of incorporation to effect a reverse stock split by a ratio of 1-for-12. The reverse stock split was effective on May 19, 2015. Unless otherwise noted, all share and per share data in this prospectus give effect to the 1-for-12 reverse stock split of our common stock. Financial information updated by this capital change includes earnings per common share, dividends per common share, stock price per common share, weighted average common shares, outstanding common shares, treasury shares, common stock, additional paid-in capital, and share-based compensation.

Principles of Consolidation

The consolidated financial statements include the accounts of Cryoport, Inc. and its wholly owned subsidiary, Cryoport Systems, Inc. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include the allowance for doubtful accounts, recoverability of long-lived assets, allowance for inventory obsolescence, deferred taxes and their accompanying valuations, and valuation of equity instruments and conversion features.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, related-party notes payable, notes payable, accounts payable and accrued expenses. The carrying value for all such instruments approximates fair value at December 31, 2015 and March 31, 2015 due to their short-term nature. The difference between the fair value and recorded values of the related-party notes payable is not significant.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Customers

The Company grants commercial trade credit to customers under established terms and conditions within the U.S. and to a limited number of international customers and does not require collateral. Revenues from international customers are generally secured by advance payments except for a limited number of established foreign customers. The Company generally requires advance or credit card payments for initial revenues from new customers, who have not received credit approval. The Company’s ability to collect receivables is affected by customer circumstances, economic fluctuations in the respective geographic areas and the industries served by the Company. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the respective accounts, which management believes is sufficient. Accounts receivable at December 31, 2015 and March 31, 2015 are net of reserves for doubtful accounts of $40,600 and $12,200, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The majority of the Company’s customers are in the biotechnology, pharmaceutical, animal health and life science industries. Consequently, there is a concentration of accounts receivable within these industries, which is subject to normal credit risk. At December 31, 2015 and March 31, 2015, there was one customer that accounted for 10.4% and 14.6%, respectively, of net accounts receivable. No other single customer owed us more than 10% of net accounts receivable at December 31, 2015 and March 31, 2015.

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The Company has revenue from foreign customers primarily in the Europe, Japan, Canada, India and Australia regions. During the nine months ended December 31, 2015 and 2014, the Company had revenues from foreign customers of approximately $631,400 and $418,800, respectively, which constituted approximately 14.6% and 15.3% of total revenues, respectively.

For the nine months ended December 31, 2015 and 2014, there was one customer that accounted for 14.5% and 25.0% of total revenues, respectively.

Inventories

The Company’s inventories consist of packaging materials and accessories sold to customers. Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the standard cost method which approximates the first-in, first-to-expire method. Inventories are reviewed periodically for slow-moving or obsolete status. The Company writes down the carrying value of its inventories to reflect situations in which the cost of inventories is not expected to be recovered. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. Raw materials and finished goods include material costs less reserves for obsolete or excess inventories. The Company evaluates the current level of inventories considering historical trends and other factors, and based on such evaluation, records adjustments to reflect inventories at its net realizable value. These adjustments are estimates, which could vary significantly from actual results if future economic conditions, customer demand, competition or other relevant factors differ from expectations. These estimates require us to make assessments about future demand for the Company’s products in order to categorize the status of such inventory items as slow-moving, obsolete or in excess-of-need. These estimates are subject to the ongoing accuracy of the Company’s forecasts of market conditions, industry trends, competition and other factors.

Property and Equipment

The Company provides shipping packaging (“shipper”) to its customers and charges a fee in exchange for the use of the shipper. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the container over a period of time. The Company retains the title to the shippers and provides its customers the use of the shipper for a specific shipping cycle. At the culmination of the customer’s shipping cycle, the shipper is returned to the Company. As a result, the Company classifies the shippers as property and equipment for the per-use shipper program.

Property and equipment are recorded at cost. Cryogenic shippers are depreciated using the straight-line method over their estimated useful lives of three years. Software, equipment and furniture are depreciated using the straight-line method over their estimated useful lives (generally three to seven years) and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets or term of the lease, whichever is shorter and included in depreciation and amortization expense.

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Intangible assets are comprised of patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks, which are amortized, using the straight-line method over their estimated useful life of five years once the patent or trademark has been issued. During the nine months ended December 31, 2015, the Company wrote off patents aggregating $98,100 to research and development expense in the accompanying condensed consolidated statement of operations. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.

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Long-lived Assets

If indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the fair value to the carrying value. We believe the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, we have not recognized any impairment losses through December 31, 2015.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable and equity financings. Deferred financing costs related to the issuance of debt are being amortized over the term of the financing instrument using the effective interest method while offering costs from equity financings are netted against the gross proceeds received from the equity financings.

Conversion Features

If a conversion feature of convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest rate method.

Preferred stock is convertible to common stock at a rate of conversion that is below market value and, therefore, this feature is characterized as a BCF. The Company records this BCF as a discount to the preferred stock and accretes the discount to retained earnings as a deemed dividend through the earliest conversion date or upon issuance if the preferred stock can be immediately converted.

Income Taxes

The Company accounts for income taxes under the provision of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, or ASC 740. As of December 31, 2015 and March 31, 2015, there were no unrecognized tax benefits included in the accompanying condensed consolidated balance sheets that would, if recognized, affect the effective tax rates.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its condensed consolidated balance sheets at December 31, 2015 and March 31, 2015 and has not recognized interest and/or penalties in the condensed consolidated statement of operations for the nine months ended December 31, 2015 and 2014. The Company is subject to taxation in the U.S. and various state jurisdictions. As of December 31, 2015, the Company is no longer subject to U.S. federal examinations for years before 2011 and for California franchise and income tax examinations for years before 2010. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carry forward amount. The Company is not currently under examination by U.S. federal or state jurisdictions.

Revenue Recognition

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the shipper. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the shippers over a period of time. The Company retains title to the shipper and provides its customers the use of the shipper for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the shipper is returned to the Company.

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The Company recognizes revenue for the use of the shipper once the shipper has been delivered to the end user of the enclosed materials, and at the time that collectability of the related fees is reasonably certain. Revenue is recorded net of discounts and allowances.

The Company also provides logistics support and management services to some customers, which may include onsite logistics personnel. Revenue is recognized for these services as services are rendered and at the time that collectability is reasonably certain.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue. Shipping and handling fees and costs are included in cost of revenues in the accompanying condensed consolidated statements of operations.

Research and Development Expenses

Expenditures relating to research and development are expensed in the period incurred.

Stock-based Compensation

The Company accounts for stock-based payments to employees and directors in accordance with stock-based payment accounting guidance which requires all stock-based payments to employees and directors, including grants of employee stock options and warrants, to be recognized based upon their fair values. The fair value of stock-based awards is estimated at the grant date using the Black-Scholes Option Pricing Model (“Black-Scholes”) and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period. The determination of fair value using Black-Scholes is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors.

Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs. The estimated forfeiture rates at December 31, 2015 and March 31, 2015 were zero as the Company has not had a significant history of forfeitures and does not expect significant forfeitures in the future.

Cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants are classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during the nine months ended December 31, 2015 and 2014.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Basic and Diluted Net Income (Loss) Per Share

We calculate basic and diluted net income (loss) per share attributable to common stockholders using the weighted average number of common shares outstanding during the periods presented, and adjust the amount of net income (loss) used in this calculation for deemed preferred stock dividends and cumulative preferred stock dividends, whether they are earned or not during the period. In periods of a net loss position, basic and diluted weighted average shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants and shares associated with the conversion of convertible debt and convertible preferred stock outstanding during the periods. As of December 31, 2015 and March 31, 2015, the Company had cumulative, undeclared, dividends that have not been accrued related to its preferred stock of $992,600 and $305,300, respectively. During the nine months ended December 31, 2015, undeclared dividends totaling $687,300 and $194,900, respectively, were added to the net loss on the condensed consolidated statements of operations in order to calculate net loss per share attributable to common stockholders.

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The following shows the amounts used in computing net loss per share for the nine months ended December 31, 2015 and 2014:

	Nine Months Ended December 31,
	2015	2014
Net loss	$(7,110,180)	$(5,089,781)
Add:
Preferred stock beneficial conversion charge	(4,474,348)	(2,961,723)
Undeclared cumulative preferred dividends	(687,267)	(194,901)
Net loss attributable to common stockholders	$(12,271,795)	$(8,246,405)
Weighted average shares issued and outstanding-basic and diluted	6,259,686	5,002,683
Basic and diluted net loss per share attributable to common stockholders	(1.96)	(1.65)

The following table sets forth the number of shares excluded from the computation of diluted loss per share, as their inclusion would have been anti-dilutive:

	Nine Months Ended December 31,
	2015	2014
Class A convertible preferred stock	1,136,875	1,107,220
Class B convertible preferred stock	1,336,428	—
Stock options	847,015	390,011
Warrants	615,790	395,857
	3,936,108	1,893,088

Segment Reporting

We currently operate in one reportable segment.

Fair Value Measurements

We measure fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include the following:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

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In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

We have no assets or liabilities that are required to be measured at fair value on a recurring basis as of December 31, 2015 and March 31, 2015.

Foreign Currency Transactions

We record foreign currency transactions at the exchange rate prevailing at the date of the transaction with resultant gains and losses being included in results of operations. Foreign currency transaction gains and losses have not been significant for any of the periods presented.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standard Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers”. ASU 2014-09 supersedes the revenue recognition requirements in FASB Topic 605, “Revenue Recognition”. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. In August 2015, the FASB issued ASU No. 2015-14 which deferred the effective date by one year for public entities and others. The amendments in this ASU are effective for interim and annual periods beginning after December 15, 2017 for public business entities, certain not-for-profit entities, and certain employee benefit plans. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Management has not selected a transition method and is currently assessing the impact the adoption of ASU 2014-09 will have on our condensed consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory”. The amendments in this update apply to inventory that is measured using first-in, first-out (FIFO) or average cost. They do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. Other than the change in the subsequent measurement guidance from the lower of cost or market to the lower of cost and net realizable value for inventory within the scope of this update, there are no other substantive changes to the guidance on measurement of inventory. The amendments in this update more closely align the measurement of inventory in International Financial Reporting Standards (IFRS) and are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Management is currently assessing the impact the adoption of ASU 2015-11 will have on our condensed consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements-Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the reporting periods beginning after December 15, 2016 and early application is permitted. Management is currently assessing the impact the adoption of ASU 2014-15 will have on our condensed consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes”. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this update. The amendments in this update will align the presentation of deferred income tax assets and liabilities with IFRS and are effective for fiscal years after December 15, 2016, including interim periods within those annual periods. Management is currently assessing the impact the adoption of ASU 2015-17 will have on our condensed consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases”, which provides for a comprehensive change to lease accounting. The new standard requires that a lessee recognize a lease obligation liability and a right-to-use asset for virtually all leases of property, plant and equipment, subsequently amortized over the lease term. The new standard is effective for fiscal years beginning after December 15, 2018, with a modified retrospective transition. Management is currently evaluating the impact this standard will have on our condensed consolidated financial statements.

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Business

Overview

We provide cryogenic logistics solutions to the life sciences industry through a combination of purpose-built proprietary packaging, information technology and specialized cold chain logistics knowhow. We view our solutions as disruptive to the “older technologies” of dry ice and liquid nitrogen, in that our solutions are comprehensive and combine our competencies in configurations that are customized to our client’s requirements. We provide comprehensive, reliable, economic alternatives to all existing logistics solutions and services utilized for frozen shipping in the life sciences industry (e.g., personalized medicine, cell therapies, stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, bio-pharmaceuticals, infectious substances, and other commodities that require continuous exposure to cryogenic or frozen temperatures). As part of our services, we provide the ability to monitor, record and archive crucial information for each shipment that can be used for scientific and regulatory purposes.

Our Cryoport Express® Solutions include a sophisticated cloud-based logistics operating platform, which is branded as the Cryoportal™. The Cryoportal™ supports the management of the entire shipment and logistics process through a single interface, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. In addition, it provides unique and incisive information dashboards and validation documentation for every shipment. The Cryoportal™ records and retains a fully documented “chain-of-custody” and, at the client’s option, “chain-of-condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities are maintained throughout the process. This recorded and archived information allows our clients to meet exacting requirements necessary for scientific work and for proof of regulatory compliance during the logistics phase.

The branded packaging for our Cryoport Express® Solutions includes our liquid nitrogen dry vapor shippers, the Cryoport Express® Shippers. The Cryoport Express® Shippers are cost-effective and reusable cryogenic transport shippers (our standard shipper is a patented vacuum flask) utilizing an innovative application of “dry vapor” liquid nitrogen technology. Cryoport Express® Shippers are International Air Transport Association certified and validated to maintain stable temperatures of minus 150° Celsius and below for a 10-day dynamic shipment period. The Company currently features three Cryoport Express® Shippers: the Standard Dry Shipper (holding up to 75 2.0 ml vials), the High Volume Dry Shipper (holding up to 500 2.0 ml vials) and the Cryoport Express® CXVC1 Shipper (holding up to 1,500 2.0 ml vials). In addition, we assist clients with internal secondary packaging as well (e.g., vials, canes, straws, plates, etc.).

Our most used solution is the “turnkey” solution, which can be accessed directly through our cloud-based Cryoportal™ or by contacting Cryoport Client Care for order entry. Once an order is placed and cleared, we ship a fully charged Cryoport Express® Shipper to the client who conveniently loads its frozen commodity into the inner chamber of the Cryoport Express® Shipper. The customer then closes the shipper package and reseals the shipping box displaying the next recipient’s address for pre-arranged carrier pick up. Cryoport arranges for the pick-up of the parcel by a shipping service provider, which is designated by the client or chosen by Cryoport, for delivery to the client’s intended recipient. The recipient simply opens the shipper package and removes the frozen commodity that has been shipped. The recipient then reseals the package, displaying the nearest Cryoport Operations Center address, making it ready for pre-arranged carrier pick-up. When the Cryoport Operations Center receives the Cryoport Express® Shipper, it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

In late 2012, we shifted our focus to become a comprehensive cryogenic logistics solutions provider. Recognizing that clients in the life sciences industry have varying requirements, we unbundled our technologies, establishing customer facing solutions and taking a consultative approach to the market. Today, in addition to our standard turnkey solution, described above, we also provide the following customer facing, value-added solutions to address our various clients’ needs:

•	“Customer Staged Solution,” designed for clients making 50 or more shipments per month. Under this solution, we supply an inventory of our Cryoport Express® Shippers to our customer, in an uncharged state, enabling our customer (after training and certification) to charge them with liquid nitrogen and use our Cryoportal™ to enter orders with shipping and delivery service providers for the transportation of the package. Once the order is released, our customer service professionals monitor the shipment and the return of the shipper to us for cleaning, quality assurance testing and reuse.

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•	“Customer Managed Solution,” a limited customer implemented solution whereby we supply our Cryoport Express® Shippers to clients in a fully charged state, but leaving it to the client to manage the shipping, including the selection of the shipping and delivery service provider and the return of the shipper to us.

•	“powered by CryoportSM,” available to providers of shipping and delivery services who seek to offer a “branded” cryogenic logistics solution as part of their service offerings, with “powered by CryoportSM” appearing prominently on the software interface and shippers or storage units. This solution can also be private labeled upon meeting certain requirements, including minimum required shipping volumes.

•	“Integrated Solution,” which is our outsource solution. It is our most comprehensive solution and involves our management of the entire cryogenic logistics process for our client, including Cryoport employees at the client’s site to manage the client’s cryogenic logistics function in total.

•	“Regenerative Medicine Point-of-Care Repository Solution,” designed for allogeneic therapies. Under this solution we supply our Cryoport Express® Shipper to ship and store cryogenically preserved life science products for up to 6 days (or longer periods with supplementary shippers) at a point-of-care site, with the Cryoport Express® Shipper serving as a temporary freezer/repository enabling the efficient and effective distribution of temperature sensitive allogeneic cell-based therapies without the expense, inconvenience, and potential costly failure of an on-site, cryopreservation device. Our customer service professionals monitor each shipment throughout the predetermined process including the return of the shipper to us. When the Cryoport Operations Center receives the Cryoport Express® Shipper package it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

•	“Personalized Medicine and Cell-based Immunotherapy Solution,” designed for autologous therapies. Under this solution our Cryoport Express® Shipper serves as an enabling technology for the safe transportation of manufactured autologous cellular-based immunotherapies by providing a comprehensive logistics solution for the verified chain of custody and condition transport from, (a) the collection of the patient’s cells in a hospital setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved return of these irreplaceable cells to a point-of-care treatment facility. If required, the Cryoport Express® Shipper can then serve as a temporary freezer/repository to allow the efficient distribution of this personalized medicine to the patient when and where the medical provider needs it most without the expense, inconvenience, and potential costly failure of an on-site, cryopreservation device. Our customer service professionals monitor each shipment throughout the predetermined process, including the return of the shipper to us. When the Cryoport Operations Center receives the Cryoport Express® Shipper package it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

Strategic Logistics Alliances

We have sought to establish strategic alliances as a long-term method of marketing our solutions providing minus 150° Celsius shipping conditions to the life sciences industry. We have focused our efforts on leading companies in the logistics services industry as well as participants in the life sciences industry. In connection with our alliances with providers of shipping services, we refer to their respective offerings as “powered by CryoportSM” to reflect our solutions being integrated into our alliance partner’s services.

Cryoport now serves and supports the three largest integrators in the world, responsible for over 85% of worldwide airfreight, with its advanced cryogenic logistics solutions for life sciences. We operate with each independently and confidentially in support of their respective market and sales strategies. These agreements with the three largest integrators in the world represent a significant validation of our solutions and the way we conduct our business.

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FedEx. In January 2013, we entered into a master agreement with Federal Express Corporation (“FedEx”) (the “FedEx Agreement”) renewing these services and providing FedEx with a non-exclusive license and right to use a customized version of our Cryoportal™ for the management of shipments made by FedEx customers. The FedEx Agreement became effective on January 1, 2013 and was amended in December 2015 to extend the initial term for an additional three years, expiring on December 31, 2018. FedEx has the right to terminate this agreement at any time for convenience upon 180 days’ notice.

Under our FedEx Agreement, we provide frozen shipping logistics services through the combination of our purpose-built proprietary technologies and turnkey management processes. FedEx markets and sells Cryoport’s services for frozen temperature-controlled cold chain transportation as its FedEx® Deep Frozen Shipping Solution on a non-exclusive basis and at its sole expense. As part of the solution, Cryoport has developed a FedEx-branded version of the Cryoportal™ software platform, which is “powered by CryoportSM” for use by FedEx and its customers giving them access to the full capabilities of our cloud-based logistics management software platform.

DHL. In June 2014, we entered into a master agreement with LifeConEx, a part of DHL Global Forwarding (“DHL”). This relationship with DHL is a further implementation of the Company’s expansion of distribution partnerships under the “powered by CryoportSM” model described above, allowing us to expand our sales and marketing reach through our partners and build awareness of the benefits of our validated cryogenic solution offerings. DHL enhanced its cold chain logistics offerings to its life sciences and healthcare customers with Cryoport’s validated cryogenic solutions. DHL’s network offers Cryoport’s cryogenic solutions under the DHL brands as “powered by CryoportSM”. In addition, DHL’s customers will be able to have direct access to our cloud-based order entry and tracking portal to order Cryoport Express® Solutions and receive preferred DHL shipping rates and discounts. Our proprietary logistics management operating platform, the Cryoportal™, is integrated with DHL’s tracking and billing systems to provide DHL life sciences and healthcare customers with a seamless way of accessing critical information regarding shipments of biological material worldwide.

UPS. In October 2014, we added United Parcel Services, Inc. (“UPS”) as our third major distributor by entering into an agreement with UPS Oasis Supply Corporation, a part of UPS, whereby UPS will offer our validated and comprehensive cryogenic solutions to its life sciences and healthcare customers on a global basis. This relationship with UPS is a further implementation of the Company’s expansion of distributors under the “powered by CryoportSM” model described above, allowing us to further expand our sales and marketing reach through our partners and build awareness of the benefits of our validated cryogenic solution offerings through UPS.

As a result of our new relationship with UPS, UPS customers will have direct access to our cloud-based order entry and tracking portal to order Cryoport Express® Solutions and gain access to UPS’s broad array of domestic and international shipping and logistics solutions at competitive prices. Our proprietary logistics management operating platform, the Cryoportal™, is integrated with UPS’s tracking and billing systems to provide UPS life sciences and healthcare customers with a seamless way of accessing critical information regarding shipments of biological material worldwide.

Worthington Industries. On April 13, 2016 we signed a strategic partnership with Worthington Industries a maker of cryogenic storage vessels and equipment. Through this partnership, Worthington’s CryoScience by Taylor Wharton business will design and manufacture biostorage and logistics equipment for use in Cryoport’s life sciences cryogenic logistics solutions.  With the added competencies Worthington’s CryoScience by Taylor Wharton brings to Cryoport, we can concentrate on further advancing and expanding our cold chain solutions to meet the growing and varied demands for validated cryogenic logistics solutions in the life sciences market. Working in tandem with Worthington allows Cryoport to meet the demands of a more diverse clientele through a broader offering which in turn, increases our revenue opportunity as well as provides us the opportunity to rapidly scale to support our clients commercialization activities.

Life Sciences Agreements

Zoetis. In December 2012, we signed an agreement with Pfizer Inc. relating to Zoetis Inc. (formerly the animal health business unit of Pfizer Inc.) pursuant to which we were engaged to manage frozen shipments of a key poultry vaccine. Under this arrangement, Cryoport provides on-site logistics personnel and its logistics management operating platform, the Cryoportal™ to manage shipments from the Zoetis manufacturing site in the United States to domestic customers as well as various international distribution centers. As part of our logistics management services, Cryoport is constantly analyzing logistics data and processes to further introduce economies and reliability throughout the network, ensuring products arrive at their destinations in specified conditions, on-time and with the optimum utilization of resources. The Company manages Zoetis’ total fleet of dewar flask shippers used for this purpose, including liquid nitrogen shippers. In July 2013 the agreement was amended to expand Cryoport’s scope to manage all logistics of Zoetis’ key frozen poultry vaccine to all Zoetis’ international distribution centers as well as all domestic shipments. In October 2013, the agreement was further amended to expand Cryoport’s role to include the logistics management for a second poultry vaccine. In September 2015, the agreement was further amended and extended through September 2018, subject to certain termination and extension provisions.

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In summary, we serve the life sciences industry with cryogenic logistics solutions that are advanced, comprehensive, reliable, validated, and efficient. Our clients include those companies and institutions that have logistics requirements for personalized medicine, immunotherapies, stem cells, cell lines, tissue, vaccines, in-vitro fertilization, cord blood, and other temperature sensitive commodities of life sciences.

Corporate History and Structure

We are a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 200,901 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc. Our principal executive offices are located at 17305 Daimler Street, Irvine, CA 92614. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.cryoport.com. The information on, or that can be accessed through our website is not part of this prospectus.

The Company became public by a reverse merger with a shell company in May 2005. Over time the Company has transitioned from being a development company to a fully operational public company, providing cold chain logistics solutions to the life sciences industry globally.

Cryoport Express® Solutions

Our Cryoport Express® Solutions are currently made up primarily of the Cryoportal™ software platform, Cryoport Express® Shippers, Cryoport Express® Smart Pak data loggers and our life sciences cold chain logistics expertise. Cryoport Express® Solutions are focused on improving the reliability of frozen shipping while reducing our clients’ overall operating costs. This is accomplished by providing complete end-to-end solutions for the transport and monitoring of frozen or cryogenically preserved biological or other materials shipped primarily through distribution partners, such as FedEx, UPS, and DHL, and specialty couriers.

The information technology is centered on a cryogenic logistics operating platform called the Cryoportal™. The Cryoportal™ is a cloud-based cryogenic logistics operating platform. Among its functions, the Cryoportal™ programmatically assists in the management of all aspects of the logistics operations beginning with order entry and continuing to monitor, log data, track shipments and store vital information. The Cryoportal™ is capable of producing a variety of Cryoport Express® Analytics which report shipment performance metrics and evaluates temperature-monitoring data collected by the Cryoport Express® Smart Pak during shipment.

Cryoport Express® Solutions are focused on improving the reliability of cryogenic logistics while reducing our clients’ overall operating costs. This is accomplished by providing tailored and complete end-to-end solutions for cryogenic logistics requirements including management, transport, monitoring and data collection regarding frozen/cryogenically preserved biological commodities or pharmaceutical materials shipped primarily though integrators and Cryoport’s logistics network which includes specialty couriers, brokers and other intermediaries. Certain of the intellectual property underlying our Cryoport Express® Solutions, other than that related to the Cryoport Express® Shippers, have been, and continue to be, developed under a contract with an outside software development company, with the underlying technology licensed to Cryoport for exclusive use in our field of use.

Cryoportal™

The Cryoportal™ is used by Cryoport, our clients and business partners to automate the entry of orders, prepare customs documentation and to facilitate status and location monitoring of shipped orders while in transit. It is used by Cryoport to assist in managing logistics operations and to reduce administrative costs typically provisioned through manual labor relating to order-entry, order processing, preparation of shipping documents and back-office accounting. It is also used to support the high level of customer service expected by the industry. Certain features of the Cryoportal™ reduce operating costs and facilitate the scaling of Cryoport’s business, but more importantly they offer significant value to the customer in terms of cost avoidance and risk mitigation. Examples of these features include automation of order entry, development of Key Performance Indicators (“KPI’s”) to support our efforts for continuous process improvements in our business, and programmatic exception monitoring to detect and sometimes anticipate delays in the shipping process, often before the customer or the shipping company becomes aware of them.

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The Cryoportal™ also serves as the communications center for the management, collection and analysis of Smart Pak data collected from Smart Pak data loggers in the field. Data is converted into pre-designed reports containing valuable and often actionable information that becomes the quality control standard or “pedigree” of the shipment. This information can be utilized by Cryoport to provide valuable feedback to our clients relating to their shipments.

The Cryoportal™ software platform has been developed as a “carrier-agnostic” system, allowing the client and the Cryoport Client Care team to work with a single or multiple integrators, freight forwarders, couriers and/or brokers depending on the specific requirements and client preferences. To increase operational efficiencies, Cryoportal™ has already been integrated with the tracking systems of FedEx, DHL and UPS and we plan to integrate it with other key logistics providers.

The Cryoportal™ was developed for time- and temperature-sensitive shipments that are required to be maintained at specific temperatures, such as ambient (between 20° and 25° Celsius), chilled (between 2° and 8° Celsius) or frozen (minus 10° Celsius or less all the way down to cryogenic temperatures (minus 150°C) to ensure that the shipped specimen is not subject to degradation or out of its designated “safe” range. While our current focus is on cryogenic logistics within the life sciences industry using the logistics solutions described herein, the use of the Cryoportal™ can and may be extended into other temperature ranges of the cold chain.

To our knowledge, the Cryoportal™ software platform is unique to cold chain logistics in the life sciences industry. It is robust and has considerable capabilities. We frequently are complimented about the Cryoportal™ and our strategic alliance partners chose to license the Cryoportal™ rather than attempt to duplicate its features in their logistics management software. We have engineered in a way that gives us the ability to offer the “powered by CryoportSM” strategy to our strategic alliance partners.

The Cryoport Express® Shippers

Our Cryoport Express® Shippers are cryogenic dry vapor shippers capable of maintaining cryogenic temperatures of minus 150° Celsius or below for a dynamic shipping period of 10 or more days. A dry vapor cryogenic shipper is a device that uses liquid nitrogen contained inside a vacuum insulated vessel which serves as a refrigerant to provide stable storage temperatures below minus 150° Celsius. Our Cryoport Express® Shippers are designed to ensure that there is no pressure build up as the liquid nitrogen evaporates. We have developed a proprietary retention system to ensure that liquid nitrogen stays inside the vacuum container, which allows the shipper to be designated as a dry vapor shipper meeting IATA requirements. Biological or pharmaceutical specimens are stored in a specimen chamber, referred to as a “well” inside the container and refrigeration is provided by gas evolving from the liquid nitrogen entrapped within the proprietary retention system. Specimens that may be transported using our cryogenic shipper include: live cells, scientific or pharmaceutical commodities such as cancer vaccines, diagnostic materials, semen, eggs, embryos, infectious substances, and other commodities that require continuous exposure to frozen/cryogenic temperatures, i.e., temperatures below minus 150° Celsius.

An important feature of our Cryoport Express® Shippers, except for the newly introduced Cryoport Express® CXVC1 Shipper, is their compliance with the stringent packaging requirements of IATA Packing Instructions 602 and 650, respectively. These specifications include meeting internal pressure (hydraulic) and drop performance requirements. Under IATA guidelines, Cryoport Express® Shippers are classified as “Non-hazardous.” Dry ice and liquid nitrogen are classified as “Dangerous Goods.” Our shippers are also in compliance with International Civil Aviation Organization (“ICAO”) regulations that prohibit egress of liquid nitrogen residue from the shipping packages. The ICAO is a United Nations organization that develops regulations for the safe transport of dangerous goods by air.

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We currently offer three sizes of dry vapor shippers, the Cryoport Express® Standard Shipper with a storage capacity of up to 75 2.0 ml vials, the Cryoport Express® High Volume Shipper, which has a storage capacity of up to 500 2.0 ml vials, and the Cryoport Express® CXVC1 Shipper, introduced in August 2014, which has a storage capacity of up to 1,500 2.0 ml vials. Our Cryoport Express® Shippers are composed of an aluminum (aircraft-grade) dewar flask, containing a well for holding the high value biological or other materials in its inner chamber and our proprietary retention foam that absorbs the liquid nitrogen placed in the shipper to provide it with its extreme cold temperature. The dewar flask is vacuum insulated to limit the transmission of heat from outside the flask to the liquid nitrogen captured within the absorption foam and the well.

Cryoport Express® Standard Shippers

The Cryoport Express® Standard Shippers are lightweight, low-cost, re-usable dry vapor liquid nitrogen storage containers that, we believe, combine the best features of life sciences packaging, cryogenics science and vacuum insulation technology. A Cryoport Express® Standard Shipper is composed of an aluminum metallic dewar flask, with a well for holding the biological material in the inner chamber. The dewar vessel is a device in which the conduction, convection and radiation of heat are reduced as much as possible giving it the capability of maintaining its contents at a near-constant temperature over relatively long periods of time. The inner chamber of the shipper is surrounded by a high surface, low-density material which retains the liquid nitrogen in-situ by absorption, adsorption, and surface tension. Absorption is defined as the taking up of matter in bulk by other matter, as in the dissolving of a gas by a liquid, whereas adsorption is the surface retention of solid, liquid or gas molecules, atoms or ions by a solid or liquid. This material absorbs liquid nitrogen several times faster than currently used materials, while providing the shipper with a hold time and capacity to transport biological materials safely and conveniently. The annular space between the inner and outer dewar walls is evacuated to a very high vacuum (10-6 Torr). The specimen-holding chamber has a primary cap to enclose the specimens/commodities, and a removable and replaceable secondary cap to further enclose the specimen/commodity-holding container and to contain the liquid nitrogen dry vapor. The entire dewar vessel is then wrapped in a plurality of insulating and cushioning materials and placed in a disposable outer packaging made of recyclable material. The Cryoport Express® Standard Shippers has a storage capacity of up to 75 2.0 ml vials.

The technology underlying the Cryoport Express® Standard Shipper is under constant refinement to further improve its performance and reliability. Our current shippers use aircraft grade aluminum and other lower weight materials, reducing freight cost which is based on dimensional-weight. We maintain ongoing development efforts related to our shippers that are principally focused on material properties, particularly those properties related to our low-temperature requirement, vacuum retention characteristics, such as the permeability of the materials, and lower weight materials in an effort to meet the life sciences market requirements for achieving the most reliable, lowest cost, frozen and cryogenic logistic solutions.

Cryoport Express® High Volume Shippers

The Cryoport Express® High Volume Shipper also uses a dry vapor liquid nitrogen (LN2) technology to maintain minus 150°C temperatures with a dynamic shipping endurance of 10 days. The Cryoport Express® High Volume Shipper is based on the same dry vapor technology as Cryoport’s original standard dry shipper and utilizes an absorbent material to hold LN2, thus providing the extended endurance time and IATA validation as a non-hazardous shipping container. The high volume dry shipper is reusable and recyclable, making it a highly sustainable and cost effective method of transporting life science materials. The Cryoport Express® High Volume Shipper has a storage capacity of up to 500 2.0 ml vials.

Cryoport Express® CXVC1 Shippers

The Cryoport Express® CXVC1 Shipper is our largest shipper and can be used either as a dry vapor shipper or a liquid shipper. It is designed to focus on vaccine ampoules or cryovial shipments in canisters. In the case of dry vapor liquid nitrogen (LN2), it maintains minus 150°C temperatures with a dynamic shipping endurance of 20 days. In the case of liquid nitrogen (LN2), it maintains minus 150°C temperatures with a shipping endurance of 72 days. The Cryoport Express® CXVC1 Shipper, in dry vapor form, is based on the same technology as Cryoport’s original standard dry shipper and utilizes an absorbent material to hold LN2, thus providing the extended endurance time and IATA validation as a non-hazardous shipping container. The Cryoport Express® CXVC1 Shipper, in liquid form, is a straightforward wet dewar with all the characteristics attendant to a wet dewar and with a holding time of 72 days. The Cryoport Express® CXVC1 Shipper is reusable and recyclable, making it a highly sustainable and cost effective method of transporting life science materials. As a point of reference, the Cryoport Express® CXVC1 Shipper has a storage capacity of up to 1,500 0.2 ml vials.

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Cryoport Express® Shipper Summary

We believe Cryoport Express® Solutions are the best and most cost effective solution available in the biotechnology and life sciences markets and satisfy customer needs and scientific and regulatory requirements relating to the shipment of time- and temperature-critical, frozen and refrigerated transport of biological materials, such as stem cells, cell lines, pharmaceutical clinical trial samples, gene biotechnology, infectious materials handling, animal and human reproduction markets. Due to our proprietary technology and innovative design, our shippers are less prone to losing functional hold time when not kept in an upright position than the competing products because our proprietary dry vapor technology and innovative design prevent the spilling or leakage of the liquid nitrogen when the container is tipped or on its side which would otherwise adversely affect the functional hold time of the shipper.

The Cryoport Express® Smart Pak Temperature Monitoring System

Temperature monitoring is a high-value feature from our client’s perspective as it is an effective and reliable method to determine that the shipment materials were not damaged and did not experience degradation during shipment due to temperature fluctuations. Our Smart Pak System consists of a self-contained automated data logger and thermocouple capable of recording cryogenic temperatures of samples shipped in our Cryoport Express® Shippers. The data-logging temperature probe is positioned within the shipper to record the most accurate reading. The resultant temperature mapping includes both the temperature inside the chamber (which is closest to the actual biomaterial) and the external temperature. This reading, combined with the mapping of shipment check-in points, can provide a holistic view of the complete shipping process. At the client’s election, shipments can have a full chain-of-custody and chain-of-condition with data monitoring, analysis, archival storage available.

Chain-of-Condition

Chain-of-Condition information is essential for many life sciences materials, for laboratories and in some cases for compliance with regulatory authorities. Data monitoring starts with our custom built data logger (the Cryoport Express® Smart Pak). The Cryoport Express® Smart Pak can be set up to report during a shipment and/or after the shipment. For those shipments involving biologics, clinical trials or any other material that needs to be verified before receiving, the information recorded by the data logger can be downloaded to the data station onsite. Alternatively, Cryoport can upload the temperature data from the Cryoport Express® Smart Pak for analysis to the Cryoportal upon return of the shipper. The report from the data monitor serves as analysis for temperature monitoring of the entire shipment as well as a tamper warning. The Cryoportal™ also acts as the data repository for all shipment and temperature information, which the customer can access remotely through the Internet. Chain of condition service provided via Cryoport Express® Smart Pak is available at the client’s election.

Chain-of-Custody

When overlaid with the carrier check-ins, the data monitor and analysis also provides a chain of custody. The report from the data monitor serves as analysis for temperature monitoring of the entire shipment as well as a tampering warning. If the client has elected to have chain of condition monitoring, each time the container is opened there is a temperature record. The report identifies outlier temperature excursions such as opening the shipment in customs or tampering and thus will allow for more conclusive investigations to ensure that specimens were not adversely impacted during shipment.

Cryoport Express® Analytics

Cryoport Express® Analytics information is captured by the Cryoportal™ to provide us and our customers access to important information from the shipments recorded in the Cryoportal™ to assist in management of our customers’ shipping. For us, we use the information to support planned future features to allow for an expansion of our solutions offering. Analytics is a term used by IT professionals to refer to performance benchmarks or Key Performance Indicators (“KPI’s”) that management utilizes to measure performance against desired standards. Examples for analytics tracked through the Cryoportal™ include time-based metrics for order processing time and on-time deliveries by our shipping partners, as well as profiling shipping lanes to determine average transit times and predicting potential shipping exceptions based on historical metrics. The analytical results are being utilized by Cryoport to render consultative and proactive client services.

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Biological Material Holders

A patented containment bag is used in connection with the shipment of infectious or dangerous goods using the Cryoport Express® Shippers. Up to 75 cryovials (polypropylene vials with high-density polyethylene closures), set on aluminum canes, are placed into an absorbent pouch, which is designed to contain the entire contents of all the vials in the event of leakage. This pouch is then placed in a watertight Tyvek bag (secondary packaging) capable of withstanding cryogenic temperatures, and then sealed. This bag is then placed into the well of the Cryoport Express® Shipper.

Logistics Expertise and Support

Cryoport’s client services professionals provide 24/7/365 live logistics and monitoring services with specialized knowledge in the domestic and global logistics of life sciences material requiring cryogenic temperatures. The Cryoport logistics professionals have validated shipping lanes in and out of more than 80 countries to date to ensure shipments maintain cryogenic temperatures and arrive securely and on time.

Other Development Activities

We are continuing our research and development efforts to further refine our current technology as well as explore opportunities with partners to offer complementary packaging solutions for frozen temperature (minus 10° Celsius or less), chilled temperature (2° and 8° Celsius) and ambient temperature (between 20° and 25° Celsius) shipping markets.

We also continue to further expand the functionality of our Cryoportal™ to ensure a high level of effectiveness and efficiency in the cold chain logistics process and to allow for intelligent and easy data monitoring and analysis.

Government Regulation

The shipping of diagnostic specimens, infectious substances and dangerous goods, whether via air or ground, falls under the jurisdictions of many state, federal and international agencies. The quality of the containers, packaging materials and insulation that protect a specimen determine whether or not it will arrive in a usable condition. Many of the regulations for transporting dangerous goods in the United States are determined by international rules formulated under the auspices of the United Nations.

The International Civil Aviation Organization (“ICAO”) is the United Nations organization that develops regulations (Technical Instructions) for the safe transport of dangerous goods by air. If shipment is by air, compliance with the rules established by International Air Transport Association (“IATA”) is required. IATA is a trade association made up of airlines and air cargo couriers that publishes annual editions of the IATA Dangerous Goods Regulations. These regulations interpret and add to the ICAO Technical Instructions to reflect industry practices. Additionally, the Centers for Disease Control (“CDC”) has regulations (published in the Code of Federal Regulations) for interstate shipping of specimens, and OSHA also addresses the safe handling of Class 6.2 Substances.

Our Cryoport Express® Shippers meet Packing Instructions 602 and 650 and are certified for the shipment of Class 6.2 Dangerous Goods per the requirements of the ICAO Technical Instructions for the Safe Transport of Dangerous Goods by Air and IATA. Our present and planned future versions of the Cryoport Smart Pak data logger will likely be subject to regulation by the FAA, FCC, FDA, IATA and possibly other agencies which may be difficult to determine on a global basis.

We are also subject to numerous other federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Manufacturing and Raw Materials

Manufacturing.  Due to our currently adequate levels of dewar inventories, manufacturing is currently suspended. The component parts for our shippers are primarily manufactured at third party manufacturing facilities. We also have a warehouse at our facility in Lake Forest, California, where we are capable of manufacturing certain parts and to fully assemble our shippers. Most of the components that we use in the manufacture of our shippers are available from more than one qualified supplier. For some components, however, there are relatively few alternate sources of supply and the establishment of additional or replacement suppliers may not be accomplished immediately, however, we have identified alternate qualified suppliers. Should this occur, we believe that with our current level of shippers, we have enough inventory to cover our forecasted demand.

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There are no specific agreements with any manufacturer nor are there any long term commitments to any manufacturer. We believe that most of the manufacturers currently used by us could be replaced within a short period of time as none have a proprietary component or a substantial capital investment specific to our shippers.

Our production and manufacturing process incorporates innovative technologies developed for aerospace and other industries which are cost effective, easier to use and more functional than the traditional dry ice devices and other methods currently used for the shipment of temperature- sensitive materials. Our manufacturing process uses non-hazardous cleaning solutions, which are provided and disposed of by a supplier approved by the Environmental Protection Agency (the “EPA”). EPA compliance costs for us are therefore negligible.

Cryoport Express® High Volume Shippers are purchased from a third party and modified to meet our specifications using our proprietary technology and know-how.

Our data loggers have been acquired from a single source with the calibration done by an independent third party. We are currently considering adding alternate data loggers with greater range of functionality.

Raw Materials. Various common raw materials are used in the manufacture of our shippers and in the development of our technologies. These raw materials are generally available from several alternate distributors and manufactures. We have not experienced any significant difficulty in obtaining these raw materials and we do not consider raw material availability to be a significant factor in our business.

Patents and Proprietary Rights

In order to remain competitive, we must develop and maintain protection on the proprietary aspects of our technologies. We rely on a combination of patents, copyrights, trademarks, trade secret laws and confidentiality agreements to protect our intellectual property rights. We currently own three registered U.S. trademarks and three issued U.S. patents primarily covering various aspects of our Cryoport Express® Shippers.

In addition, we have a pending U.S. patent application for various aspects of our shipper and web-portal, which includes, in part, various aspects of our business model referred to as the Cryoport Express® System. We have also filed a U.S. provisional patent application for a smart label which will communicate electronically with our data logger. We intend to file additional patent applications to strengthen our intellectual property rights.

The technology covered by the above indicated issued patents relates to matters specific to the use of liquid nitrogen shippers in connection with the shipment of biological materials. The concepts include those of disposability, package configuration details, liquid nitrogen retention systems, systems related to thermal performance, systems related to packaging integrity, and matters generally relevant to the containment of liquid nitrogen. Similarly, the trademarks mentioned relate to the cryogenic temperature shipping activity. Issued patents and trademarks currently owned by us and a patent application include:

Type:	No.	Issued	Expiration
Patent	6,467,642	Oct. 22, 2002	Jan. 2, 2021
Patent	6,119,465	Sep. 19, 2000	Feb. 10, 2019
Patent	6,539,726	Apr. 1, 2003	May 8, 2021
Patent Application	12/656,641
Trademark	3,569,471	Feb. 3, 2009	Feb. 3, 2019
Trademark	3,589,928	Mar. 17, 2009	Mar. 17, 2019
Trademark	2,632,328	Oct. 8, 2002	Oct. 8, 2022

Our success depends in part upon our ability to develop proprietary products and technologies and to obtain patent coverage for these products and technologies. We intend to file trademark and patent applications covering any newly developed products, methods and technologies. However, there can be no guarantee that any of our pending or future filed applications will be issued as patents. There can be no guarantee that the U.S. Patent and Trademark Office or some third party will not initiate an interference proceeding involving any of our pending applications or issued patents. Finally, there can be no guarantee that our issued patents or future issued patents, if any, will provide adequate protection from competition.

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Patents provide some degree of protection for our proprietary technology. However, the pursuit and assertion of patent rights involve complex legal and factual determinations and, therefore, are characterized by significant uncertainty. In addition, the laws governing patent issuance and the scope of patent coverage continue to evolve. Moreover, the patent rights we possess or are pursuing generally cover our technologies to varying degrees. As a result, we cannot ensure that patents will issue from any of our patent applications, or that any of its issued patents will offer meaningful protection. In addition, our issued patents may be successfully challenged, invalidated, circumvented or rendered unenforceable so that our patent rights may not create an effective barrier to competition. Moreover, the laws of some foreign countries may not protect our proprietary rights to the same extent as the laws of the United States. There can be no assurance that any patents issued to us will provide a legal basis for establishing an exclusive market for our products or provide us with any competitive advantages, or that patents of others will not have an adverse effect on our ability to do business or to continue to use our technologies freely.

We may be subject to third parties filing claims that our technologies or products infringe on their intellectual property. We cannot predict whether third parties will assert such claims against us or whether those claims will hurt our business. If we are forced to defend against such claims, regardless of their merit, we may face costly litigation and diversion of management’s attention and resources. As a result of any such disputes, we may have to develop, at a substantial cost, non-infringing technology or enter into licensing agreements. These agreements may be unavailable on terms acceptable to such third parties, or at all, which could seriously harm our business or financial condition.

We also rely on trade secret protection of our intellectual property. We attempt to protect trade secrets by entering into confidentiality agreements with third parties, employees and consultants, although, in the past, we have not always obtained such agreements. It is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, our trade secrets could be disclosed to our competitors. Despite the measures we have taken to protect our intellectual property, parties to such agreements may breach confidentiality provisions in our contracts or infringe or misappropriate our patents, copyrights, trademarks, trade secrets and other proprietary rights. In addition, third parties may independently discover or invent competitive technologies, or reverse engineer our trade secrets or other technology. Therefore, the measures we are taking to protect our proprietary technology may not be adequate.

Customers and Distribution

As a result of growing globalization, including such areas as biotechnology and life science, clinical trials, distribution of pharmaceutical products and reproductive medicine, the requirement for effective and reliable solutions for keeping clinical samples, pharmaceutical products and other specimen at frozen temperatures takes on added significance due to more complex shipping routes, extended shipping times, custom delays and logistics challenges. Today, such specimens are traditionally shipped in Styrofoam cardboard insulated containers packed with dry ice, gel/freezer packs or a combination thereof. The current dry ice solutions have limitations that severely limit their effective use for both short and long-distances (e.g., international). Conventional dry ice shipments often require labor-intensive “re-icing” operations resulting in higher labor and shipping costs.

We believe our patented Cryoport Express® Shippers, the Cryoportal™ and our logistics expertise make us well positioned to take advantage of the growing demand for effective and efficient international transport of temperature sensitive materials resulting from continued globalization. Of particular significance is the trend within the life sciences and biotechnology industries toward globalization.

We provide domestic shipping solutions in situations where specimens must be kept at frozen temperatures and in regions where there is a high priority placed on maintaining the integrity of materials shipped at these temperatures.

Pharmaceutical Clinical Trials.  Every United States based pharmaceutical company developing a new drug must seek drug development protocol approval by the FDA. These clinical trials are to test the safety and efficacy of the potential new drug among other things. A significant amount of clinical trial activity is managed by a number of large Clinical Research Organizations.

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In connection with the clinical trials, due to globalization, companies can be enrolled from all over the world and may need to regularly submit a blood or other specimen at the local hospital, doctor’s office or laboratory. These samples are then sent to specified testing laboratories, which may be local or in another country. The testing laboratories will typically set the requirements for the storage and shipment of blood specimens. In addition, drugs used by the patients may require frozen shipping to the sites of the clinical trials. While both domestic and international shipping of these specimens is accomplished using dry ice today, international shipments especially present several problems, as dry ice, under the best of circumstances, can only provide freezing for one to two days in the absence of re-icing (which is quite costly). Because shipments of packages internationally can take longer than one to two days or be delayed due to flight cancellations, incorrect destinations, labor problems, ground logistics, customs delays and safety reasons, dry ice is not always a reliable and/or cost effective option. Clinical trial specimens are often irreplaceable because each one represents clinical data at a prescribed point in time, in a series of specimens on a given patient, who may be participating in a trial for years. Sample integrity during the shipping process is vital to retaining the maximum number of patients in each trial. Our shippers are ideally suited for this market, as our longer hold time ensures that specimens can be sent over long distances with minimal concern that they will arrive in a condition that will cause their exclusion from the trial. There are also many instances in domestic shipments where Cryoport Express® Shippers will provide higher reliability and be cost effective.

Furthermore, the IATA requires that all airborne shipments of laboratory specimens be transmitted in either IATA Instruction 650 or 602 certified packaging. We have developed and obtained IATA certification of our Cryoport Express® System, which is ideally suited for this market, in particular due to the elimination of the cost to return the reusable shipper.

Biotechnology and Diagnostic Companies.  The biotechnology market includes basic and applied research and development in diverse areas such as stem cells, cloning, gene therapy, DNA tumor vaccines, tissue engineering, genomics, and blood products. Companies participating in the foregoing fields rely on the frozen transport of specimens in connection with their research and development efforts, for which our Cryoport Express® Shippers are ideally suited.

Cell Therapy Companies.  Rapid advancements are underway in the research and development of cell based therapies, which involve cellular material being injected into a patient. In allogeneic cell therapy, the donor is a different person to the recipient of the cells. Autologous cell therapy is a therapeutic intervention that uses an individual’s cells, which are cultured and expanded outside the body, and reintroduced into the donor. Once cells are processed, in either case, they must be shipped cryogenically for which our Cryoport Express® Shippers are ideally suited.

Central Laboratories.  With the increase and globalization of clinical studies and trials, logistics has become more complex and ensuring sample integrity has become more challenging. International courier costs are now consuming a significant portion of global protocol budgets. We believe laboratories performing the testing of samples collected during the conduct of these global multi-site studies are looking for reliable state-of-the-art logistics solutions.

Pharmaceutical Distribution.  The current focus for the Cryoport Express® System also includes the area of pharmaceutical distribution. There are a significant number of therapeutic drugs and vaccines currently or anticipated soon to be undergoing clinical trials. After the FDA approves them for commercial marketing, it will be necessary for the manufacturers to have a reliable and economical method of distribution to the physician who will administer the product to the patient. It is likely that the most efficient and reliable method of distribution will be to ship a single dosage to the administering physician. These drugs are typically identified to individual patients and therefore will require a complete tracking history from the manufacturer to the patient. The most reliable method of doing this is to ship a unit dosage specifically for each patient. If such drugs require maintenance at frozen or cryogenic temperatures, each such shipment will require a frozen or cryogenic shipping package. Cryoport can provide the technology to meet this anticipated need.

Distribution of Vaccines and Biologic Therapies.  There are a variety of vaccines and other drugs or therapies that require distribution at frozen or cryogenic temperatures. We anticipate significant growth in this area, in particular therapies based upon stem cells. It is likely that the most efficient and reliable method of distribution will be to ship a single dosage or a limited supply to the physician for administration to a patient.

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In February 2013, we started providing comprehensive logistics management services for the lead poultry vaccine distribution of Zoetis, Inc. In October 2013, Zoetis engaged us to manage distribution of an additional vaccine.

Fertility Clinics and In Vitro Fertilization (“IVF”).  Maintaining cryogenic temperatures during shipping and transfer of in vitro fertilization specimens like eggs, sperm, or embryos is critical for cell integrity in order to retain viability, stabilize the cells, and ensure reproducible results and successful IVF treatment. There are approximately 3,300 fertility clinics worldwide. Cryoport anticipates that this market will continue to grow; in the United States alone, the fertility market has grown to more than $4.0 billion with over 1.3 million women seeking treatment each year. In the worldwide market, it is reported that there are more than one billion IVF cycles per year and growing.

Sales and Marketing

We currently have five sales directors in the United States, one sales director in Europe, one inside sales representative focused on Reproductive Medicine/IVF and one inside sales representative.  Given the global nature of our business, we are also establishing distribution channels to broaden our sales and marketing reach in the Americas, Europe and Asia. For the fiscal years ended March 31, 2015 and 2014, we had one customer that accounted for 22.7% and 30.8%, respectively, of total revenues. No other single customer generated over 10% of our total revenues during 2015 and 2014.

Our geographical revenues for the fiscal year ended March 31, 2015 were as follows:

USA	84.3%
Europe	7.5%
Asia	1.9%
Rest of World	6.3%

We renewed our agreement with FedEx and entered into agreements with UPS and DHL to further expand our revenue and marketing opportunities and we plan to establish additional strategic partnerships with integrators and freight forwarders. Subject to available financial resources, we also plan to hire additional sales and marketing personnel and implement marketing initiatives intended to increase awareness of the Cryoport Express® Solutions.

Cryoport Operations Centers

In addition to the services provided through our facility in Irvine, California, we have contracted with third parties to run our European Operations Center (located in Rotterdam, Holland) and Asian Operations Center (located in Singapore). The operations centers provide warehousing, shipping, receiving, refurbishing and recycling services for our shipping containers. This approach is a cost-effective way to initiate operations outside of the US and allows us to scale up as our business grows globally.

Industry and Competition

Our products and services are sold into a rapidly growing segment of the logistics industry focused on the temperature sensitive packaging and shipping of biological materials. Expenditures for “value added” packaging for frozen transport have been increasing for the past several years and, due in part to continued globalization, are expected to continue to increase even more in the future as more domestic and international biotechnology firms introduce pharmaceutical products that require continuous refrigeration at cryogenic temperatures. We believe this will require a greater dependence on passively controlled temperature transport systems (i.e., systems having no external power source). In addition, we expect that industry standards and regulations will be introduced globally, requiring more comprehensive tracking and validation of shipping temperatures.

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We believe that growth in the following markets has resulted in the need for increased reliability, efficiencies and greater flexibility in the temperature sensitive segment of the logistics market:

•	cell-based therapies

•	gene and stem cell biotechnology

•	cell lines

•	vaccine production

•	commercial drug product distribution

•	clinical trials, including transport of tissue culture samples

•	diagnostic specimens

•	infectious sample materials

•	inter/intra-laboratory diagnostic testing

•	temperature-sensitive specimens

•	biological samples, in general

•	environmental sampling

•	IVF

•	animal husbandry

Many of the biological products in these above markets require transport in a frozen state as well as the need for shipping containers which have the ability to maintain a frozen, cryogenic environment (e.g., minus 150° Celsius) for a period ranging from two to ten days (depending on the distance and mode of shipment). These products include stem cells, semen, embryo, tissue, tissue cultures, cultures of viruses and bacteria, enzymes, DNA materials, vaccines and certain pharmaceutical products.

One of the integral parts of our solutions is our Cryoport Express® Shippers that are based on a liquid nitrogen dry vapor technology. The following paragraphs compare our shippers with dry ice and liquid nitrogen shipping methods. Our solutions integrate the Cryoport Express® Shippers with our Cryoportal™ logistics software platform and our cold chain logistics know-how that are comprehensive and tailored to client requirements.

Cryoport Express Shippers (Liquid Nitrogen Dry Vapor) compared to Dry Ice Shipments

One problem faced by many companies operating in these specialized markets is the limited number of cryogenic shipping systems serving their needs. The currently adopted protocol and the most common method for packaging frozen transport in these industries is the use of solid-state carbon dioxide (dry ice). Dry ice is and has been used extensively in shipping to maintain a frozen state for a period of one to four days. Dry ice is used in the transport of many biological products, such as pharmaceuticals, laboratory specimens and certain infectious materials. The common approach to shipping these items via ground freight is to pack the product in a container, such as an expanded polystyrene (Styrofoam) box or a molded polyurethane box, with a variable quantity of dry ice. The box is taped or strapped shut and shipped to its destination with freight charges based on its initial shipping weight. All dry ice shipping is considered dangerous goods shipping, requiring extra packaging steps and adding costs. It gives off carbon dioxide and sublimates unevenly and in short duration.

With respect to shipments via specialized courier services, there is no standardized method or device currently in use for the purpose of transporting temperature-sensitive frozen biological specimens. One common method for courier transport of biological materials is to place frozen specimens, refrigerated specimens, and ambient specimens into a compartmentalized container, similar in size to a 55 quart Coleman or Igloo cooler. The freezer compartment in the container is loaded with a quantity of dry ice at minus 78° Celsius, while the refrigerated compartment at 8° Celsius utilizes ice substitutes.

Two manufacturers of the polystyrene and polyurethane containers frequently used in the shipping and courier transport of dry ice frozen specimens are Insulated Shipping Containers, Inc. and Tegrant (formerly SCA Thermosafe). When these containers are used with dry ice, the average sublimation rate (e.g., the rate at which dry ice turns from a solid to a gaseous state) in a container with a 1½ inch wall thickness is slightly less than three pounds per 24 hours. Other existing refrigerant systems employ the use of gel packs and ice substitutes for temperature maintenance. Gels and eutectic solutions (phase changing materials) with a wide range of phasing temperatures have been developed in recent years to meet the needs of products with varying specific temperature control requirements.

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The use of dry ice and ice substitutes, however, regardless of external packaging used, are frequently inadequate because they do not provide low enough storage temperatures and, in the case of dry ice, last for only a few days without re-icing. As a result, companies run the risk of increased costs due to lost specimens and additional shipping charges due to the need to re-ice.

Some of the other disadvantages to using dry ice for shipping or transporting temperature sensitive products are as follows:

•	availability of a dry ice source;

•	handling and storage of the dry ice;

•	cost of the dry ice;

•	compliance with local, state and federal regulations relating to the storage and use of dry ice;

•	dangerous goods shipping regulations;

•	weight of containers when packed with dry ice;

•	securing a shipping container with a high enough R-value (which is a measure of thermal resistance) to hold the dry ice and product for the required time period;

•	securing a shipping container that meets the requirements of IATA, the DOT, the CDC, and other regulatory agencies; and

•	emission of greenhouse gases (primarily carbon dioxide) into the environment.

Due to the limitations of dry ice, specimens that require frozen shipping are more securely shipped at true cryogenic temperatures using a service such as liquid nitrogen dry vapor shippers (Cryoport Express Shippers), or liquid nitrogen shippers where the specimen is kept over actual liquid nitrogen. However, liquid nitrogen is hazardous and has many pitfalls including safety and expense.

Cryoport Express Shippers (Liquid Nitrogen Dry Vapor) compared to Liquid Nitrogen Dewars/Tanks

There are distinct disadvantages when using liquid nitrogen compared to the dry vapor liquid nitrogen used in Cryoport Express® Shippers. Liquid nitrogen dewars/tanks are classified as dangerous goods and cannot be shipped as parcel. In addition, the liquid nitrogen has to be disposed of prior to returning the dewar/tank to its origin. These issues add additional procedural steps and costs to the shipment. In addition, there is a risk of liquid nitrogen leakage if the dewar/tank tips to the side during transport, which can cause bodily injury and compromise the specimen being shipped. Due to the use of our proprietary technology, our Cryoport Express® Shippers are not prone to leakage when on their side or inverted, thereby protecting the integrity of our shipper’s hold time and being safe for handling.

While both liquid nitrogen dry vapor and liquid nitrogen shippers provide solutions to the issues encountered when shipping with dry ice, liquid nitrogen shippers have some draw backs. For example, the cost for a liquid nitrogen shipper typically can range from $650 to $4,000 per unit, which can substantially limit their use for the transport of many common biologics, particularly with respect to small quantities such as is the case with direct to the physician drug delivery. Because of the initial cost and limited production of these containers, they are designed to be reusable. However, the cost of returning these containers can be significant, particularly in international markets, because most applications require only one-way shipping. In addition, the logistics support of cryogenic shippers requires more sophisticated logistics management and discipline to ensure shippers are returned and recycled, especially for international shipments, which many companies do not have in place.

Cryoport’s solutions are totally comprehensive and integrated for maximum reliability, economy and total effectiveness. Cryoport’s total logistics solution enables life sciences companies to utilize the superior liquid nitrogen dry vapor technology without having to make capital investments or developing in-house logistics expertise and systems by offering a complete solution, which includes the cloud-based Cryoportal™ logistics management platform, the temperature monitoring system and the 24/7/365 logistics support. Cryoport allows the customer to outsource logistics and focus on its core competencies while maintaining visibility of all shipping related information.

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Within our intended biotechnology and life sciences markets for Cryoport Express® Shippers, there is limited known direct competition. We compete with liquid nitrogen and dry ice solutions by reason of the improved and integrated hardware and software technology in our products including our comprehensive logistics management software and through the use of our service enabled business model. The Cryoport Express® Solution provides a simple and cost effective solution for the frozen or cryogenic transport of biotech and life sciences materials. The Cryoportal™ assists with the management, scheduling and shipping of the Cryoport Express® Shippers, removing the burdens associated with other methods.

Traditional dry ice shippers and liquid nitrogen tank suppliers, such as MVE/Chart Industries, Taylor Wharton, and Air Liquide, offer various models of dry vapor liquid nitrogen shippers that are not as cost efficient for multi-use and multi-shipment purposes due to their significantly greater unit costs and unit weight (which may substantially increase the shipping cost). On the other hand, they are more established and have larger organizations and have greater financial, operational, sales and marketing resources, have a broader manufactured product offering of other liquid nitrogen products and more experience in research and development than we do.

Factors that we believe give us a competitive advantage are attributable to our software and shipping containers, which allow our shipper to retain liquid nitrogen when placed in non-upright positions, the overall “leak-proofness” of our package which determines compliance with shipping regulations, the overall weight and volume of the package which determines shipping costs, and our business model represented by the merged integration of our shipper with Cryoportal™ and Smart Pak data logger into a seamless shipping, tracking and monitoring solution.

Other companies that offer potentially competitive products include Industrial Insulation Systems, which offers cryogenic transport units and has partnered with Marathon Products Inc., a manufacturer and global supplier of wireless temperature data collecting devices used for documenting environmentally sensitive products through the cold chain, and Kodiak Thermal Technologies, Inc. which offers, among other containers, a repeat use active-cool container that uses free piston stirling cycle technology. While not having their own shipping devices, BioStorage Technologies is potentially a competitive company through their management services offered for cold-chain logistics and long-term biomaterial storage. Cryogena offers a single use disposable LN2 shipper with better performance than dry ice, but it does not perform as well and is not as cost-effective as the Cryoport solution when all costs are considered. In addition, BioMatrica, Inc. is developing and offering technology that stabilizes biological samples and research materials at room temperature. They presently offer these technologies primarily to research and academic institutions; however, their technology may eventually enter the broader cold-chain market. Fisher BioServices, part of Thermo Fisher Scientific, provides cell therapy logistics services, maintaining cold chain from manufacturer to patient bedside. They provide customized solutions in biospecimen collection kits, biospecimen shipping, lab processing, biobanking and clinical trial support services.

Research and Development

Our research and development efforts are focused on continually improving the features of our Cryoport Express® Solutions including the cloud-based Cryoportal™ and the Cryoport Express® Shippers. These efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered with the Cryoport Express® Solutions. Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2° to 8° Celsius markets. Our research and development expenditures for the fiscal years ended March 31, 2015 and 2014 were $352,600 and $409,100, respectively, with the largest portion being spent on software maintenance and development.

Employees

The efforts of our employees are critical to our success. We believe that we have assembled a strong management team with the experience and expertise needed to execute our business strategy. We anticipate hiring additional personnel as needs dictate to implement our growth strategy. As of December 31, 2015, we had thirty full-time employees, two consultants and five temporary employees.

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Insurance

We currently maintain general liability insurance, with coverage in the amount of $1 million per occurrence, subject to a $2 million annual limitation. Claims may be made against us that exceed these limits. In fiscal year 2015, we did not experience any claims against our professional liability insurance. Our liability policy is an “occurrence” based policy. Thus, our policy is complete when we purchased it and following cancellation of the policy it continues to provide coverage for future claims based on conduct that took place during the policy term. However, our insurance may not protect us against all liability because our policies typically have various exceptions to the claims covered and also require us to assume some costs of the claim even though a portion of the claim may be covered. In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

We also maintain product liability insurance with coverage in the amount of $1,000,000 per year. In addition, we currently maintain cargo insurance for shipments for one customer, with coverage of up to $10,000 per shipment.

Description of Property

We do not own real property. We currently lease one facility, with approximately 27,600 square feet of corporate, research and development, and warehouse facilities, located in Irvine, California under an operating lease expiring February 28, 2023, subject to our option to extend the lease for two additional five-year periods.  The initial base rent is approximately $24,700 per month.  The lease agreement contains certain scheduled rent increases, which are accounted for on a straight-line basis. We also lease certain office equipment which expires in March 2018.

Legal Proceedings

In the ordinary course of business, we are at times subject to various legal proceedings and disputes, including product liability claims. We currently are not aware of any such legal proceedings or claim that we believe will have, individually or in the aggregate, a material adverse effect on our business, operating results or cash flows. It is our practice to accrue for open claims based on our historical experience and available insurance coverage.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock is currently listed on the NASDAQ Capital Market and is traded under the symbol “CYRX.”  Prior to July 29, 2015, the Company’s common stock was quoted on the OTCQB.  As of May 10, 2016, there were 14,270,987 shares of common stock outstanding and 198 stockholders of record. On May 10, 2016, the closing sale price of our common stock was $1.94 per share.

The quarterly high and low reported closing sale prices for our common stock as quoted on the OTCQB or the high and low closing sales prices on the NASDAQ Capital Market, as applicable, for the periods indicated are as follows:

	High(1)	Low(1)
Fiscal Year 2017
First Quarter (through May 10, 2016)	$2.92	$1.85
Fiscal Year 2016
Fourth Quarter Ended March 31, 2016	$2.16	$1.07
Third Quarter Ended December 31, 2015	$3.02	$2.00
Second Quarter Ended September 30, 2015	$7.20	$2.25
First Quarter Ended June 30, 2015	$8.88	$5.51
Fiscal Year 2015
Fourth Quarter Ended March 31, 2015	$8.64	$4.56
Third Quarter Ended December 31, 2014	$5.76	$4.32
Second Quarter Ended September 30, 2014	$5.88	$4.80
First Quarter Ended June 30, 2014	$6.36	$4.20
Fiscal Year 2014
Fourth Quarter Ended March 31, 2014	$6.84	$4.08
Third Quarter Ended December 31, 2013	$6.60	$3.60
Second Quarter Ended September 30, 2013	$6.24	$2.76
First Quarter Ended June 30, 2013	$6.72	$1.92

(1)	Adjusted for the Company’s 1-for-12 reverse stock split of outstanding shares in May 2015.

Dividends

No dividends on common stock have been declared or paid by the Company.  The Company intends to employ all available funds for the development of its business and, accordingly, does not intend to pay any cash dividends in the foreseeable future.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of March 31, 2016 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options and Warrants	(b) Weighted-Average Exercise Price of Outstanding Options and Warrants	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,948,513	$4.20	3,029,500
Equity compensation plans not approved by stockholders(1)	12,249,830	$4.55	NA
Total	15,198,343	$4.48	3,029,500

(1)	During November 5, 2012 through May 7, 2015, a total of 1,095,962 options outstanding were granted to employees outside of an option plan of which 890,935 shares were issued to Mr. Shelton and 127,402 shares were issued to Mr. Stefanovich.

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MANAGEMENT

Directors and Executive Officers

The following table sets for the name and age of each director and executive officer, the year first elected as a director and/or executive officer and the position(s) held with the Company.

Name	Age	Position	Date Elected
Jerrell W. Shelton	70	Chairman, President and Chief Executive Officer	2012
Richard J. Berman	73	Director	2015
Robert Hariri, M.D., Ph.D.	57	Director	2015
Ramkumar Mandalam, Ph.D.	51	Director	2014
Edward J. Zecchini	55	Director	2013
Robert S. Stefanovich	51	Chief Financial Officer, Treasurer and Corporate Secretary	2011

Jerrell W. Shelton.  Mr. Shelton became a member of our board of directors in October 2012 and was appointed President and Chief Executive Officer of the Company in November 2012.  He was appointed Chairman of the Board in October 2015.  He served on the Board of Directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011.  From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments.  Prior to that, he served as Visiting Executive to IBM Research and Head of IBM’s WebFountain.  From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc.  Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc.  And from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group.  Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University.  Mr. Shelton currently serves on the Advisory Board of Directors of the Smithsonian Institution Library.  Mr. Shelton’s extensive leadership, management, strategic planning and financial expertise through his various leadership and directorship roles in public, private and global companies, makes him well-qualified to serve as a member of the board of directors.

Richard J. Berman.  Mr. Berman became a member of our board of directors in January 2015, and serves as Chairman of the Audit and Compensation Committee and member of the Nominating and Governance Committee of the Board.  Mr. Berman’s business career spans over 35 years of venture capital, senior management and merger & acquisitions experience.  In the past 5 years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies.  From 2006 to 2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets.  Mr. Berman is a director of four public healthcare companies:  Advaxis, Inc., Caldarius, Inc. (formerly Neostem, Inc.), MetaStat Inc. and Cryoport Inc.  From 2002 to 2010, he was a director of Nexmed Inc. where he also served as Chairman/CEO in 2008 and 2009 (formerly Apricus Biosciences, Inc.); From 1998 to 2000, he was employed by Internet Commerce Corporation (now Easylink Services) as Chairman and CEO, and was a director from 1998 to 2012.  Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980’s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions.  He is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA.  He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.  Mr. Berman’s financial and business expertise, including his background in biotechnology, international management and banking, and his extensive experience as a director in the public company context makes him well-qualified to serve as a member of the board of directors.

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Robert Hariri, M.D., Ph.D.  Dr. Hariri, M.D., PhD. became a member of our board of directors in September 2015. Dr. Hariri has been the chairman, founder and chief scientific officer of Celgene Cellular Therapeutics, a division of Celgene Corporation, since 2005. Prior to joining Celgene Cellular Therapeutics as president in 2002, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation/LIFEBANK, Inc., a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene in 2002. Dr. Hariri is also co-founder and president of Human Longevity, Inc., a genomics and cell-therapy company. He serves on numerous Boards of Directors including Myos Corporation (Nasdaq: MYOS), Provista Diagnostics and Bionik Laboratories Corp (OTCQX: BNKL) and is a member of the Board of Visitors of the Columbia University School of Engineering &Applied Sciences and the Science &Technology Council of the College of Physicians and Surgeons; as well as a member of the Scientific Advisory Board for the Archon X PRIZE for Genomics, which is awarded by the X Prize Foundation. Dr. Hariri is also a Trustee of the J. Craig Venter Institute and the Liberty Science Center and has been appointed Commissioner of Cancer Research by New Jersey Governor, Chris Christie. Dr. Hariri was recipient of the Thomas Alva Edison Award in 2007 and 2011, and has received numerous other honors for his many contributions to biomedicine and aviation. Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center where he also directed the Aitken Neurosurgery Laboratory and the Center for Trauma Research.  Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience makes him well-qualified to serve as a member of the board of directors.

Ramkumar Mandalam, Ph.D.  Dr. Mandalam became a member of our board of directors in June 2014.  He is member of the Compensation Committee and Governance and Nominating Committee.  Dr. Mandalam is the President and CEO of Cellerant Therapeutics, Inc., a clinical stage biotechnology company developing novel cell-based and antibody therapies for cancer treatment and blood-related disorders.  Prior to joining Cellerant in 2005, he was the Executive Director of Product Development at Geron Corporation, a biopharmaceutical company where he managed the development and manufacturing of cell based therapies for treatment of degenerative diseases and cancer.  From 1994 to 2000, he held various positions in research and development at Aastrom Biosciences, where he was responsible for programs involving ex vivo expansion of human bone marrow stem cells and dendritic cells.  Dr. Mandalam received his Ph.D. in Chemical Engineering from the University of Michigan, Ann Arbor, Michigan.  Dr. Mandalam is the author or co-author of several publications, patent applications, and abstracts.  Dr. Mandalam’s training as a scientist, extensive background in biotechnology and management expertise and makes him well-qualified to serve as a member of the board of directors.

Edward J. Zecchini.  Mr. Zecchini became a member of our board of directors in September 2013, and serves as Chairman of the Nominating and Governance Committee of the Board and member of the Audit Committee and the Compensation Committee. Mr. Zecchini currently serves as Chief Information Officer at Remedy Partners, Inc. Prior to that, Mr. Zecchini served as Executive Vice President and Chief Technology Officer at Sandata Technologies, LLC, from May 2010 to March 2014, President and Chief Executive Officer of IT Analytics LLC from March 2008 to April 2010, Executive Vice President of Operations and Chief Information Officer of Touchstone Healthcare Partnership from May 2007 to February 2008 and Senior Vice President and Chief Information Officer of HealthMarkets, Inc. from October 2004 to April 2007. Earlier in his career he held senior level positions at Thomson Healthcare and SportsTicker, Inc. Mr. Zecchini has over thirty years of experience in the healthcare and information technology industries. Mr. Zecchini holds a Bachelor of Arts degree from the State University of New York at Oswego.  Mr. Zecchini’s business expertise, including his background and extensive experience information technology and management makes him well-qualified to serve as a member of the board of directors.

Robert S. Stefanovich.  Mr. Stefanovich became Chief Financial Officer, Treasurer and Corporate Secretary for the Company in June 2011 following the Company’s filing of its Form 10–K for the fiscal year ended March 31, 2011. From June 15, 2012 to November 4, 2012, Mr. Stefanovich served as the Principal Executive Officer of the Company. From November 2007 through March 2011, Mr. Stefanovich served as Chief Financial Officer of Novalar Pharmaceuticals, Inc., a venture-backed specialty pharmaceutical company. Prior to that, he held several senior positions, including interim Chief Financial Officer of Xcorporeal, Inc., a publicly traded medical device company, Executive Vice President and Chief Financial Officer of Artemis International Solutions Corporation, a publicly traded software company, Chief Financial Officer and Secretary of Aethlon Medical Inc., a publicly traded medical device company and Vice President of Administration at SAIC, a Fortune 500 company. Mr. Stefanovich also served as a member of the Software Advisory Group and an Audit Manager with Price Waterhouse LLP’s (now PricewaterhouseCoopers) hi-tech practice in San Jose, CA and Frankfurt, Germany. He currently also serves as a board member of Project InVision International, a provider of business performance improvement solutions. He received his Masters of Business Administration and Engineering from University of Darmstadt, Germany.

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Director Independence

Our board of directors is responsible for determining the independence of our directors.  For purposes of determining director independence, our board of directors has applied the definitions set forth in NASDAQ Rule 5605(a)(2) and the related rules of the SEC.  Based upon its evaluation, our board of directors has affirmatively determined that the following directors meet the standards of independence: Mr. Berman, Dr. Hariri, Dr. Mandalam and Mr. Zecchini.

Committees of the Board of Directors

Our board of directors has established an Audit Committee, a Compensation Committee and Nomination and Governance Committee. Charters for each of these committees is available on the Company’s website at www.cryoport.com on the “Investor Relations: Corporate Governance” page under the heading “About Us.” Information on the website does not constitute a part of this registration statement.

Audit Committee

The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) to consider and review other matters relating to our financial and accounting affairs.

The current members of the Audit Committee are Mr. Berman, who is the Audit Committee Chairman, Dr. Hariri and Mr. Zecchini. The Company has determined that (i) Mr. Berman qualifies as an “audit committee financial expert” as defined under the rules of the SEC and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the applicable laws and regulations of the SEC, and (ii) Dr. Hariri and Mr. Zecchini meet NASDAQ’s financial literacy and financial sophistication requirements and are “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the applicable laws and regulations of the SEC.

Compensation Committee

The purpose of the Compensation Committee is to discharge our board of directors’ responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, as necessary, and to oversee and advise our board of directors on the adoption of policies that govern the Company’s compensation programs, including stock incentive and benefit plans.

The current members of the Compensation Committee are Mr. Berman, who is the Compensation Committee Chairman, Dr. Mandalam and Mr. Zecchini, each of whom is independent under applicable independence requirements. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code.

Nomination and Governance Committee

The functions of the Nomination and Governance Committee are to (i) make recommendations to our board of directors regarding the size of our board of directors, (ii) make recommendations to our board of directors regarding criteria for the selection of director nominees, (iii) identify and recommend to our board of directors for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to our board of directors, (v) recommend to our board of directors corporate governance principles and practices appropriate to the Company, and (vi) lead our board of directors in an annual review of its performance.

The current members of the Nomination and Governance Committee are Mr. Zecchini, who is the Nomination and Governance Committee Chairman, Mr. Berman and Dr. Mandalam.

Corporate Code of Conduct

The Company has adopted a corporate code of conduct that applies to its directors and all employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company has posted the text of its corporate code of conduct on the Company’s website at www.cryoport.com on the “Investor Relations: Corporate Governance” page under the heading “About Us.”

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Executive Compensation

Compensation Overview

We are a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act, and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. This “Compensation Overview” section discusses the compensation programs and policies for our executive officers and the Compensation Committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including our “named executive officers.”

Our Compensation Committee has the sole authority and responsibility to review and determine, or recommend to our board of directors for determination, the compensation package of our chief executive officer and each of our other named executive officers, each of whom is identified in the “Summary Compensation Table” below. Our Compensation Committee also considers the design and effectiveness of the compensation program for our other executive officers and approves the final compensation package, employment agreements and stock award and option grants for all of our executive officers. Our Compensation Committee is composed entirely of independent directors who have never served as officers of our company. Our Compensation Committee is authorized to engage compensation consultants, but did not do so in fiscal 2016 or 2015.

Set forth below is a discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements. Information regarding director compensation is included under the heading “Director Compensation” below.

General Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our stockholders. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance and attainment of individual and overall company performance objectives and retention concerns. Our president and chief executive officer and our Compensation Committee believe that substantial portions of executive compensation should be linked to the overall performance of our Company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and stockholder value will be considered in the determination of each executive’s compensation.

Generally, our Compensation Committee reviews and, as appropriate, modifies compensation arrangements for executive officers in the first quarter of each fiscal year, subject to the terms of existing employment agreements with our named executive officers, as discussed below. For fiscal 2016, our Compensation Committee considered our president and chief executive officer’s executive compensation recommendations for the Company’s chief financial officer. In making such determinations, the Compensation Committee considered the overall performance of each executive and their contribution to the growth of our company and its products, as well as overall company performance through personal and corporate achievements. As we are not yet cash-flow positive, the Compensation Committee considered each executive officer’s contributions for fiscal 2016, as well as the retention of our executive officers. Given the Company’s limited cash reserves, no cash bonuses were authorized or paid to our executive officers, however, the Compensation Committee is currently reviewing the issuance of additional stock options to executives to ensure that executive compensation and incentives are at appropriate levels to retain and motivate our executives.

 We have reviewed our compensation structures and policies as they pertain to risk and have determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

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Executive Officers of the Company

This section explains how our compensation program is designed and operated with respect to our executive officers, specifically the following “named executive officers” for 2016:

•	Jerrell W. Shelton, Chairman, President and Chief Executive Officer

•	Robert S. Stefanovich, Chief Financial Officer, Treasurer and Corporate Secretary

Summary Compensation Table

The following table contains information with respect to the compensation for the fiscal years ended March 31, 2016 and 2015 of our named executive officers.

Name and Principal Position	Fiscal Year	Salary(1) ($)		Bonus ($)	Option Awards(2) ($)		All Other Compensation ($)	Total Compensation ($)
Jerrell W. Shelton Chairman, President and Chief Executive Officer	2016	300,000	(3)	—	3,111,677	(4)	—	3,411,677
	2015	300,000	(3)	—	1,625,913	(4)	—	1,925,913
Robert S. Stefanovich Chief Financial Officer, Treasurer and Corporate Secretary	2016	255,000	(3)	$30,000	740,236	(5)	—	995,236
	2015	225,000	(3)	—	307,695	(5)	—	532,695

(1)	This column represents salary as of the last payroll period prior to or immediately after March 31 of each fiscal year.

(2)	This column represents the total grant date fair value of all stock options granted in fiscal year 2016 and 2015. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made in fiscal year 2016 and 2015, see Note 2 “Summary of Significant Accounting Policies” in the accompanying 2015 consolidated financial statements. The valuation assumptions applicable to fiscal year 2015 have not materially changed with respect to fiscal year 2016.

(3)	This amount represents the annual base salary paid.

(4)	This amount represents the fair value of all options granted to Mr. Shelton as compensation for services as a director and officer of the Company during fiscal year 2016 and 2015. Based on the recommendation of the Compensation Committee and approval by our board of directors, on November 20, 2015, May 7, 2015 and December 18, 2014, Mr. Shelton was granted an option to purchase 827,000, 219,892 and 387,501 shares, respectively, of common stock in connection with his engagement as Chief Executive Officer of the Company. The exercise price of the options are equal to or more than the fair value of the Company’s stock as of the grant date.

(5)	This amount represents the fair value of all options granted to Mr. Stefanovich as compensation for services as an officer of the Company during fiscal year 2016 and 2015. Based on the recommendation of the Compensation Committee and approval by our board of directors, on November 20, 2015, May 7, 2015 and December 18, 2014, Mr. Stefanovich was granted an option to purchase 177,200, 57,484 and 73,334 shares of common stock, respectively. The exercise price of the options are equal to the fair value of the Company’s stock as of the grant date.

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Narrative Disclosure to Summary Compensation Table

Employment Contracts

Jerrell W. Shelton

On November 5, 2012, the Company entered into an employment agreement (the “Initial Agreement”) with Mr. Shelton with respect to his employment as President and Chief Executive Officer. The Initial Agreement provided a term of six months. The Initial Agreement provided an initial annual base salary of $300,000 during the Term (as defined below).

In addition, on the date of the Initial Agreement, Mr. Shelton was awarded two options giving him the right to acquire an aggregate of 137,500 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the Agreement, or $2.40 per share. The aggregate number of shares was determined by dividing $350,000 by the closing price of the Company’s common stock on the date of the Agreement, or $2.40 per share, and subtracting 8,334 shares, which is the number of shares of common stock that Mr. Shelton was given the right to purchase pursuant to the option that was issued to him in connection with his appointment to the Board of Directors on October 22, 2012. The first option issued in connection with the Agreement was issued under the Company’s 2011 Stock Incentive Plan and provides Mr. Shelton the right to purchase 54,167 shares of the common stock of the Company, which is the maximum that may be awarded to Mr. Shelton in this fiscal year under such plan. Mr. Shelton subsequently exercised 54,167 of these shares in May and November 2013. The second option provided Mr. Shelton the right to purchase 83,334 shares of common stock of the Company and was granted outside of the Company’s incentive plans. The options vest in six equal monthly installments during the Term and expire at the earlier of (a) ten years from the date of the Agreement, and (b) five (5) years from the date of the resignation and/or removal of the Mr. Shelton as a member of the Board of Directors of the Company.

On June 28, 2013, after the expiration of the Initial Agreement, the Company entered into a new employment agreement (the “Agreement”) with Mr. Shelton with respect to his employment as President and Chief Executive Officer. The Agreement is effective through May 14, 2017 (the “Term”).

The Agreement provides an initial annual base salary of $300,000 during the Term. In addition, on the date of the Agreement, Mr. Shelton was awarded options giving him the right to acquire an aggregate of 325,209 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the Agreement, or $3.24 per share, and such options were granted outside of the Company’s incentive plans. The option vests immediately with respect to 13,551 shares and the remaining right to purchase the remaining shares vests in equal monthly installments on the fifth day of each month for forty six months beginning on July 5, 2013 and ending on May 5, 2017; provided, that such vesting will be accelerated on the date that the Company files a Form 10-Q or Form 10-K indicating an income from operations for the Company in two consecutive fiscal quarters and immediately in the event of a change of control of the Company.

The options expire at the earlier of (a) ten years from the date of the Agreement, and (b) twenty four (24) months from the date of the resignation and/or removal of the Mr. Shelton as Chief Executive Officer of the Company.

Mr. Shelton has agreed during the Term and for a period of one year following the termination of the Agreement, not to solicit, induce, entice or attempt to solicit, induce, or entice any employee of the Company to leave employment with the Company. Payments due to Mr. Shelton upon a termination of his employment agreement are described below.

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Robert S. Stefanovich

Although the Company does not have a written employment agreement with Mr. Stefanovich, pursuant to the terms of his offer letter, the Company has agreed to pay Mr. Stefanovich an annual base salary of $225,000 per year which was increased to $255,000 in May 2015 and to $267,500 in April 2016. In addition, he is eligible for an incentive bonus targeted at 25% of his annual base salary. Mr. Stefanovich is eligible to participate in all employee benefits plans or arrangements which may be offered by the Company during the term of his agreement. The Company shall pay the cost of Mr. Stefanovich’s health insurance coverage in accordance with the Company’s plans and policies while he is an employee of the Company. Mr. Stefanovich is also eligible for fifteen (15) paid time off days a year, and is entitled to receive fringe benefits ordinarily and customarily provided by the Company to its senior officers. Payments due to Mr. Stefanovich upon a termination of his employment agreement with the Company are described below.

The Company has no other employment agreements with executive officers of the Company as of March 31, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options held by our Named Executive Officers as of fiscal year ended March 31, 2016:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jerrell W. Shelton	8,334	(1)	—	—		$2.28	10/22/22
	83,334	(2)	—	—		$2.40	11/05/22
	237,134	(3)	—	88,075	(3)	$3.24	06/28/23
	121,107	(4)	—	266,394	(4)	$4.80	12/18/24
	45,817	(5)	—	174,075	(5)	$7.80	05/07/25
	120,604	(6)	—	706,396	(6)	$5.00	08/20/25
Robert Stefanovich	10,417	(7)	—	—	(7)	$10.32	06/20/21
	—	(8)	—	3,334	(8)	$5.16	08/03/22
	4,375	(9)	—	625	(9)	$5.16	08/03/22
	48,078	(10)	—	21,840	(10)	$3.24	06/28/23
	22,920	(11)	—	50,414	(11)	$4.80	12/18/24
	11,980	(12)	—	45,504	(12)	$7.80	05/07/25
	25,842	(13)	—	151,358	(13)	$3.07	08/20/25

(1)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 8,334 shares of common stock exercisable at $2.28 per share on October 22, 2012 upon joining the board of directors. Options vest in twelve equal monthly installments. The exercise price for shares of common stock pursuant to the options is equal to the fair value of the Company’s stock as of the grant date.

(2)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 137,500 shares of common stock exercisable at $2.40 per share on November 5, 2012, which vests in six equal monthly installments. 54,166 of these options were issued under the 2011 stock option plan and exercised in May and November 2013 and 83,884 were issued outside of a plan. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.

(3)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 325,209 shares of common stock exercisable at $3.24 per share on June 28, 2013. The option vests 2/48th immediately with the remainder vesting 1/48th per month for 46 months. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

(4)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 387,500 shares of common stock exercisable at $4.80 per share on December 18, 2014. The option vests in monthly installments over a four year period, 262,500 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

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(5)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 219,892 shares of common stock exercisable at $7.80 per share on May 7, 2015. The option vests in monthly installments over a four year period, 219,892 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

(6)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Shelton was granted an option to purchase 827,000 shares of common stock exercisable at $3.07 per share on August 20, 2015, subject to stockholder approval of the 2015 Omnibus Equity Incentive Plan which occurred on November 20, 2015. The award was amended on February 3, 2016 to increase the exercise price of the option from $3.07 to $5.00. The option vests in monthly installments over a four year period. The exercise price for the shares of common stock pursuant to the option is equal to or more than the fair value of the Company’s stock on the date of grant.

(7)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 10,417 shares of common stock exercisable at $10.32 per share on June 20, 2011. The option vests in six month installments over a four year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

(8)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 3,334 shares of common stock exercisable at $5.16 per share on August 3, 2012. The option vests based on certain performance criteria. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

(9)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 5,000 shares of common stock exercisable at $5.16 per share on August 3, 2012. The option vests in six month installments over a four year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

(10)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 69,918 shares of common stock exercisable at $3.24 per share on June 28, 2013. The options vest in equal monthly installments over four years. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

(11)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 73,334 shares of common stock exercisable at $4.80 per share on December 18, 2014. The options vest in equal monthly installments over four years. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

(12)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 57,484 shares of common stock exercisable at $7.80 per share on May 7, 2015. The options vest in equal monthly installments over a four year period, 57,484 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

(13)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stefanovich was granted an option to purchase 177,200 shares of common stock exercisable at $3.07 per share on August 20, 2015, subject to stockholder approval of the 2015 Omnibus Equity Incentive Plan which occurred on November 20, 2015. The options vest in equal monthly installments over four years. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

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Potential Payments on Termination or Change in Control

Pursuant to Mr. Shelton’s Agreement, if Mr. Shelton terminates the Agreement, dies, or is terminated for “cause” (as defined in the Agreement), he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated for “cause,” the Company may, to the extent allowed by law set off losses, fines or damages that he has caused as a result of his misconduct. If he is terminated “without cause” (as defined in the Agreement), he will be entitled to: (i) a continuation of his base salary for three months following his termination of employment; and (ii) one half of unvested options as of date of his termination of employment shall become fully vested. In the event his employment is terminated “without cause” by the Company, within twelve (12) months after a “change in control” (as defined in the Cryoport, Inc. 2011 Stock Incentive Plan), then, Mr. Shelton will be entitled to: (i) the continuation of his base salary for twelve (12) months following the date of termination of employment, which shall be paid in accordance with the Company’s ordinary payroll practices in effect from time to time, and which shall begin on the first payroll period immediately following the date on which the general release and waiver becomes irrevocable; and (ii) all options previously granted to Mr. Shelton will become fully vested and exercisable as of the date of his termination of employment.

Pursuant to Mr. Stefanovich’s employment letter, in the event that Mr. Stefanovich’s employment with the Company is terminated as a result of a “change of control” (as defined in the Cryoport, Inc. 2009 Stock Incentive Plan), he will be entitled to receive a severance payment equal to twelve months of his base salary, continuation of health benefits for a period of twelve months, and all options previously granted to Mr. Stefanovich will become fully vested and exercisable. Separately, in the event his employment is terminated by the Company for reasons other than cause, Mr. Stefanovich will be entitled to receive a severance payment equal to six months of his base salary and continuation of health benefits for a period of six months following his termination of employment.

The Cryoport, Inc. 2015 Omnibus Equity Incentive Plan, the Cryoport, Inc. 2011 Stock Incentive Plan and the Cryoport, Inc. 2009 Stock Incentive Plan each provide that if a “change in control” occurs, the Compensation Committee shall have the discretion to provide in the applicable option agreement that any outstanding awards shall become fully vested and exercisable.

The Company does not provide any additional payments to named executive officers upon their resignation, termination, retirement, or upon a change of control.

Change in Control Agreements

There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of the Company or any subsidiary.

Director Compensation

Compensation for the Board is governed by the Company’s Compensation Committee.

Director Fees

Effective January 1, 2015 through October 1, 2015, the compensation plan for non-employee directors was as follows:

Director fees were paid in cash, restricted shares of the Company’s common stock or a combination thereof, at the option of the director.

Option 1:  Cash compensation of $40,000, paid quarterly,

Option 2:  Cash compensation of $13,000, paid quarterly and $27,000 converted into common stock using the volume weighted average price (VWAP) of the stock for the last five days of the trading month ending each quarter, plus an annual grant of options, on the date of the Company’s annual meeting, to purchase 25,000 shares of the Company’s common stock; or

Option 3:  No cash compensation but $40,000 converted into common stock using the volume weighted average price (VWAP) of the stock for the last five days of the trading month ending each quarter and paid quarterly. This option carries a 15% premium, as there is no cash outlay to the Company. The calculation would be $40,000 X 1.15 = $46,000/VWAP.

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In addition to the compensation options above, the following compensation applied to non-employee directors chairing a committee of our board of directors. This compensation was paid on the same basis as the director chose from the options described above:

Chairman/Lead Director	$25,000
Audit Committee	$20,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$10,000

Effective October 1, 2015, the compensation plan for non-employee directors is as follows:

Director fees are paid in cash, restricted shares of the Company’s common stock or a combination thereof, at the option of the director.

Option 1: Annual cash compensation of $40,000, paid quarterly,

Option 2: Annual cash compensation of $13,333, paid quarterly and $26,667 converted into common stock using the volume weighted average price (VWAP) of the stock for the last five days of the trading month ending each quarter, plus an annual grant of options, on the date of the Company’s annual meeting, to purchase 25,000 shares of the Company’s common stock; or

Option 3: No annual cash compensation but $40,000 converted into common stock using the volume weighted average price (VWAP) of the stock for the last five days of the trading month ending each quarter and paid quarterly. This option carries a 15% premium, as there is no cash outlay to the Company. The calculation would be $40,000 X 1.15 = $46,000/VWAP.

In addition to the compensation options above the following compensation apply to non-employee directors chairing a committee of our board of directors. This compensation will be paid on the same basis as the director chose from the options described above:

Chairman/Lead Director	$25,000
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000

Newly appointed directors receive an initial grant of options to purchase 50,000 shares of the Company’s common stock, vesting monthly over four years.

Director Stock Option Grants

Annual awards were granted on August 20, 2015, subject to stockholder approval of the 2015 Omnibus Equity Incentive Plan which occurred on November 20, 2015. Mr. Berman, Mr. Rathmann, Dr. Mandalam and Mr. Zecchini were each granted an option to purchase 113,300, 80,000, 80,000, and 80,000 shares, respectively, of the Company’s common stock with an exercise price of $3.07 per share.

The following table sets forth the director compensation of the non-employee directors of the Company during fiscal year 2016.

Name	Fee Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Richard J. Berman	33,333	56,917	251,839	$—	342,089
Robert Hariri, M.D., Ph.D.(3)	30,925	—	94,734	—	125,659
Ramkumar Mandalam, Ph.D.	13,167	26,833	186,099	—	226,099
Richard G. Rathmann(4)	—	42,800	214,263	—	257,063
Edward J. Zecchini	14,833	35,167	186,099	—	236,099

(1)	Fees earned or paid in cash as shown in this schedule represent payments and accruals for directors’ services earned during fiscal year 2016.

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(2)	This column represents the total grant date fair value of all stock options granted in fiscal 2016. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made in fiscal 2016, refer to Note 2 “Summary of Significant Accounting Policies” in the accompanying 2015 consolidated financial statements. The valuation assumptions applicable to fiscal year 2015 have not materially changed with respect to fiscal year 2016.

(3)	Dr. Hariri became a member of our board of directors in September 2015.

(4)	Mr. Rathmann served as director of the Company through the Company’s annual meeting of stockholders on October 28, 2015.

Compensation Committee Interlocks and Insider Participation

None.

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Certain Relationships and Related Party Transactions

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our corporate code of conduct or adhered to by our board of directors. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. Generally speaking, we enter into related-party transactions only on terms that we believe are at least as favorable to our company as those that we could obtain from an unrelated third party.

The following related-party transaction were approved or ratified by at least two independent directors and future material affiliated transactions will be approved by a majority of the independent directors who do not have an interest in the transaction and who had access, at the issuer’s expense, to issuer’s or independent legal counsel.

During the year ended March 31, 2014, the Company issued to certain accredited investors various unsecured promissory notes with the terms as described under Note 8 in the accompanying March 31, 2015 consolidated financial statements. These unsecured promissory notes included $120,000 of the 5% Bridge Notes issued to Jerrell W. Shelton, the Company’s Chairman, President and Chief Executive Officer. In May 2014, Mr. Shelton elected to convert all principal and interest into Class A Convertible Preferred Stock and warrants to purchase common stock of the Company. In November 2014, Mr. Shelton participated in the Class A Convertible Preferred Stock offering and the Company issued 4,167 shares of Class A Convertible Preferred Stock in exchange for an aggregate amount of $100,000.

In January 2016, the Company caused the mandatory exchange of all its outstanding Class A Convertible Preferred Stock and Class B Convertible Preferred Stock.  As a result, the shares of Class A Convertible Preferred Stock held by Mr. Shelton were mandatorily exchanged for 80,558 shares of the Company’s common stock and 80,558 warrants, each warrant representing the right to purchase one share of the Company’s common stock.  The warrants are exercisable at an exercise price of $3.57 per share of common stock. The warrants are exercisable upon issuance and expire on July 29, 2020.

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Principal Stockholders

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of May 10, 2016, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, each director, each named executive officer, and all of its directors and named executive officers as a group. As of May 10, 2016, there were 14,270,987 shares of common stock outstanding. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Cryoport, Inc., 17305 Daimler Street, Irvine, CA 92614.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of May 10, 2016, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned
Executive Officers and Directors:
Jerrell W. Shelton	1,556,661	(1)	10.3%
Richard J. Berman	80,273	(1)(2)	*
Robert Hariri, M.D., Ph.D.	29,167	(1)	*
Ramkumar Mandalam, Ph.D.	45,546	(1)	*
Edward J. Zecchini	48,851	(1)	*
Robert S. Stefanovich	150,423	(1)	1.0%
Total for all directors and named executive officers as a group (6 persons)	1,910,921	(1)	12.4%

*	Represents beneficial ownership of less than 1% of outstanding shares.

(1)	Includes shares which individuals shown above have the right to acquire as of May 10, 2016, or within 60 days thereafter, pursuant to outstanding stock options and/or warrants as follows: Mr. Shelton — 828,725 shares; Mr. Berman — 50,739 shares; Dr. Hariri — 29,167; Dr. Mandalam — 34,454; Mr. Zecchini — 34,454 shares; Mr. Stefanovich — 150,423 shares.

(2)	Includes 9,250 warrants and 8,138 shares owned by Mrs. Richard Berman, spouse of Mr. Berman.

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Description of Capital Stock

Our authorized capital consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 14,270,987 shares of common stock were issued and outstanding as of May 10, 2016, and 2,500,000 shares of “blank check” preferred stock, $0.001 par value per share, none of which were issued and outstanding as of such date. The following description is a summary and is qualified in its entirety by our Amended and Restated Articles of Incorporation, as amended to date, and our Amended and Restated Bylaws, as currently in effect, copies of which are referenced as exhibits herein, and the provisions of the Nevada Revised Statutes.

Common Stock

Subject to the preferential rights of any outstanding preferred stock, each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by our board of directors out of funds legally available for the payment of dividends. As of the date of this prospectus, no dividends on common stock have been declared or paid by the Company.  The Company intends to employ all available funds for the development of its business and, accordingly, does not intend to pay any cash dividends in the foreseeable future.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

Blank Check Preferred Stock

Our board of directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the Board may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by our board of directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. This statute currently does not apply to our Company because in order to be applicable, we would need to have a specified number of Nevada residents as shareholders, and we would have to do business in Nevada directly or through an affiliate.

In addition, our amended and restated articles of incorporation and amended and restated bylaws contain provisions that may make the acquisition of our company more difficult, including, but not limited to, the following:

•	requiring at least 75% of outstanding voting stock in order to call a special meeting of stockholders;

•	not allowing stockholders to take action by written consent in lieu of a meeting;

•	setting forth specific procedures regarding how our stockholders may present proposals or nominate directors for election at stockholder meetings;

•	requiring advance notice and duration of ownership requirements for stockholder proposals;

•	permitting our board of directors to issue preferred stock without stockholder approval; and

•	limiting the rights of stockholders to amend our bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, Attn: Corporate Actions Department, 17 Battery Place, 8th Floor, New York, New York 10004.

NASDAQ Capital Market

Our common stock is traded on the NASDAQ Capital Market under the symbol “CYRX.”

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Description of SUBSCRIPTION RIGHTS

The Subscription Rights

We are distributing, at no charge, to holders of our common stock and holders of our warrants non-transferrable subscription rights to purchase one share of our common stock for each share of common stock owned at, and each share of common stock into which the warrants held by them were exercisable at, 5:00 p.m., New York City time, on May 31, 2016; provided, that, the rights may only be exercised for a maximum of 5,200,000 shares, or $             of subscription proceeds.

Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege, which are described below.

Basic Subscription Privilege

With your basic subscription privilege, you may purchase one share of our common stock per subscription right, upon delivery of the required documents and payment of the subscription price of $        per share, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription privilege. However, if you exercise less than your full basic subscription privilege, you will not be entitled to purchase shares pursuant to your over-subscription privilege.

If the basic subscription rights are exercised for an amount in excess of $            , the basic subscription rights that have been exercised will be reduced on a pro-rata basis, subject to adjustment to eliminate fractional shares, so that the total exercise price of the basic subscription rights shall equal $            , and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Basic subscription rights may only be exercised for whole numbers of shares of our common stock; no fractional shares of common stock will be issued in this offering.  If the basic subscription rights are exercised for an amount in excess of $            , the number of shares of common stock each subscription rights holder may acquire will be rounded down to result in delivery of whole shares.

We will deliver certificates (physical, electronic or book-entry form) representing shares of our common stock purchased with the basic subscription privilege as soon as practicable after the rights offering has expired.

Over-Subscription Privilege

If you fully exercise your basic subscription privilege and basic subscription rights are exercised for an amount less than $            , you may also exercise an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among stockholders exercising this over-subscription right. To the extent the number of the unsubscribed shares are not sufficient to satisfy all of the properly exercised over-subscription rights requests, then the available shares will be prorated among those who properly exercised over-subscription rights based on the number of shares each rights holder subscribed for under the basic subscription right. If this pro rata allocation results in any stockholder receiving a greater number of shares of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available   to you, assuming that no stockholder other than you has purchased any shares of our common stock pursuant to their basic subscription privilege and over-subscription privilege.

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We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent sufficient shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges.

•	To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

•	To the extent the stockholders properly exercise their over-subscription privileges for an aggregate amount of shares that is less than the number of the unsubscribed shares, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

Fractional shares of our common stock resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

We will deliver certificates (physical, electronic or book-entry form) representing shares of our common stock purchased with the basic subscription privilege as soon as practicable after the rights offering has expired.

Subscription Price

In determining the subscription price of $        per share, our board of directors considered a number of factors, including: the likely cost of capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices of our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The closing price of our common stock on          , 2016, the last trading day prior to determination of the subscription price, was $          .   In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. See “Risk Factors—Risks Related to the Rights Offering—The subscription price determined for the rights offering is not necessarily an indication of the value of our common stock.”

Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

In the event that the exercise by a holder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service (the “IRS”), we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Distribution Arrangements

Source Capital Group, which is a broker-dealer and member of FINRA, will act as dealer-manager for the rights offering. The principal business address of the dealer-manager is 276 Post Road West, Westport, CT 06880.

Under the terms and subject to the conditions contained in a dealer-manager agreement, Source Capital Group will provide marketing assistance and advice to our company in connection with the rights offering and will solicit the exercise of rights and participation in the over-subscription right. This rights offering is not contingent upon any number of rights being exercised. In addition, Source Capital Group is acting as a placement agent of the rights or the shares of common stock issuable upon exercise of the basic subscription or over subscription rights.

Under the terms and subject to the conditions contained in the dealer-manager agreement, we have agreed to pay Source Capital Group a cash fee of 6% of the gross proceeds of this offering and a non-accountable expense allowance of 2% of the gross proceeds of this rights offering. We have also agreed to indemnify Source Capital Group and their respective affiliates against certain liabilities arising under the Securities Act. Source Capital Group’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement. Source Capital Group and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive customary fees. Source Capital Group does not make any recommendation with respect to whether you should exercise the basic subscription or over subscription rights or to otherwise invest in our company.

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Material U.S. Federal Tax Considerations

This following discussion addresses material U.S. federal income tax considerations relating to (i) the receipt and exercise (or expiration) of the subscription rights as contemplated throughout this rights offering, and (ii), if applicable in connection with the exercise of the basic subscription privilege or, if applicable, the over-subscription privilege, the acquisition, ownership and sale of shares of our stock and, insofar as it relates to matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of our tax counsel, Snell & Wilmer L.L.P. This discussion addresses only the treatment to a Shareholder (defined below), that is a U.S. holder (defined below), and who receives subscription rights pursuant to this offering, or holds shares of our stock issued upon the exercise of the basic subscription privilege or, if applicable, the over-subscription privilege, in each instance as capital assets within the meaning of Code Section 1221. This discussion does not provide a complete or comprehensive analysis of all potential tax considerations. The information provide herein is based on existing United States federal income tax authorities, including but not limited to, the Code, the Treasury Regulations promulgated thereunder, legislative history, judicial authority and published rulings, any of which may subsequently change, possibly retroactively, or interpreted differently by the IRS, so as to result in U.S. federal income tax consequences different from those discussed throughout this offering. This discussion neither binds nor precludes the IRS from adopting a position contrary to, or otherwise challenging, the positions addressed in this prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position or matter was litigated. We have not sought, and will not seek a ruling from the IRS regarding the tax considerations discussed herein. Additionally, this discussion does not address any tax consequences under foreign, state, or local tax laws, nor does it address the effects of the U.S. federal estate or gift tax laws.

This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of such beneficial owner’s circumstances. For example, this discussion does not apply to you if you are not a U.S. holder or if you are a member of a special class of holders subject to special rules, including, without limitation, financial institutions, banks, regulated investment companies, real estate investment trusts, dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations or entities, tax-deferred or other retirement accounts, insurance companies, persons liable for alternative minimum tax, holders who hold stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, holders whose functional currency is not the U.S. dollar, certain former citizens or residents of the U.S., and holders who received our stock on which the subscription rights are distributed in satisfaction of our indebtedness.

As used throughout this discussion, a “U.S. holder” means a beneficial owner of subscription rights, or stock acquired pursuant to the exercise of the basic subscription privilege or, if applicable, the over-subscription privilege, that is:

•	An individual who is a citizen or resident of the United States, including an alien individual who either is a lawful permanent resident of the United States or meets the substantial presence test under Code Section 7701(b);

•	A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate whose income is subject to U.S. federal income tax regardless of its source; or

•	A trust (i) if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

In addition, as used throughout this discussion, the phrase “Securities,” means both (i) shares of our common stock, and (ii) rights or warrants to acquire shares of our common stock; and the term “Shareholder,” means a U.S. holder who is either (i) a holder of shares of our common stock, or (ii) a holder of rights or warrants to acquire shares of our common stock. As such, this discussion addresses the receipt of the subscription rights contemplated in this offering by current holders of shares of our common stock and current holders of our warrants.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the stock received upon exercise of the basic subscription privilege or, if applicable, the over-subscription privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner and the partnership are urged to consult their own tax advisors as to the U.S. federal income tax consequences of receiving the subscription rights, exercising (or allowing to expire) the basic subscription privilege or, if applicable, the over-subscription privilege, and acquiring, holding or disposing of our shares of stock.

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EACH U.S. HOLDER OF SUBSCRIPTION RIGHTS AND, IF APPLICABLE, OUR STOCK, IS STRONGLY URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF OUR STOCK.

Receipt of Subscription Rights Assuming the Rights Offering is Considered Non-Taxable

Receipt of the Subscription Rights

The distribution of subscription rights to a Shareholder with respect to such Shareholder’s Securities is generally treated, for U.S. federal income tax purposes, as a non-taxable distribution. The remainder of this section entitled “—Receipt of Subscription Rights Assuming the Rights Offering is Considered Non-Taxable” assumes that the receipt by a Shareholder of subscription rights with respect to such Shareholder’s Securities pursuant to this rights offering is non-taxable for U.S. federal income tax purposes. However, this conclusion is not free from doubt, and it is possible that the IRS may take a contrary view.

If, by way of example only, receipt by a Shareholder of subscription rights is part of a “disproportionate distribution,” then such receipt would be treated as a taxable distribution to such Shareholder in an amount equal to fair market value of the subscription rights received. In such a case, the treatment discussed below under the section entitled “—Receipt of Subscription Rights if the Rights Offering Is Considered Taxable” would be applicable.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights received by a Shareholder is less than 15% of the fair market value of such Shareholder’s Securities as of the date the subscription rights are distributed, then such holder’s subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes. However, in such a case, such Shareholder may affirmatively elect to allocate a portion of such holder’s tax basis in such holder’s existing Securities between (i) such holder’s Securities and (ii) such holder’s subscription rights received pursuant to this offering, in proportion to the relative fair market values of such existing Securities and subscription rights determined as of the date of the receipt of the subscription rights. If a Shareholder chooses to make such an election, then such holder must make this election on a statement included with such holder’s tax return for the taxable year in which such holder receives subscription rights pursuant to this offering. Such an election, if made, is irrevocable.

If the fair market value of the subscription rights received by a Shareholder is 15% or more of the fair market value of such holder’s Securities as of the date the subscription rights are distributed, then such holder must allocate such holder’s tax basis in such holder’s existing Securities between (i) such holder’s shares of Securities, and (ii) such holder’s subscription rights received pursuant to this offering, in proportion to the relative fair market values of such existing Securities and subscription rights determined as of the date of the distribution of the subscription rights.

The fair market value of the subscription rights on the date the subscription rights are received is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights as of that date. Fair market value is defined generally as the price at which property would hypothetically change hands between a willing buyer and a willing seller, where neither is under any compulsion to buy or sell. Fair market value is a factual determination. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including but not limited to any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed or received, the length of the time period during which the subscription rights may be exercised, the fact that the subscription rights are non-transferable, and any other relevant facts and circumstances.

Exercise of the Subscription Rights

A Shareholder will not recognize any gain or loss upon the exercise of subscription rights received pursuant to this rights offering. A Shareholder’s tax basis of shares of our common stock acquired through the exercise of such subscription rights will equal the sum of (i) the subscription price paid for the shares, plus (ii) the tax basis, if any, in the subscription rights immediately prior to such exercise. The holding period for shares of our common stock acquired through the exercise of such subscription rights will begin on the date the subscription rights are exercised.

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Expiration of the Subscription Rights

A Shareholder who allows subscription rights received pursuant to this rights offering to expire generally will not recognize any gain or loss upon such expiration. If, in connection with the receipt of subscription rights pursuant to this offering, a Shareholder, by election or otherwise, allocated a portion of the tax basis in such holder’s then existing Securities to such holder’s subscription rights, then upon the expiration of such subscription rights, the portion of the tax basis previously allocated to the subscription rights will be re-allocated, or re-attributed, to such holder’s Securities, and the tax basis of such Securities will be restored to what it was immediately before the receipt of the subscription rights in this offering.

Receipt of Subscription Rights if the Rights Offering is Considered Taxable

Receipt of Subscription Rights

In general, receipt by a Shareholder of subscription rights to acquire shares of our common stock generally will be taxable if the distribution or issuance (alone or as part of a series of distributions or issuances, including deemed distributions and issuances) either (i) has the result of the receipt of cash or property by some Shareholders, and an increase in the proportionate interests, of other Shareholders, in the assets or earnings and profits of the Company (i.e., a disproportionate distribution, as contemplated in Code Section 305(b)(2)), or (ii) is, at the election of any of the Shareholders, payable either in cash or property in lieu of the rights to acquire additional shares (i.e., a distribution in lieu of money, as contemplated in Code Section 305(b)(1)). As previously indicated, for these purposes, the term “Securities,” means shares of our common stock and rights or warrants to acquire shares of our common stock.

With respect Shareholders who are holders of our warrants, depending on the circumstances, adjustments and changes respecting subscription rights, or the receipt of additional subscription rights pursuant to this offering, may be treated as a constructive distribution if, and to the extent that, such adjustment, change or receipt has the effect of increasing such Shareholder’s proportionate interest in our earnings and profits or assets. However, in general, any such adjustment, change or receipt respecting currently outstanding warrants, which adjustment, change or receipt is made or occurs pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of currently outstanding warrants should generally not result in a constructive distribution. The application of these rules to Shareholders, and, in particular, to Shareholders who hold warrants to acquire shares of our common stock, are complex and subject to uncertainty.

During the last 36 months, we have not made any distributions of cash or other property with respect to our stock, nor do we have any current intention of making any distributions with respect to our stock. Currently, our common stock is our sole outstanding class of stock, and we have no current intention of issuing another class of stock or convertible debt. However, the fact that we have outstanding options, warrants and similar equity-based awards could cause, under certain circumstances that cannot currently be predicted, the receipt of subscription rights pursuant to this offering to be part of a disproportionate distribution, as contemplated in Code Section 305(b)(2). The Company intends to take the position that the outstanding options, warrants and similar equity-based awards do not cause the subscription rights issued pursuant to this rights offering to be part of a disproportionate distribution, in which case the Company believes the discussion set forth in “—Receipt of Subscription Rights Assuming the Rights Offering is Considered Non-Taxable,” is applicable to all Shareholders.

If, contrary to the Company’s position, the distribution or issuance to a Shareholder pursuant to this offering of subscription rights is considered part of a disproportionate distribution (or part of a distribution in lieu of money), then such distribution would generally be treated as taxable. With respect to U.S. holders of shares of our common stock, in general, a taxable distribution is treated as a dividend to the extent that the fair market value of the subscription rights distributed is allocable to our current and accumulated earnings and profits for the taxable year in which the subscription rights are distributed. Dividends received by corporate U.S. holders are taxable at ordinary corporate income tax rates, subject to any applicable dividends-received deduction. Subject to the discussion below respecting the additional Medicare tax (see, “—Net Investment Income Tax”), qualified dividends received by non-corporate U.S. holders are taxable at a maximum rate of 20%, provided the holder meets applicable holding requirements. Assuming, for these purposes, the distribution pursuant to this offering of subscription rights is treated as a taxable distribution, we expect, but cannot determine with certainty prior to the consummation of the rights offering, that the Company will not have current and accumulative earnings and profits so as to cause the distribution contemplated in this rights offering to be treated as a taxable dividend to a U.S. holder of shares of our common stock. Any distributions to a U.S. holder of shares of our common stock in excess of the Company’s current and accumulated earnings and profits will be treated as a tax-free return of such holder’s basis in our common stock, and any further distributions in excess of such holder’s basis in our common stock will be treated as gain from the sale or exchange of such common stock. With respect to U.S. holders of rights or warrants to acquire shares of our common stock, in general, the receipt of subscription rights which receipt is considered part of disproportionate distribution (or part of a distribution in lieu of money), would be taxable to such holder, and may be taxable to such holder at graduated ordinary income tax rates.

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The remainder of the discussion in this section entitled, “—Receipt of Subscription Rights Assuming the Rights Offering is Considered Taxable,” assumes that the receipt of subscription rights pursuant to this offering is considered part of a disproportionate distribution, and generally taxable to the receiving Shareholder.

Tax Basis in the Subscription Rights

If the receipt of subscription rights pursuant to this offering is taxable to the receiving Shareholder, then regardless of whether the receipt of subscription rights is treated as a dividend, as a tax-free return of basis, as gain from the sale or exchange of our common stock, or otherwise, a Shareholder’s tax basis in the subscription rights received will be equal to the fair market value of such subscription rights.

Exercise of the Subscription Rights

If, the receipt of subscription rights pursuant to this offering is treated as taxable to the receiving Shareholder, then such Shareholder will not recognize any gain or loss upon the exercise of such subscription rights. In such a case, a Shareholder’s tax basis of shares of our common stock acquired through the exercise of such subscription rights will equal the sum of (i) the subscription price paid for the shares of our common stock, plus (ii) the tax basis, if any, in the subscription rights immediately prior to such exercise. The holding period for shares of our common stock acquired through the exercise of the subscription rights will begin on the date the subscription rights are exercised.

Expiration of the Subscription Rights

If the receipt of subscription rights pursuant to this offering is taxable, and a Shareholder allows the subscription rights received in this offering to expire, then such Shareholder should recognize a short-term capital loss equal to such Shareholder’s tax basis in the expired subscription rights. A Shareholder’s ability to use any capital loss may be subject to limitations.

Net Investment Income Tax

In addition to the United States federal income tax, discussed above, certain Shareholders are subject to an additional 3.8% Medicare tax (the “net investment income tax”) on their “net investment income” to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds certain thresholds (e.g., $250,000 for married individuals filing jointly). For these purposes, “net investment income” generally equals the taxpayer’s gross investment income (e.g., interest income, dividends and gain from the sale or other disposition of stock) reduced by deductions that are allocable to such income. The net investment income tax is determined in a manner which is different than the manner in which the U.S. federal income tax is determined. Shareholders are urged to consult their own tax advisors regarding the implications of the net investment income tax.

Ownership and Disposition of Shares of Our Common Stock

Distributions and Dividends

Distributions, if any, of cash or property on shares of our common stock acquired through the exercise of subscription rights will be taxable to a U.S. holder as a dividend to the extent such distribution is paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles for the year in which the distribution is made. Dividends received by corporate U.S. holders are taxable at ordinary corporate income tax rates, subject to any applicable dividends-received deduction. Subject to the discussion below respecting the additional Medicare tax (see, “—Net Investment Income Tax”), qualified dividends received by non-corporate U.S. holders are taxable at a maximum rate of 20%, provided the holder meets applicable holding requirements. Any distributions in excess of the Company’s current and accumulated earnings and profits will be treated as a tax-free return of a U.S. holder’s basis in our common stock, and any further distributions in excess of a U.S. holder’s bass in our common stock will be treated as gain from the sale or exchange of such common stock.

Sale or Other Taxable Disposition

Upon the sale or other taxable disposition of shares of our common stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the amount realized by such U.S. holder in connection with such sale or other taxable disposition, and (ii) such U.S. holder’s adjusted tax basis in such stock. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period respecting such stock is more than twelve months. U.S. holders who are individuals are eligible for preferential rates of taxation respecting their long-term capital gains. For example, long-term capital gains recognized by individuals are taxable at a maximum rate of twenty percent (20%), in addition to the additional Medicare tax (see, “—Net Investment Income Tax), if applicable. A U.S. holder’s ability to use a capital loss may be subject to limitations.

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Net Investment Income Tax

In addition to the United States federal income tax, discussed above, certain U.S. holders are subject to an additional 3.8% Medicare tax (the “net investment income tax”) on their “net investment income” to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds certain thresholds (e.g., $250,000 for married individuals filing jointly). For these purposes, “net investment income” generally equals a U.S. Holder’s gross investment income (e.g., interest income, dividends and gain from the sale or other disposition of stock) reduced by deductions that are allocable to such income. The net investment income tax is determined in a manner which is different than the manner in which the U.S. federal income tax is determined. U.S. holders are urged to consult their own tax advisors regarding the implications of the net investment income tax.

Information Reporting and Backup Withholding

U.S. backup withholding (currently at a rate of 28%) is imposed upon certain distributions (or deemed distributions or similar transactions such as the issuance of subscription rights to a holder of warrants) to persons who fail (or are unable) to furnish the information required pursuant to U.S. information reporting requirements. Distributions (or deemed distributions or similar transactions) to a Shareholder will generally be exempt from backup withholding, provided the Shareholder meets applicable certification requirements, including (i) providing the Company with such holder’s U.S. taxpayer identification number (e.g., an individual’s social security number or individual taxpayer identification number, or an entity’s employer identification number, each a “TIN”) or (ii) otherwise establishing an exemption (e.g., an exemption from backup withholding as a corporate payee), in each instance on a properly filled out IRS Form W-9, certifying under penalties of perjury that, among others, such TIN or exemption is correct, together with such other certifications as may be required by law.

Backup withholding does not represent an additional tax. Any amounts withheld from a payment to a U.S. holder under the backup withholding rules will generally be allowed as a credit against such U.S. holder’s U.S. federal income tax liability, and may entitle such U.S. holder to a refund, provided the required information and returns are timely furnished by such U.S. holder to the IRS.

AS INDICATED ABOVE, THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE VIEWED AS COMPLETE OR COMPREHENSIVE TAX ADVICE. BOTH (I) U.S. HOLDERS RECEIVING A DISTRIBUTION OF STOCK RIGHTS CONTEMPLATED IN THIS OFFERING, AND (II) U.S. HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK BY EXERCISING SUCH STOCK RIGHTS, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN LAWS TO THEM.

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PLAN OF DISTRIBUTION

As soon as practicable after the record date for the rights offering, we will distribute the subscription rights and rights certificates to individuals who owned shares of our common stock, or warrants convertible into shares of our common stock, at 5:00 p.m., New York City time, on May 31, 2016. If you wish to exercise your subscription rights and purchase shares of our common stock, you should complete the rights certificate and return it with payment for the shares to the subscription agent, Continental Stock Transfer & Trust Company at the following address:

Continental Stock Transfer & Trust Company
Attn: Corporate Actions Department
17 Battery Place
New York, New York 10004

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions, you should contact the information agent, Georgeson LLC, at (800) 903-2897 (toll free) or cryoport@georgeson.com.

Source Capital Group, Inc., which is a broker-dealer and member of the Financial Industry Regulatory Authority, will act as the dealer-manager for the rights offering. Source Capital Group’s principal business address is 276 Post Road West, Westport, CT 06880. Under the terms and subject to the conditions contained in a dealer-manager agreement, Source Capital Group will provide marketing assistance and advice to our company in connection with the rights offering and will solicit the exercise of rights and participation in the over-subscription right. This rights offering is not contingent upon any number of rights being exercised. In addition, Source Capital Group is acting as a placement agent of the rights or the shares of common stock issuable upon exercise of the basic subscription or over subscription rights.

Under the terms and subject to the conditions contained in the dealer-manager agreement, we have agreed to pay Source Capital Group a cash fee of 6% of the gross proceeds of this offering and a non-accountable expense allowance of 2% of the gross proceeds of this rights offering. We have also agreed to indemnify Source Capital Group and its affiliates against certain liabilities arising under the Securities Act. Source Capital Group and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive customary fees.  Source Capital Group does not make any recommendation with respect to whether you should exercise the basic subscription or over subscription rights or to otherwise invest in our company.

Other than as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

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Legal Matters

The validity of the rights and the shares of common stock offered by this prospectus and the material U.S. federal income tax considerations are being passed upon for us by Snell & Wilmer L.L.P., Costa Mesa, California.  Certain legal matters were passed upon for the dealer-manager by Olshan Frome Wolosky LLP, New York, New York.

Experts

The consolidated financial statements of Cryoport, Inc. as of March 31, 2015 and 2014 and for the years then ended, included in this prospectus, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern) appearing herein, and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We are required to comply with the information and periodic reporting requirements of the Exchange Act, and, in accordance with the requirements of the Exchange Act, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and internet site of the SEC referred to below.

We filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the rights and the shares of common stock offered hereby. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the rights and the shares of common stock offered hereby and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

You can find more information about us on our website, which is located at http://www.cryoport.com.  Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CRYOPORT, INC.

Consolidated Financial Statements March 31, 2015 and 2014

Condensed Consolidated Financial Statements December 31, 2015 and 2014 (Unaudited)

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and

Stockholders of Cryoport, Inc.

We have audited the accompanying consolidated balance sheets of CryoPort, Inc. (the “Company”) as of March 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ (deficit) equity and cash flows for each of the years in the two-year period ended March 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CryoPort, Inc. at March 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses and has had negative cash flows from operations since inception. Although the Company has cash and cash equivalents of $1.4 million at March 31, 2015, management has estimated that cash on hand, which include proceeds from Class B convertible preferred stock received subsequent to the fourth quarter of fiscal 2015, will only be sufficient to allow the Company to continue its operations into the third quarter of fiscal 2016. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

May 19, 2015

F-2

Cryoport, Inc. and Subsidiary

Consolidated Balance Sheets

	March 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$1,405,186	$369,581
Accounts receivable, net of allowance for doubtful accounts of $12,200 and $24,600, respectively	589,699	515,825
Inventories	69,680	29,703
Other current assets	97,337	196,505
Total current assets	2,161,902	1,111,614
Property and equipment, net	307,926	408,892
Intangible assets, net	136,821	180,086
Deposits and other assets	—	9,358
Total assets	$2,606,649	$1,709,950

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and other accrued expenses	$758,696	$579,678
Accrued compensation and related expenses	725,712	454,288
Notes payable and accrued interest, net of discount of $221,400 at March 31, 2015	535,507	—
Convertible debentures payable and accrued interest, net of discount of $184,800 at March 31, 2014	—	1,622,359
Related-party notes payable and accrued interest, net of discount of $259,600 at March 31, 2015	976,581	1,358,120
Total current liabilities	2,996,496	4,014,445
Related-party notes payable, net of current portion	26,452	—
Total liabilities	3,022,948	4,014,445

Commitments and contingencies
Stockholders’ (Deficit) Equity:
Preferred stock, $0.001 par value; 2,500,000 shares authorized:
Class A convertible preferred stock, $0.001 par value; 800,000 shares authorized; 454,750 and 0 shares issued and outstanding at March 31, 2015 and 2014, respectively (aggregate liquidation preference of $5,758,485 at March 31, 2015)	455	—
Class B convertible preferred stock, $0.001 par value; 585,000 shares authorized; 161,709 and 0 shares issued and outstanding at March 31, 2015 and 2014, respectively (aggregate liquidation preference of $1,944,351 at March 31, 2015)	162	—
Common stock, $0.001 par value; 20,833,333 shares authorized; 5,025,577 and 4,998,330 issued and outstanding at March 31, 2015 and 2014, respectively	5,026	4,999
Additional paid-in capital	97,346,137	83,567,380
Accumulated deficit	(97,768,079)	(85,876,874)
Total stockholders’ deficit	(416,299)	(2,304,495)
Total liabilities and stockholders’ deficit	$2,606,649	$1,709,950

See accompanying notes to consolidated financial statements.

F-3

Cryoport, Inc. and Subsidiary

Consolidated Statements of Operations

	Years Ended March 31,
	2015	2014
Revenues	$3,935,320	$2,659,943
Cost of revenues	2,766,391	2,222,988
Gross margin	1,168,929	436,955
Operating costs and expenses:
Selling, general and administrative	6,409,381	5,106,219
Research and development	352,580	409,111
Total operating costs and expenses	6,761,961	5,515,330
Loss from operations	(5,593,032)	(5,078,375)
Other (expense) income:
Debt conversion expense	—	(13,713,767)
Interest expense	(1,428,015)	(784,454)
Other expense, net	(4,266)	(8,078)
Change in fair value of derivatives	—	20,848
Loss before provision for income taxes	(7,025,313)	(19,563,826)
Provision for income taxes	(1,600)	(1,600)
Net loss	(7,026,913)	(19,565,426)
Preferred stock beneficial conversion charge	(4,864,292)	—
Undeclared cumulative preferred dividends	(305,328)	—
Net loss attributable to common stockholders	$(12,196,533)	$(19,565,426)
Net loss per share attributable to common stockholders – basic and diluted	$(2.44)	$(4.81)
Weighted average shares outstanding – basic and diluted	5,006,219	4,070,876

See accompanying notes to consolidated financial statements.

F-4

Cryoport, Inc. and Subsidiary

Consolidated Statements of Stockholders’ (Deficit) Equity

	Class A		Class B						Total
	Preferred Stock		Preferred Stock		Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Paid–In Capital	Deficit	(Deficit) Equity
Balance at March 31, 2013	—	$—	—	$—	3,146,719	$3,147	$64,245,026	$(66,311,448)	$(2,063,275)
Net loss	—	—	—	—	—	—	—	(19,565,426)	(19,565,426)
Stock-based compensation expense	—	—	—	—	—	—	678,119	—	678,119
Estimated relative fair value of warrants issued in connection with convertible bridge notes payable	—	—	—	—	—	—	478,229	—	478,229
Issuance of common stock upon exercise of options and warrants	—	—	—	—	131,943	132	326,758	—	326,890
Issuance of common stock units upon conversion of convertible bridge notes and accrued interest	—	—	—	—	1,719,668	1,720	4,125,481	—	4,127,201
Induced debt conversion expense	—	—	—	—	—	—	13,713,767	—	13,713,767
Balance at March 31, 2014	—	—	—	—	4,998,330	4,999	83,567,380	(85,876,874)	(2,304,495)
Net loss	—	—	—	—	—	—	—	(7,026,913)	(7,026,913)
Stock-based compensation expense	—	—	—	—	—	—	864,306	—	864,306
Issuance of Class A convertible preferred stock, net of offering costs of $577,600	291,142	291	—	—	—	—	2,915,774	—	2,916,065
Issuance of Class A convertible preferred stock upon conversion of 5% bridge notes and accrued interest	163,608	164	—	—	—	—	1,766,833	—	1,766,997
Issuance of Class B convertible preferred stock, net of offering costs of $249,000	—		161,709	162	—	—	1,691,344	—	1,691,506
Issuance of common stock upon exercise of options and warrants	—	—	—	—	23,913	24	92,585	—	92,609
Accretion of the fair value of the Class A and Class B convertible preferred stock beneficial conversion features and relative fair value of warrants	—	—	—	—	—	—	4,864,292	(4,864,292)	—
Estimated relative fair value of beneficial conversion feature of 5% bridge notes	—	—	—	—	—	—	826,919	—	826,919
Issuance of restricted stock in connection with consulting agreement	—	—	—	—	3,334	3	17,397	—	17,400
Estimated relative fair value of warrants issued in connection with related-party notes payable	—	—	—	—	—	—	280,370	—	280,370
Estimated relative fair value of warrants issued in connection with 7% notes payable	—	—	—	—	—	—	458,937	—	458,937

Balance at March 31, 2015	454,750	$455	161,709	$162	5,025,577	$5,026	$97,346,137	$(97,768,079)	$(416,299)

See accompanying notes to consolidated financial statements.

F-5

Cryoport, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Years Ended March 31,
	2015	2014
Cash Flows From Operating Activities:
Net loss	$(7,026,913)	$(19,565,426)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	197,938	311,590
Amortization of debt discount and deferred financing costs	1,368,305	678,915
Stock-based compensation expense	881,706	678,119
Change in fair value of derivative instruments	—	(20,848)
Loss on disposal of cryogenic shippers	16,423	16,066
Provision for bad debt	2,713	24,876
Debt conversion expense	—	13,713,767
Changes in operating assets and liabilities:
Accounts receivable, net	(76,587)	(323,604)
Inventories	(39,977)	9,509
Other assets	10,174	(26,588)
Accounts payable and other accrued expenses	209,138	(221,929)
Accrued compensation and related expenses	271,424	236,856
Accrued interest	57,954	108,038
Net cash used in operating activities	(4,127,702)	(4,380,659)
Cash Flows From Investing Activities:
Purchases of property and equipment	(70,130)	(138,886)
Net cash used in investing activities	(70,130)	(138,886)
Cash Flows From Financing Activities:
Proceeds from the issuance of Class A and Class B convertible preferred stock, net of offering costs	4,607,571	—
Proceeds from exercise of stock options and warrants	92,609	326,890
Proceeds from the issuance of notes payable	915,000	—
Proceeds from issuance of convertible debt	—	4,558,301
Repayment of notes payable	(173,623)	—
Repayment of convertible debt	(50,000)	—
Repayment of offering and deferred financing costs	(30,120)	(463,169)
Repayment of related-party notes payable	(128,000)	(96,000)
Net cash provided by financing activities	5,233,437	4,326,022
Net change in cash and cash equivalents	1,035,605	(193,523)
Cash and cash equivalents — beginning of year	369,581	563,104
Cash and cash equivalents — end of year	$1,405,186	$369,581
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$753	$—
Cash paid for income taxes	$1,600	$1,600
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Deferred financing costs in connection with convertible debt payable included in accounts payable	$—	$30,120
Accretion of convertible preferred stock beneficial conversion feature and relative fair value of warrants issued in connection with the convertible preferred stock units to accumulated deficit	$4,864,292	$—
Estimated relative fair value of warrants issued in connection with convertible bridge notes payable	$—	$478,229
Estimated relative fair value of warrants issued in connection with related-party convertible notes payable	$280,370	$—
Estimated relative fair value of warrants issued in connection with notes payable	$458,937	$—
Conversion of bridge notes payable and accrued interest into common stock units	$—	$4,127,201
Conversion of convertible debentures payable and accrued interest into convertible preferred stock units	$1,766,997	$—

See accompanying notes to consolidated financial statements.

F-6

Cryoport, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1. Nature of the Business

Cryoport Inc. (the “Company”, “Cryoport”, “we” or “our”) is a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 200,901 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains an operating company under Cryoport, Inc. We became “publicly held” by the reverse merger with GT5 described above. Over time the Company transitioned from being a development company to a fully operational public company in early 2011, providing global cryogenic logistics solutions to the biotechnology and life sciences industries.

The Company became public by a reverse merger with a shell company in May 2005. Over time the Company has transitioned from being a development company to a fully operational public company, providing cold chain logistics solutions to the biotechnology and life sciences industries globally.

Since fiscal year 2011, the Company has taken significant steps towards commercialization of the Cryoport Express® logistics solutions in validating, perfecting and expanding its features. The Company has now managed shipments of its Cryoport Express® Shippers through its CryoportalTM into and out of more than 80 countries, handling a vast array of different biological products and specimens.

We provide cryogenic logistics solutions to the life sciences industry through a combination of purpose-built proprietary packaging, information technology and specialized cold chain logistics knowhow. We view our solutions as disruptive to the “older technologies” of dry ice and liquid nitrogen, in that our solutions are comprehensive and combine our competencies in configurations that are customized to our client’s requirements. We provide comprehensive, reliable, economic alternatives to all existing logistics solutions and services utilized for frozen shipping in the life sciences industry (e.g., personalized medicine, stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, bio-pharmaceuticals, infectious substances, and other commodities that require continuous exposure to cryogenic or frozen temperatures). We provide the ability to monitor, record and archive crucial information for each shipment that can be used for scientific and regulatory purposes.

Our Cryoport Express® Solutions include a sophisticated cloud-based logistics operating platform, which is branded as the Cryoportal™. The Cryoportal™ supports the management of the entire shipment and logistics process through a single interface, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. In addition, it provides unique and incisive information dashboards and validation documentation for every shipment. The Cryoportal™ records and retains a fully documented “chain-of-custody” and, at the client’s option, “chain-of-condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities are maintained throughout the process. This recorded and archived information allows our clients to meet exacting requirements necessary for scientific work and for proof of regulatory compliance during the logistics phase.

The branded packaging for our Cryoport Express® Solutions includes our liquid nitrogen dry vapor shippers, the Cryoport Express® Shippers. The Cryoport Express® Shippers are cost-effective and reusable cryogenic transport containers (our standard shipper is a patented vacuum flask) utilizing an innovative application of “dry vapor” liquid nitrogen (“LN2”) technology. Cryoport Express® Shippers are International Air Transport Association (“IATA”) certified and validated to maintain stable temperatures of minus 150° C and below for a 10-day dynamic shipment period. The Company currently features three Cryoport Express® Shippers: the Standard Dry Shipper (holding up to 75 2.0 ml vials), the High Volume Dry Shipper (holding up to 500 2.0 ml vials) and the recently introduced Cryoport Express® CXVC1 Shipper (holding up to 1,500 2.0 ml vials). In addition, we assist clients with internal secondary packaging as well (e.g., vials, canes, straws, plates, etc.)

Our most used solution is the “turnkey” solution, which can be accessed directly through our cloud-based Cryoportal™ or by contacting Cryoport Client Care for order entry. Once an order is placed and cleared, we ship a fully charged Cryoport Express® Shipper to the client who conveniently loads its frozen commodity into the inner chamber of the Cryoport Express® Shipper.  The customer then closes the shipper package and reseals the shipping box displaying the next recipient’s address (“Flap A”) for pre-arranged carrier pick up.  Cryoport arranges for the pick-up of the parcel by a shipping service provider, which is designated by the client or chosen by Cryoport, for delivery to the client’s intended recipient.  The recipient simply opens the shipper package and removes the frozen commodity that has been shipped.  The recipient then reseals the package, displaying the nearest Cryoport Operations Center address (“Flap B”), making it ready for pre-arranged carrier pick-up. The When the Cryoport Operations Center receives the Cryoport Express® Shipper, it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

F-7

In late 2012, we shifted our focus to become a comprehensive cryogenic logistics solutions provider. Recognizing that clients in the life sciences industry have varying requirements, we unbundled our technologies, establishing customer facing solutions and taking a consultative approach to the market. Today, in addition to our standard “Turn-key Solution,” described above, we also provide the following customer facing, value-added solutions to address our various clients’ needs:

•	“Customer Staged Solution,” designed for clients making 50 or more shipments per month. Under this solution, we supply an inventory of our Cryoport Express® Shippers to our customer, in an uncharged state, enabling our customer (after training/certification) to charge them with liquid nitrogen and use our Cryoportal™ to enter orders with shipping and delivery service providers for the transportation of the package. Once the order is released, our customer services professionals monitor the shipment and the return of the shipper to us for cleaning, quality assurance testing and reuse.

•	“Customer Managed Solution,” a limited customer implemented solution whereby we supply our Cryoport Express® Shippers to clients in a fully charged state, but leaving it to the client to manage the shipping, including the selection of the shipping and delivery service provider and the return of the shipper to us. .

•	“powered by CryoportSM,” available to providers of shipping and delivery services who seek to offer a “branded” cryogenic logistics solution as part of their service offerings, with “powered by CryoportSM” appearing prominently on the offering software interface and packaging. This solution can also be private labeled upon meeting certain requirements, such as minimum required shipping volumes.

•	“Integrated Solution,” which is our outsource solution. It is our most comprehensive solution and involves our management of the entire cryogenic logistics process for our client, including Cryoport employees at the client’s site to manage the client’s cryogenic logistics function in total.

•	“Regenerative Medicine Point-of-Care Repository Solution,” designed for allogeneic therapies. In this model we supply our Cryoport Express® Shipper to ship and store cryogenically preserved life science products for up to 6 days (or longer periods with supplementary shippers) at a point-of-care site, with the Cryoport Express® Shipper serving as a temporary freezer/repository enabling the efficient and effective distribution of temperature sensitive allogeneic cell-based therapies without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation device. Our customer service professionals monitor each shipment throughout the predetermined process including the return of the shipper to us. When the Cryoport Operations Center receives the Cryoport Express® Shipper package it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

•	“Personalized Medicine and Cell-based Immunotherapy Solution,” designed for autologous therapies. In this model our Cryoport Express® Shipper serves as an enabling technology for the safe transportation of manufactured autologous cellular-based immunotherapy market by providing a comprehensive logistics solution for the verified chain of custody and condition transport from, (a) the collection of the patient’s cells in a hospital setting, to (b) a central processing facility where they are manufactured into a personalized medicine, to (c) the safe, cryogenically preserved return of these irreplaceable cells to a point-of-care treatment facility. If required, the Cryoport Express® Shipper can then serve as a temporary freezer/repository to allow the efficient distribution of this personalized medicine to the patient when and where the medical provider needs it most without the expense, inconvenience, and potential costly failure of an on-sight, cryopreservation device. Our customer services professionals monitor each shipment throughout the predetermined process, including the return of the shipper to us. When the Cryoport Operations Center receives the Cryoport Express® Shipper package it is cleaned, put through quality assurance testing, and returned to inventory for reuse.

Strategic Logistics Alliances

We have sought to establish strategic alliances as a method of marketing our solutions providing minus 150° C shipping conditions to the life sciences industry. We have focused our efforts on leading companies in the logistics services industry as well as participants in the life sciences industry. In connection with our alliances with providers of shipping services, we refer to their offerings as “powered by CryoportSM” to reflect our solutions being integrated into our alliance partner’s services.

Cryoport now serves and supports the three largest integrators in the world, responsible for over 85% of worldwide airfreight, with its advanced cryogenic logistics solutions for life sciences. We operate with each independently and confidentially in support of their respective market and sales strategies. We maintain our independent partnerships with strict confidentiality guidelines within the Company. These agreements represent a significant validation of our solutions and the way we conduct our business.

F-8

FedEx. In January 2013, we entered into a master agreement with Federal Express Corporation (“FedEx”) (the “FedEx Agreement”) renewing these services and providing FedEx with a non-exclusive license and right to use a customized version of our CryoportalTM for the management of shipments made by FedEx customers. The FedEx Agreement became effective on January 1, 2013 and, unless sooner terminated as provided in the FedEx Agreement, expires on December 31, 2015. FedEx has the right to terminate this agreement at any time for convenience upon 180 days’ notice.

Under our FedEx Agreement, we provide frozen shipping logistics services through the combination of our purpose-built proprietary technologies and turnkey management processes. FedEx markets and sells Cryoport’s services for frozen temperature-controlled cold chain transportation as its FedEx® Deep Frozen Shipping Solution on a non-exclusive basis and at its sole expense. During fiscal year 2013, the Company worked closely with FedEx to further align its sales efforts and accelerate penetration within FedEx’s life sciences customer base through improved processes, sales incentives, joint customer calls and more frequent communication at the sales and executive level. In addition, FedEx has developed a FedEx branded version of the CryoportalTM software platform, which is “powered by CryoportSM” for use by FedEx and its customers giving them access to the full capabilities of our cloud-based logistics management software platform.

DHL. In June 2014, we entered into a master agreement with LifeConEx, a part of DHL Global Forwarding (“DHL”). This relationship with DHL is a further implementation of the Company’s expansion of distribution partnerships under the “powered by CryoportSM” model described above, allowing us to expand our sales and marketing reach through our partners and build awareness of the benefits of our validated cryogenic solution offerings. DHL can now enhance and supplement its cold chain logistics offerings to its life sciences and healthcare customers with Cryoport’s validated cryogenic solutions. DHL added 15 additional certified Life Sciences stations in the second quarter of 2014 bringing the Thermonet network to 60 stations in operation. Over the course of rolling out our new relationship, this expanded network will offer Cryoport’s cryogenic solutions under the DHL brands as “powered by CryoportSM”. In addition, DHL’s customers will be able to have direct access to our cloud-based order entry and tracking portal to order Cryoport Express® Solutions and receive preferred DHL shipping rates and discounts. Our proprietary logistics management operating platform, the CryoportalTM, is integrated with DHL’s tracking and billing systems to provide DHL life sciences and healthcare customers with a seamless way of accessing critical information regarding shipments of biological material worldwide.

UPS. In October 2014, we added United Parcel Services, Inc. (“UPS”) as our third major distributor by entering into an agreement with UPS Oasis Supply Corporation, a part of UPS, whereby UPS will offer our validated and comprehensive cryogenic solutions to its life sciences and healthcare customers on a global basis. This relationship with UPS is a further implementation of the Company’s expansion of distributors under the “powered by CryoportSM” model described above, allowing us to further expand our sales and marketing reach through our partners and build awareness of the benefits of our validated cryogenic solution offerings through UPS.

Over the course of rolling out our new relationship with UPS, UPS customers will have direct access to our cloud-based order entry and tracking portal to order Cryoport Express® Solutions and gain access to UPS’s broad array of domestic and international shipping and logistics solutions at competitive prices. Our proprietary logistics management operating platform, the CryoportalTM, is integrated with UPS’s tracking and billing systems to provide UPS life sciences and healthcare customers with a seamless way of accessing critical information regarding shipments of biological material worldwide.

These agreements the three largest integrators in the world represent a significant validation of our solutions and the way we conduct our business.

Life Sciences Agreements

Zoetis. In December 2012, we signed an agreement with Pfizer Inc. relating to Zoetis Inc. (formerly the animal health business unit of Pfizer Inc.) pursuant to which we were engaged to manage frozen shipments of a key poultry vaccine. Under this arrangement, Cryoport provides on-site logistics personnel and its logistics management operating platform, the CryoportalTM to manage shipments from the Zoetis manufacturing site in the United States to domestic customers as well as various international distribution centers. As part of our logistics management services, Cryoport is constantly analyzing logistics data and processes to further introduce economies and reliability throughout the network, ensuring products arrive at their destinations in specified conditions, on-time and with the optimum utilization of resources. The Company manages Zoetis’ total fleet of dewar flask shippers used for this purpose, including liquid nitrogen shippers. In July 2013 the agreement was amended to expand Cryoport’s scope to manage all logistics of Zoetis’ key frozen poultry vaccine to all Zoetis’ international distribution centers as well as all domestic shipments. In October 2013, the agreement was further amended to further expand Cryoport’s role to include the logistics management for a second poultry vaccine.

F-9

Liventa Biosciences. In February 2014, we entered into a services agreement with Liventa Bioscience, Inc. (“Liventa”), a privately-held, commercial stage biotechnology company focused on cell-based, advanced biologics in the orthopedic industry. Under this agreement, Liventa will use Cryoport’s Regenerative Medicine Point-of-Care Repository Solution for the logistics of its cell-based therapies requiring cryogenic temperatures and also provide Cryoport Express® Solutions to other biologics suppliers within the orthopedic arena. The agreement combines Cryoport’s proprietary, purpose-built cold chain logistics solutions for cell-based and advanced biologic tissue forms with Liventa’s distribution capability to orthopedic care providers. The implementation of Cryoport’s Regenerative Medicine Point-of-Care Repository Solution will eliminate the risks of degradation and also eliminate the need for expensive onsite cryogenic freezers for storage of cell-based orthopedic therapies. This will enable Liventa to confidently serve orthopedic practices, surgical centers, pain clinics, hospitals and, eventually, pharmacies and specialty care providers. The agreement has an initial three-year term and may be renewed for consecutive three-year terms, unless earlier terminated by either party. Liventa also agreed to certain performance criteria and the issuance of 150,000 shares of its common stock to Cryoport in exchange for the exclusive right to offer, market and promote Cryoport Express® Solutions for cellular-based therapies requiring cryogenic temperatures for use in the orthopedic arena in the United States.

In summary, we serve the life sciences industry with cryogenic logistics solutions that are advanced, comprehensive, reliable, validated, and efficient. Our clients include those companies and institutions that have logistics requirements for personalized medicine, immunotherapies, stem cells, cell lines, tissue, vaccines, in-vitro fertilization, cord blood, and other temperature sensitive commodities of life sciences.

Going Concern

The consolidated financial statements have been prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. We have sustained operating losses since our inception and have used substantial amounts of working capital in our operations. At March 31, 2015, we had an accumulated deficit of $97.8 million. During the year ended March 31, 2015, we used cash in operations of $4.1 million and had a net loss of $7.0 million.

We expect to continue to incur substantial additional operating losses from costs related to the commercialization of our Cryoport Express® Solutions and do not expect that revenues from operations will be sufficient to satisfy our funding requirements in the near term. We believe that our cash resources at March 31, 2015, additional funds raised subsequent to March 31, 2015 through the Class B convertible preferred stock (see Note 15), together with the revenues generated from our services will be sufficient to sustain our planned operations into the third quarter of fiscal year 2016; however, we must obtain additional capital to fund operations thereafter and for the achievement of sustained profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We are currently working on funding alternatives in order to secure sufficient operating capital to allow us to continue to operate as a going concern.

Future capital requirements will depend upon many factors, including the success of our commercialization efforts and the level of customer adoption of our Cryoport Express® Solutions as well as our ability to establish additional collaborative arrangements. We cannot make any assurances that the sales ramp will lead to achievement of sustained profitable operations or that any additional financing will be completed on a timely basis and on acceptable terms or at all. Management’s inability to successfully achieve significant revenue increases or implement cost reduction strategies or to complete any other financing will adversely impact our ability to continue as a going concern. To address this issue, the Company is seeking additional capitalization to properly fund our efforts to become a self-sustaining financially viable entity.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP.

On May 12, 2015, our Board of Directors approved an amendment to our certificate of incorporation to effect a reverse stock split by a ratio of 1-for-12, with no reduction in the number of shares of common stock that were previously authorized in our certificate of incorporation.  The reverse stock split is effective on May 19, 2015.  Unless otherwise noted, all share and per share data in this annual report give effect to the 1-for-12 reverse stock split of our common stock. Financial information updated by this capital change includes earnings per common share, dividends per common share, stock price per common share, weighted average common shares, outstanding common shares, treasury shares, common stock, additional paid-in capital, and share-based compensation.

F-10

Principles of Consolidation

The consolidated financial statements include the accounts of Cryoport, Inc. and its wholly owned subsidiary, Cryoport Systems, Inc. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts, recoverability of long-lived assets, allowance for inventory obsolescence, deferred taxes and their accompanying valuations, and valuation of equity instruments and conversion features.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, related-party notes payable, convertible debentures payable, notes payable, accounts payable and accrued expenses. The carrying value for all such instruments approximates fair value at March 31, 2015 and 2014 due to their short-term nature. The difference between the fair value and recorded values of the related-party notes payable is not significant.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) with basic deposit insurance coverage limits up to $250,000 per owner. At March 31, 2015 and 2014, the Company had cash balances of approximately $1.3 million and $159,000, respectively, which exceeded the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

Customers

The Company grants credit to customers within the U.S. and to a limited number of international customers and does not require collateral. Revenues from international customers are generally secured by advance payments except for a limited number of established foreign customers. The Company generally requires advance or credit card payments for initial revenues from new customers. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the accounts, which management believes is sufficient. Accounts receivable at March 31, 2015 and 2014 are net of reserves for doubtful accounts of $12,200 and $24,600, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. The Company maintains reserves for bad debt and such losses, in the aggregate, historically have not exceeded our estimates.

The majority of the Company’s customers are in the biotechnology, pharmaceutical and life science industries. Consequently, there is a concentration of accounts receivable within these industries, which is subject to normal credit risk. At March 31, 2015 and 2014, respectively, there was one customer that accounted for 14.6% and 30.6% of net accounts receivable. No other single customer owed us more than 10% of net accounts receivable at March 31, 2015 and 2014.

The Company has revenue from foreign customers primarily in Europe, Japan, Canada, India and Australia. During fiscal years 2015 and 2014, the Company had revenues from foreign customers of approximately $617,200 and $434,000, respectively, which constituted approximately 15.7% and 16.3% of total revenues, respectively. For the fiscal year ended March 31, 2015 and 2014, there was one customer that accounted for 22.7% and 30.8% of total revenues. No other single customer generated over 10% of total revenues during 2015 and 2014.

F-11

Inventories

The Company’s inventories consist of accessories that are sold and shipped to customers along with pay-per-use containers that are not returned to the Company with the containers at the culmination of the customer’s shipping cycle. Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the standard cost method which approximates the first-in, first-to-expire method. Inventories are reviewed periodically for slow-moving or obsolete status. The Company writes down the carrying value of its inventories to reflect situations in which the cost of inventories is not expected to be recovered. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. Raw materials and finished goods include material costs less reserves for obsolete or excess inventories. The Company evaluates the current level of inventories considering historical trends and other factors, and based on the evaluation, records adjustments to reflect inventories at its net realizable value. These adjustments are estimates, which could vary significantly from actual results if future economic conditions, customer demand, competition or other relevant factors differ from expectations. These estimates require us to make assessments about future demand for the Company’s products in order to categorize the status of such inventories items as slow-moving, obsolete or in excess-of-need. These estimates are subject to the ongoing accuracy of the Company’s forecasts of market conditions, industry trends, competition and other factors.

Property and Equipment

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the container over a period of time. The Company retains the title to the containers and provides its customers the use of the container for a specific shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result, the Company classifies the containers as fixed assets for the per-use container program.

Property and equipment are recorded at cost. Cryogenic shippers, which comprise of 90% and 89% of the Company’s net property and equipment balance at March 31, 2015 and 2014, respectively, are depreciated using the straight-line method over their estimated useful lives of three years. Equipment and furniture are depreciated using the straight-line method over their estimated useful lives (generally three to seven years) and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets or term of the lease, whichever is shorter and included in depreciation and amortization expense.

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Intangible assets are comprised of patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks, which are amortized, using the straight-line method over their estimated useful life of five years. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.

Long-lived Assets

If indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the fair value to the carrying value. We believe the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, we have not recognized any impairment losses through March 31, 2015.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable and private equity financing. Deferred financing costs related to the issuance of debt are being amortized over the term of the financing instrument using the effective interest method while deferred financing costs from equity financings are netted against the gross proceeds received from the equity financings.

Conversion Features

If a conversion feature of convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest rate method.

F-12

Preferred stock is convertible to common stock at a rate of conversion that is below market value, therefore, this feature is characterized as a BCF. The Company records this BCF as a discount to the preferred stock and accretes the discount to retained earnings as a deemed dividend upon issuance of the preferred stock.

Income Taxes

The Company accounts for income taxes under the provision of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, or ASC 740. As of March 31, 2015 and 2014, there were no unrecognized tax benefits included in the accompanying consolidated balance sheets that would, if recognized, affect the effective tax rate.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its consolidated balance sheets at March 31, 2015 and 2014, respectively and has not recognized interest and/or penalties in the consolidated statements of operations for the years ended March 31, 2015 and 2014. The Company is subject to taxation in the U.S. and various state jurisdictions. As of March 31, 2015, the Company is no longer subject to U.S. federal examinations for years before 2011 and for California franchise and income tax examinations for years before 2010. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carry forward amount. The Company is not currently under examination by U.S. federal or state jurisdictions.

Revenue Recognition

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company.

The Company recognizes revenue for the use of the shipper at the time of the delivery of the shipper to the end user of the enclosed materials, and at the time that collectability is reasonably certain. Revenue is based on gross amounts, net of discounts and allowances.

The Company also provides logistics support and management to some customers, which may include onsite logistics personnel. Revenue is recognized for these services as services are rendered and at the time that collectability is reasonably certain.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue. Shipping and handling fees and costs are included in cost of revenues in the accompanying consolidated statements of operations.

Research and Development Expenses

Expenditures relating to research and development are expensed in the period incurred.

Stock-based Compensation

The Company accounts for stock-based payments to employees and directors in accordance with stock-based payment accounting guidance which requires all stock-based payments to employees and directors, including grants of employee stock options and warrants, to be recognized based upon their estimated fair values. The fair value of stock-based awards is estimated at grant date using the Black-Scholes option pricing method (“Black-Scholes”) and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period.

F-13

Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs. The estimated forfeiture rates at March 31, 2015 and 2014 was zero as the Company has not had a significant history of forfeitures and does not expect significant forfeitures in the future.

Cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants are classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during years ended March 31, 2015 and 2014.

The Company uses Black-Scholes to estimate the fair value of stock-based awards. The determination of fair value using Black-Scholes is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors.

The Company’s stock-based compensation plans are discussed further in Note 12.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock for acquiring goods or services are measured at the estimated fair value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the estimated fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current estimated fair values at each of those interim financial reporting dates.

Basic and Diluted Net Income (Loss) Per Share

We calculate basic and diluted net income (loss) per share attributable to common stockholders using the weighted average number of common shares outstanding during the periods presented, and adjust the amount of net income (loss) used in this calculation for cumulative preferred stock dividends, (if any), whether they are earned or not during the period. In periods of a net loss position, basic and diluted weighted average shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants and shares associated with the conversion of convertible debt and convertible preferred stock outstanding during the periods. For the year ended March 31, 2015, the Company had cumulative, undeclared dividends that have not been accrued related to its preferred stock of $305,328, which were added to the net loss on the consolidated statement of operations in order to calculate net loss per common share attributable to common stockholders.

The following shows the amounts used in computing net loss per share for each of the two years in the period ended March 31, 2015:

	Years Ended March 31,
	2015	2014
Net loss	$(7,026,913)	$(19,565,426)
Less:
Preferred stock beneficial conversion charge	(4,864,292)	—
Undeclared cumulative preferred dividends	(305,328)	—
Net loss attributable to common stockholders	$(12,196,533)	$(19,565,426)
Weighted average shares issued and outstanding	5,006,219	4,070,876
Basic and diluted net loss per share attributable to commons stockholders	$(2.44)	$(4.81)

The following table sets forth the number of shares excluded from the computation of diluted earnings per share, as their inclusion would have been anti-dilutive:

F-14

	Years Ended March 31,
	2015	2014
Class A convertible preferred stock	1,136,875	—
Class B convertible preferred stock	404,273	—
Stock options	419,785	288,193
Warrants	436,779	268,478
	2,397,712	556,671

Segment Reporting

We currently operate in one reportable segment.

Fair Value Measurements

We measure fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include the following:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Currently we do not have any items classified as Level 2.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

 In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

We have no assets or liabilities that are required to be measured at fair value on a recurring basis as of March 31, 2015 and 2014.

Foreign Currency Transactions

We record foreign currency transactions at the exchange rate prevailing at the date of the transaction with resultant gains and losses being included in results of operations. Foreign currency transaction gains and losses have not been significant for any of the periods presented.

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements-Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the reporting periods beginning after December 15, 2016 and early application is permitted. Management is currently assessing the impact the adoption of ASU 2014-15 will have on our consolidated financial statements.

F-15

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”. ASU 2014-09 supersedes the revenue recognition requirements in FASB Topic 605, "Revenue Recognition". The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for interim and annual periods beginning after December 15, 2016 and early adoption is not permitted. In April 2015, the FASB proposed a one year deferral of the effective date for public entities and others, related to this ASU. The comment deadline for the one year deferral period is May 29, 2015. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Management has not selected a transition method and is currently assessing the impact the adoption of ASU 2014-09 will have on our consolidated financial statements

Note 3. Inventories

Inventories consist of the following:

	March 31,
	2015	2014
Raw materials	$41,725	$18,283
Finished goods	27,955	11,420
	$69,680	$29,703

Note 4. Property and Equipment

Property and equipment consist of the following:

	March 31,
	2015	2014
Cryogenic shippers	$1,034,554	$1,037,286
Furniture and fixtures	30,746	30,746
Machinery and equipment	350,520	386,731
Leasehold improvements	23,652	30,913
	1,439,472	1,485,676
Less accumulated depreciation and amortization	(1,131,546)	(1,076,784)
	$307,926	$408,892

Total depreciation and amortization expense related to property and equipment amounted to $154,700 and $219,400 for the years ended March 31, 2015 and 2014, respectively.

Note 5. Intangible Assets

	March 31, 2015
Intangible assets consist of the following:	Gross Amount	Accumulated Amortization	Net Amount	Weighted Average Amortization Period (years)
Patents and trademarks	$154,214	$(56,128)	$98,086	5.0
Software development costs for internal use	547,127	(508,392)	38,735	1.0
Total intangible assets	$701,341	$(564,520)	$136,821

	March 31, 2014
	Gross Amount	Accumulated Amortization	Net Amount	Weighted Average Amortization Period (years)
Patents and trademarks	$154,214	$(55,712)	$98,502	4.9
Software development costs for internal use	547,127	(465,543)	81,584	1.6
Total intangible assets	$701,341	$(521,255)	$180,086

Amortization expense for intangible assets for the years ended March 31, 2015 and 2014 was $43,200 and $92,200, respectively.

Future amortization of intangible assets is approximately as follows:

F-16

Years Ending March 31,
2016	$49,800
2017	28,200
2018	19,600
2019	19,600
2020	19,600
$136,800

Note 6. Accrued Compensation and Related Expenses

Accrued compensation and related expenses consist of the following:

	March 31,
	2015	2014
Accrued salary and wages	$161,241	$80,328
Accrued paid time off	159,992	155,166
Accrued board of director fees	401,532	214,553
Other accrued obligations	2,947	4,241
	$725,712	$454,288

Board of director’s fees aggregating $346,700 at March 31, 2015 were paid in April 2015.

Note 7. Notes Payable

From December 2014 through February 2015, the Company issued to certain accredited investors 2014 Series Secured Promissory Notes (the “7% Bridge Notes”) in the aggregate original principal amount of $915,000. The 7% Bridge Notes accrue interest at a rate of 7% per annum. All principal and interest under the 7% Bridge Notes will be due on July 1, 2015, however, the Company may elect to extend the maturity date of the notes to January 1, 2016 by providing written notice to the note holders and a warrant to purchase a number of shares of the Company’s common stock equal to (a) the then outstanding principal balance of the note, divided by (b) $6.00 multiplied by 125%. The Company may prepay the 7% Bridge Notes at any time without penalty and shall prepay the 7% Bridge Notes in an amount equal to 25% of the net cash proceeds received by the Company during each month from the issuance of either debt or equity.

The 7% Bridge Notes are secured by all tangible assets of the Company pursuant to the terms of that certain Security Agreement dated December 3, 2014 between the Company and the note holders. The Company is obligated to keep the collateral and all of its other personal property and assets free and clear of all other security interests, except for certain limited exceptions.

In connection with the issuance of the 7% Bridge Notes, the Company issued the note holders warrants to purchase 190,625 shares of common stock at an exercise price of $6.00 per share. The warrants were exercisable on May 31, 2015 and expire on November 30, 2021. The relative fair value of the warrants of $458,900 was recorded as a debt discount and is amortized to interest expense using the straight-line method which approximates the effective interest method over the term of the notes.  During the year ended March 31, 2015, the Company amortized $237,500 of the debt discount to interest expense for these notes.

The Company did not pay any discounts or commissions with respect to the issuance of the 7% Bridge Notes or the warrants. In January and March 2015, the Company repaid an aggregate of $173,600 of the original principal balance outstanding, representing 25% of the net proceeds received from the Class A and Class B convertible preferred stock offering through February 28, 2015. All remaining principal and accrued interest at March 31, 2015 was repaid in April 2015.

Note 8. Convertible Debentures Payable

2013 and 2014 Bridge Notes

In the fourth quarter of fiscal 2013 and first nine months of fiscal 2014, the Company issued to certain accredited investors unsecured convertible promissory notes (the “Bridge Notes”) in the original principal amount of $1,294,500 and $2,765,300, respectively, for total principal of $4,059,800, pursuant to the terms of subscription agreements and letters of investment intent.

F-17

The Bridge Notes accrued interest at a rate of 15% per annum from date of issuance until January 31, 2013 and at a rate of 5% per annum from February 1, 2013 through the date of payment, in each case on a non-compounding basis. All principal and interest under the Bridge Notes were due on December 31, 2013.

In connection with the issuance of the Bridge Notes to three accredited investors totaling $400,000 in June, July and August 2013, the Company granted these investors warrants to purchase 149,789 shares of common stock at an exercise prices ranging from $2.28 to $3.48 per share. The relative fair value of the warrants of $199,200 was recorded as a debt discount and was amortized to interest expense using the straight-line method which approximated the effective interest method over the term of the Bridge Notes. These Bridge Notes accrued interest at 8% per annum from the date of issuance through date of payment, on a non-compounding basis. All other terms of these Bridge Notes are consistent with the rest of the Bridge Notes. Upon conversion of the Bridge Notes in September and October 2013, the remaining unamortized debt discount was amortized to interest expense.

In September and October 2013, the Bridge Note holders accepted an offer by the Company and converted an aggregate of $4,127,200 of outstanding principal and accrued interest under the Bridge Notes into 1,719,668 units (the “Units”) at a price of $2.40 per Unit, with each Unit consisting of (i) one share of common stock of the Company (“Common Stock”) and (ii) one warrant to purchase one share of Common Stock at an exercise price of $4.44 per share. The warrants are exercisable beginning on March 31, 2015 and have a term of five years from date of issuance. As the transaction was considered an induced conversion under the applicable accounting guidance, the Company recognized $13,713,800 in debt conversion expense representing the estimated fair value of the securities transferred in excess of the estimated fair value of the securities issuable upon the original conversion terms of the Bridge Notes. The Company calculated the estimated fair value of the common stock issued by using the closing price of the stock on the date of issuance. The estimated fair value of the warrants was calculated using Black-Scholes.

Upon conversion of the Bridge Notes, the remaining unamortized debt discount was amortized to interest expense. During the years ended March 31, 2015 and 2014, the Company amortized $0 and $199,200, respectively, to interest expense.

5% Bridge Notes

From December 2013 to March 2014, the Company issued to certain accredited investors unsecured convertible promissory notes in the original principal amount of $1,793,000.

The 5% Bridge Notes accrued interest at a rate of 5% per annum from the date of issuance through date of payment, on a non-compounding basis. All principal and interest under the 5% Bridge Notes became due on June 30, 2014.

In connection with the issuance of the 5% Bridge Notes, the Company granted these investors warrants to purchase 74,709 shares of common stock at an exercise price of $5.88 per share. The warrants were exercisable on May 31, 2014 and expire on December 31, 2018. The relative fair value of the warrants of $279,100 was recorded as a debt discount and was amortized to interest expense using the straight-line method which approximated the effective interest method over the term of the 5% Bridge Notes.  During the years ended March 31, 2015 and 2014, the Company amortized $184,700 and $94,400, respectively, of the debt discount to interest expense for these notes.

The agreement allowed that in the event the Company designated and issued one or more types of equity securities while the 5% Bridge Notes were outstanding (a “Subsequent Offering”), the Company must provide written notice to the holders of the notes and such holders had a right to convert up to all of the principal and accrued unpaid interest on the notes into shares of such equity securities on the same terms as the Subsequent Offering during the ten days following the provision of such notice. The conversion price for these equity securities was 90% of the offering price for the equity securities in the Subsequent Offering. At the time of issuance, the Company was unable to value the conversion feature of these 5% Bridge Notes given the absence of a fixed conversion rate and the convertibility of the 5% Bridge Notes was contingent upon the completion of a Subsequent Offering. However, on May 6, 2014, the Company completed the first convertible preferred stock offering which established a firm commitment date. This triggered the valuation of the beneficial conversion feature of the 5% Bridge Notes which aggregated $826,900 and was recorded as interest expense during the year ended March 31, 2015. Note holders with a principal amount of $1,743,000, together with $24,000 of accrued interest, converted their 5% Bridge Notes to convertible preferred stock units (see Note 11) and one note holder was paid principal and interest of $50,800.

Emergent Financial Group, Inc. (“Emergent”) served as the Company’s placement agent in connection with the original placement of the Bridge Notes and 5% Bridge Notes and earned a commission of 9% of the original principal balance of such notes. Debt financing costs in the aggregate of $492,500, comprised primarily of the commission earned by Emergent, were amortized to interest expense using the straight-line method which approximated the effective interest method over the term of the notes. During the years ended March 31, 2015 and 2014, the Company amortized $98,400 and $385,400, respectively, of the debt financing costs to interest expense for these notes.

F-18

Note 9. Related-Party Transactions

As of March 31, 2015 and 2014, the Company had aggregate principal balances of $1.3 million and $555,500, respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the Board of Directors, representing working capital advances made to the Company from February 2001 through March 2005.

Related-Party Convertible Notes Payable

In March 2015, we entered into definitive agreements relating to the exchange or amendment of the notes evidencing such working capital advances. Three of the notes issued to Patrick Mullins, M.D., Maryl Petreccia and Jeffrey Dell, M.D., which as of March 31, 2015 had outstanding principal balances of $448,200, $266,700 and $208,900, respectively, were amended and the holders received warrants for the purchase 37,347, 22,224, and 17,412 shares, respectively, of our common stock at an exercise price of $6.00 per share, exercisable on March 2, 2015 and expiring on March 1, 2020, and warrants to purchase 834, 417, and 417 shares, respectively, of our common stock at an exercise price of $6.00 per share, exercisable on March 2, 2015 and expiring on March 1, 2020, to reimburse the three note holders for any fees or other expenses incurred in connection with this transaction. The convertible notes, as amended, require interest payments on a calendar quarterly basis and all outstanding principal and accrued interest on the maturity date, which is the earlier to occur of (i) March 1, 2016, (ii) the sale of all or substantially all of our assets, or (iii) the merger, consolidation or other similar reorganization of the Company or an affiliate of our Company with another entity. Under the terms of such convertible note, upon the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $5,000,000 of gross cash proceeds to the Company for the sale of shares of common stock or includes the sale of shares of common stock among the sale of other securities, the holder has the option to convert into the securities issued in such offering at a twenty percent (20%) discount to the price per share (or per unit, if applicable) of the securities issued by the Company in such offering. The securities issued to the holder upon conversion will be restricted securities.

One note issued to Raymond Takahashi, M.D., was exchanged for (i) a new convertible promissory note with an original principal amount equal to the outstanding principal and interest of the original note, and (ii) a warrant to purchase 1,490 shares of the Company’s common stock at an exercise price of $6.00 per share, exercisable on February 20, 2015 and expiring on February 19, 2018. The new convertible note, which as of March 31, 2015 had an outstanding principal balance of $35,800, requires interest payments on a calendar quarterly basis and all outstanding principal and accrued interest on the maturity date, which is March 1, 2016. Under the terms of such convertible note, upon the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $5,000,000 of gross cash proceeds to the Company for the sale of shares of common stock or includes the sale of shares of common stock among the sale of other securities, the holder has the option to convert into the securities issued in such offering at a twenty percent (20%) discount to the price per share (or per unit, if applicable) of the securities issued by the Company in such offering. The securities issued to the holder upon conversion will be restricted securities.

The conversion of the related-party convertible notes payable at a 20% discount to the price per share of the securities issued in a public offering is contingent upon the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $5,000,000 of gross cash proceeds to the Company. The fair value of the beneficial conversion feature will be recorded upon the contingency being resolved and the Company estimated the fair value of the beneficial conversion feature of the related-party convertible notes aggregated $521,000 at March 31, 2015.

The relative fair value of the related-party warrants of $280,400 was recorded as a debt discount and will be amortized to interest expense using the straight-line method which approximated the effective interest method over the term of the convertible notes.  During the year ended March 31, 2015, the Company amortized $20,800 of the debt discount to interest expense for these convertible notes.

Related-party interest expense under these notes was $33,500 and $36,500 for the years ended March 31, 2015 and 2014, respectively. Accrued interest, which is included in related-party notes payable in the accompanying consolidated balance sheets, amounted to $4,600 and $802,600 as of March 31, 2015 and 2014, respectively.

Related-Party Note Payable

One note issued to Marc Grossman, M.D., which as of March 31, 2015 had an outstanding principal balance of $298,500, as amended, now provides for interest at a rate of 6% per annum commencing on March 13, 2015; however, no interest payments will be due if no event of default occurs and if the Company (i) complies with its regular payment obligations, reimburses the payee for attorneys’ fees in connection with the negotiation of the note amendment, up to a maximum amount of $1,000, on the later of (A) March 13, 2015, or (B) three (3) days after receiving written notice from the payee of the amount of attorneys’ fees incurred by payee, and (iii) the Company immediately pays all unpaid amounts due and payable in full before the earlier of May 1, 2016 or at the same time that payee(s) of any other promissory note(s) with the Company that were issued in 2005 are paid in full before May 1, 2016, other than (Y) notes that are satisfied upon conversion into common stock, warrants or any other equity of the Company, or (Z) notes that have been paid in full before March 2, 2015. All principal and interest under the original note, as amended by the note amendment, will be due and shall be paid on May 1, 2016. The note requires monthly payments of $20,000, except for the month of June 2015, where the monthly payment is $72,000.

5% Bridge Notes

From December 2013 to March 2014, the Company issued 5% Bridge Notes in the original principal amount of $1,793,000. This includes two notes in the aggregate amount of $120,000 issued to Jerrell Shelton, the Company’s Chief Executive Officer, on December 11, 2013 and January 10, 2014 as well as a note in the amount of $100,000 issued to GBR Investments, LLC on February 3, 2014, of which Richard Rathmann, a Director of the Company, is the manager (see Note 8).

F-19

Class A Convertible Preferred Stock

In November 2014, both Mr. Shelton and GBR Investments, LLC participated in the Class A convertible preferred stock offering described in Note 11 and the Company issued 4,167 shares of Class A convertible preferred stock each in exchange for an aggregate amount of $100,000.

Note 10. Commitments and Contingencies

Facility and Equipment Leases

We lease 11,900 square feet of corporate, research and development, and warehouse facilities in Lake Forest, California under an operating lease expiring June 30, 2015, which we do not intend to renew. In May 2015, we amended the lease to convert to a month-to-month basis, commencing July 1, 2015. The base rent will be $9,500 and either party will have the right to cancel this month-to-month agreement by giving the other party a minimum of a 90-day prior written notice. We are currently exploring other facilities to meet our growing demands. The lease agreement contains certain scheduled rent increases, which are accounted for on a straight-line basis. We also lease certain office equipment which expires in March 2018.

Future minimum lease payments are approximately as follows:

Years ending March 31,	Operating Leases
2016	$27,200
2017	5,500
2018	5,500
$38,200

Rent expense for the years ended March 31, 2015 and 2014 was approximately $168,900 and $178,000, respectively.

Employment Agreements

We have entered into employment agreements with certain of our officers under which payment and benefits would become payable in the event of termination by us for any reason other than cause, or upon a change in control of our Company, or by the employee for good reason.

Consulting and Engineering Services

Effective November 1, 2010, the Company entered into a Second Amendment to Master Consulting and Engineering Services Agreement (the “Second Amendment”) with KLATU Networks, LLC (“KLATU”), which amended the Master Consulting and Engineering Services Agreement between the parties dated as of October 9, 2007 (the “Agreement”), as amended by the First Amendment to Master Consulting and Engineering Services Agreement between the parties dated as of April 23, 2009. The parties entered into the Second Amendment to clarify their mutual intent and understanding that all license rights granted to the Company under the Agreement, as amended, shall survive any termination or expiration of the Agreement. In addition, in recognition that the Company has paid KLATU less than the market rate for comparable services, the Second Amendment provides that if the Company terminates the Agreement without cause, which the Company has no intention of doing, or liquidates, KLATU shall be entitled to receive additional consideration for its services provided from the commencement of the Agreement through such date of termination, which additional compensation shall not be less than $2 million plus two times the “cost of work” (as defined in the Agreement). Any such additional compensation would be payable in three equal installments within 12 months following the date the amount of such additional compensation is determined. If KLATU terminates that agreement, no such payments are payable.

The agreement provides for one year terms ending on December 31 of each year, but it automatically renews for one year periods unless otherwise terminated. Consulting fees for services provided by KLATU were $339,300 and $395,300 for the years ended March 31, 2015 and 2014, respectively.

Litigation

The Company may become a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s consolidated financial condition or results of operations.

F-20

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada. In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facility. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement.

Note 11. Stockholders’ Equity

Authorized Stock

The Company has 20,833,333 authorized shares of common stock with a par value of $0.001 per share. In September 2011, our stockholders approved an amendment to the Amended and Restated Articles of Incorporation to authorize a class of undesignated or "blank check" preferred stock, consisting of 2,500,000 shares at $0.001 par value per share. Shares of preferred stock may be issued in one or more series, with such rights, preferences, privileges and restrictions to be fixed by the Company's board of directors. In May 2014, our stockholders approved a Certificate of Designation, which designated 800,000 shares of preferred stock as Class A Convertible Preferred Stock. In February 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation which designated 400,000 shares of the Company’s previously authorized preferred stock, par value $0.001, as Class B Convertible Preferred Stock. In April 2015, the Company filed with the Secretary of State of the State of Nevada to increase the number shares of Class B Convertible Preferred Stock from 400,000 shares to 585,000 shares.

Designation of Class A Convertible Preferred Stock

On May 2, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation which designated 800,000 shares of the Company’s previously authorized preferred stock, par value $0.001, as Class A Convertible Preferred Stock (“Class A Preferred Stock”).

The rights, preferences, and privileges of the Class A Preferred Stock are summarized as follows:

•	Dividends shall accrue on shares of Class A Preferred Stock at the rate of $0.96 per annum. Such dividends shall accrue day-to-day, shall be cumulative, and shall be payable on when, as, and if declared by the Board of Directors of the Company.

•	In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of Class A Preferred Stock then outstanding shall be entitled to receive a liquidation preference payment equal to $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus any accrued dividends, but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.

•	Shares of Class A Preferred Stock shall vote together with the common stock on an as-converted basis. Holders of the Class A Preferred Stock will have 2.5 votes per share of Class A Preferred Stock held compared to one vote for each share of the Company’s common stock.

•	At any time after September 1, 2014, shares of Class A Preferred Stock shall be convertible into 2.5 shares of common stock. In addition, accrued but unpaid dividends on the Preferred Stock, whether or not declared, will also be convertible into common stock after September 1, 2014 at the rate of one share for each $4.80 of dividend. Such conversion is subject to adjustment in the event of any stock split or combination, certain dividends and distributions, and any reorganization, recapitalization, reclassification, consolidation, or merger involving the Company.

•	Shares of the Class A Preferred Stock shall be subject to redemption by the Company at any time on or after January 15, 2017, upon payment of $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus all accrued but unpaid dividends, whether or not declared, thereon.

•	On March 26, 2015, the Company filed with the Secretary of State of the State of Nevada an Amended and Restated Certificate of Designation (“Restated Designation”). The Restated Designation adopted certain special mandatory conversion provisions for the Class A Preferred Stock upon a qualified offering (defined as a public offering resulting in at least $5,000,000 of gross cash proceeds), whereby the Class A Preferred Stock is converted into the type of securities issued in such qualified offering at a twenty percent (20%) discount.

F-21

Issuance of Class A Convertible Preferred Stock

In May 2014, the Company entered into definitive agreements for a private placement of its securities to certain institutional and accredited investors (the “Class A Investors”) pursuant to certain subscription agreements and elections to convert between the Company and the Class A Investors. Through March 31, 2015, aggregate gross cash proceeds of $3.5 million (approximately $2.9 million after offering costs) were collected in exchange for the issuance of 291,142 shares of our Class A Convertible Preferred Stock, and warrants, exercisable for five years, to purchase up to a total of 194,095 shares of our common stock at an exercise price of $6.00 per share. The Company intends to use the net proceeds for working capital purposes.

Pursuant to the subscription agreements, the Company issued shares of a newly established Class A Convertible Preferred Stock and warrants to purchase common stock of Cryoport. The shares and warrants were issued as a unit (a “Unit”) consisting of (i) one share of Class A Convertible Preferred Stock and (ii) one warrant to purchase 0.67 shares of the Company’s common stock at an exercise price of $6.00 per share, which were immediately exercisable and may be exercised at any time on or before March 31, 2019.

Pursuant to the terms of the 5% Bridge Notes issued by the Company between December 2013 and March 2014 with a total original principal amount of $1,793,000, the issuance of the Units to Class A Investors at $12.00 per Unit entitled the holders of the 5% Bridge Notes to convert up to the entire principal and accrued interest amount under the 5% Bridge Notes into Units at a rate of $10.80 per Unit. Through March 31, 2015, 5% Bridge Note holders totaling $1,743,000 in original principal sum elected to convert their 5% Bridge Notes, including accrued interest of $24,000, for Units in exchange for the issuance of 163,608 shares of our Class A Convertible Preferred Stock and warrants to purchase up to 109,072 shares of our common stock at an exercise price of $6.00 per share. Two of the 5% Bridge Note holders that executed subscription agreements to convert 5% Bridge Notes in the aggregate principal amount of $220,000 are affiliates of the Company – Jerrell W. Shelton, the Company’s Chief Executive Officer, and GBR Investments, LLC, which is managed by Richard Rathmann, a Director and Chairman of the Board of Directors of the Company (collectively, the “Affiliates”).

The fair value of the beneficial conversion feature of the convertible preferred stock issuance and the relative fair value of the warrants issued, aggregated $3.0 million through March 31, 2015. This amount was accreted to accumulated deficit and additional paid-in capital during the year ended March 31, 2015.

Emergent served as the Company’s placement agent in this transaction and received, with respect to the gross proceeds received from Class A Investors who converted their 5% Bridge Notes into Units (not including those conversions by the Affiliates), a commission of 3% and a non-accountable finance fee of 1% of such proceeds, and with respect to gross proceeds received from all other Investors, a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from such Investors, plus reimbursement of legal expenses of up to $40,000. Emergent was issued a warrant to purchase 0.25 shares of common stock at an exercise price of $6.00 per share for each Unit issued in this transaction. The offering of Units to new Investors concluded on February 4, 2015.

As of March 31, 2015, 454,750 shares of Class A Convertible Preferred Stock and 303,167 of the related warrants were outstanding for Class A Investors and 106,432 warrants were outstanding for Emergent in connection with the Class A Convertible Preferred Stock offering and the 5% Bridge Note conversions.

No dividends have been declared as of March 31, 2015; however, the cumulative preferred stock dividend of $301,500 is included in the net loss attributable to common stockholders (see Note 2) and the liquidation preference.

Designation of Class B Convertible Preferred Stock

On February 20, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation which designated 400,000 shares of the Company’s previously authorized preferred stock, par value $0.001, as Class B Convertible Preferred Stock (“Class B Preferred Stock”). On April 15, 2015, the Company filed with the Secretary of State of the State of Nevada to increase the number of Class B Convertible Preferred stock from 400,000 to 585,000 shares.

The rights, preferences, and privileges of the Class B Preferred Stock are summarized as follows:

•	Dividends shall accrue on shares of Class B Preferred Stock at the rate of $0.96 per annum. Such dividends shall accrue day-to-day, shall be cumulative, and shall be payable on when, as, and if declared by the Board of Directors of the Company.

F-22

•	In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of Class B Preferred Stock then outstanding shall be entitled to receive a liquidation preference payment equal to $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus any accrued dividends, but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.

•	Shares of Class B Preferred Stock shall vote together with the common stock on an as-converted basis. Holders of the Class B Preferred Stock will have 2.5 votes per share of Class B Preferred Stock held compared to one vote for each share of the Company’s common stock.

•	At any time after issuance, shares of Class B Preferred Stock shall be convertible into 2.5 shares of common stock. In addition, accrued but unpaid dividends on the Class B Preferred Stock, whether or not declared, will also be convertible into common stock after issuance at the rate of one share for each $4.80 of dividend. Such conversion is subject to adjustment in the event of any stock split or combination, certain dividends and distributions, and any reorganization, recapitalization, reclassification, consolidation, or merger involving the Company.

•	Shares of the Class B Preferred Stock shall be subject to redemption by the Company at any time on or after January 15, 2017, upon payment of $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus all accrued but unpaid dividends, whether or not declared, thereon.

•	Shares of the Class B Preferred stock shall be subject to special mandatory conversion provisions upon a qualified offering (defined as a public offering resulting in at least $5,000,000 of gross cash proceeds), whereby the Class B Preferred Stock is converted into the type of securities issued in such qualified offering at a twenty percent (20%) discount.

Issuance of Class B Convertible Preferred Stock

In February 2015, the Company entered into definitive agreements for a private placement of its securities to certain institutional and accredited investors (the “Class B Investors”) pursuant to certain subscription agreements and elections to convert between the Company and the Class B Investors. Through March 31, 2015, aggregate gross cash proceeds of $1.9 million (approximately $1.7 million after offering costs) were collected in exchange for the issuance of 161,709 shares of our Class B Convertible Preferred Stock, and warrants, exercisable for five years, to purchase up to a total of 107,806 shares of our common stock at an exercise price of $6.00 per share. The Company intends to use the net proceeds for working capital purposes.

Pursuant to the subscription agreements, the Company issued shares of a newly established Class B Convertible Preferred Stock and warrants to purchase common stock of Cryoport. The shares and warrants were issued as a unit (a “Unit”) consisting of (i) one share of Class B Convertible Preferred Stock and (ii) one warrant to purchase 0.67 shares of the Company’s common stock at an exercise price of $6.00 per share, which were immediately exercisable and may be exercised at any time on or before May 31, 2020.

The fair value of the beneficial conversion feature of the convertible preferred stock issuance and the relative fair value of the warrants issued, aggregated $1.9 million through March 31, 2015. This amount was accreted to accumulated deficit and additional paid-in capital during the year ended March 31, 2015.

Emergent served as the Company’s placement agent in this transaction and received, with respect to the gross proceeds received from Class B Investors, a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from such Class B Investors, plus reimbursement of legal expenses of up to $5,000. Emergent was issued a warrant to purchase 0.25 shares of common stock at an exercise price of $6.00 per share for each Unit issued in this transaction. The offering of Units to new Class B Investors will conclude on May 18, 2015.

As of March 31, 2015, 161,709 shares of Class B Convertible Preferred Stock and 107,806 of the related warrants were outstanding for Class B Investors and 38,115 warrants were outstanding for Emergent in connection with the Class B Convertible Preferred Stock offering.

No dividends have been declared as of March 31, 2015; however, the cumulative preferred stock dividend of $3,800 is included in the net loss attributable to common stockholders and the liquidation preference (see Note 2).

Common Stock Reserved for Future Issuance

As of March 31, 2015, approximately 8.8 million shares of common stock were issuable upon conversion or exercise of rights granted under prior financing arrangements, preferred stock, stock options and warrants, as follows:

F-23

Class A and B convertible preferred stock converted to common stock	1,541,148
Exercise of stock options	1,793,745
Exercise of warrants	5,475,806
Total shares of common stock reserved for future issuances	8,810,699

In August 2014 and January 2015, we issued an aggregate of 3,334 shares of restricted common stock to a consultant in exchange for services. The Company recognized $17,400 in stock-based compensation expense related to these shares for the year ended March 31, 2015.

Note 12. Stock-Based Compensation

Warrant Activity

We typically issue warrants to purchase shares of our common stock to investors as part of a financing transaction or in connection with services rendered by placement agents and consultants. Included in outstanding warrants are 21,905 warrants at March 31, 2015 and 2014, respectively, issued to employees or directors. Our outstanding warrants expire on varying dates through November 2021. A summary of warrant activity is as follows:

	Number of Shares	Weighted- Average Exercise Price/Share	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (1)
Outstanding — March 31, 2013	3,085,600	$14.16
Issued	2,103,436	4.20
Exercised	(77,193)	2.64
Forfeited	(3,311)	101.88
Expired	(9,004)	95.52
Outstanding — March 31, 2014	5,099,528	10.08
Issued	826,284	6.00
Exercised	(23,256)	4.08
Expired	(426,750)	39.36
Outstanding — March 31, 2015	5,475,806	$7.20	2.6	$11,225,300
Vested (exercisable) — March 31, 2015	5,278,516	$7.20	2.4	$10,704,400

(1)	Aggregate intrinsic value represents the difference between the exercise price of the warrant and the closing market price of the common stock on March 31, 2015, which was $8.64 per share.

The following table summarizes information with respect to warrants outstanding and exercisable at March 31, 2015:

Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$2.28 – 2.40	198,965	3.3	$2.40	198,965	$2.40
$2.52 – 4.44	1,729,315	3.5	$4.44	1,729,315	$4.44
$4.56 – 8.28	1,734,819	3.0	$7.20	1,537,529	$7.20
$8.40 – 11.04	1,785,964	0.7	$9.24	1,785,964	$9.24
$11.16 – 129.60	26,743	2.2	$85.92	26,743	$85.92
	5,475,806			5,278,516

F-24

Stock Options

We have three stock incentive plans: the 2002 Stock Incentive Plan (the “2002 Plan”), the 2009 Stock Incentive Plan (the “2009 Plan”) and the 2011 Stock Incentive Plan (the “2011 Plan”), (collectively, the “Plans”). The 2002 Plan expired and no options have been granted pursuant the 2002 Plan or 2009 Plan subsequent to the adoption of the 2011 Plan. On September 6, 2013 the stockholders approved an increase to the number of shares of the Company’s common stock available for issuance under the 2011 Plan by 591,667 shares. On August 29, 2014 the stockholders approved an increase to the number of shares of the Company’s common stock available for issuance by 125,000 shares. As of March 31, 2015, the Company has 25,314 shares and 157,482 available for future awards under the 2009 Plan and the 2011 Plan, respectively. In December 2014, 262,500 options were granted outside the plan to Jerrell Shelton, the Company’s Chief Executive Officer.

During each of the two years in the period ended March 31, 2015, we granted stock options at exercise prices equal to or greater than the quoted market price of our common stock on the grant date. The fair value of each option grant was estimated on the date of grant using Black-Scholes with the following weighted average assumptions:

	March 31,
	2015	2014
Expected life (years)	1.5 – 6.1	1.6 – 6.0
Risk-free interest rate	0.31% - 2.03%	0.19% - 1.84%
Volatility	103% - 128%	127% - 140%
Dividend yield	0%	0%

The expected option life assumption is estimated based on the simplified method. Accordingly, the Company has utilized the average of the contractual term of the options and the weighted average vesting period for all options to calculate the expected option term. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of our employee stock options. The expected volatility is based on the historical volatility of our stock commensurate with the expected life of the stock-based award. We do not anticipate paying dividends on the common stock in the foreseeable future.

We recognize stock-based compensation cost over the vesting period using the straight-line single option method. Stock-based compensation expense is recognized only for those awards that are ultimately expected to vest. An estimated forfeiture rate has been applied to unvested awards for the purpose of calculating compensation cost. The estimated forfeiture rate of 0% per year is based on the historical forfeiture activity of unvested stock options. These estimates are revised, if necessary, in future periods if actual forfeitures differ from the estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs.

A summary of stock option activity is as follows:

	Number of Shares	Weighted- Average Exercise Price/Share	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (1)
Outstanding — March 31, 2013	424,645	$5.64
Granted (weighted-average fair value of $2.88 per share)	639,439	3.36
Exercised	(54,750)	2.40
Forfeited	(16,484)	3.84
Expired	(1,667)	72.00
Outstanding — March 31, 2014	991,183	4.20
Granted (weighted-average fair value of $4.20 per share)	955,199	4.92
Exercised	(657)	3.24
Forfeited	(150,130)	4.56
Expired	(1,850)	27.48
Outstanding — March 31, 2015	1,793,745	$4.56	8.3	$7,761,500
Vested (exercisable) — March 31, 2015	686,849	$4.68	6.8	$3,119,200
Unvested (unexercisable) — March 31, 2015	1,106,897	$4.44	3.3	$4,642,300

(1)	Aggregate intrinsic value represents the difference between the exercise price of the option and the closing market price of the common stock on March 31, 2015, which was $8.64 per share.

F-25

The following table summarizes information with respect to stock options outstanding and exercisable at March 31, 2015:

Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$2.04 – 4.68	856,959	7.8	$3.36	473,531	$3.12
$4.80 – 6.24	835,501	9.4	$4.92	121,676	$5.16
$6.36 – 11.76	90,103	4.7	$7.92	80,772	$8.04
$12.60 – 26.40	4,467	5.4	$19.44	4,155	$19.68
$51.60 – 99.72	6,715	1.5	$55.44	6,715	$55.44
	1,793,745			686,849

As of March 31, 2015, there was unrecognized compensation expense of $4.2 million related to unvested stock options, which we expect to recognize over a weighted average period of 3.3 years.

Note 13. Income Taxes

Significant components of the Company’s deferred tax assets as of March 31, 2015 and 2014 are shown below:

	March 31,
	2015	2014
	(000’s)
Deferred tax assets:
Net operating loss carryforward	$16,830	$15,379
Research credits	56	60
Expenses recognized for granting of options and warrants	1,554	1,651
Accrued expenses and reserves	20	135
Valuation allowance	(18,460)	(17,225)
	$—	$—

Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

The income tax provision differs from that computed using the federal statutory rate applied to income before taxes as follows:

	March 31,
	2015	2014
Computed tax benefit at federal statutory rate	$(2,382,000)	$(6,650,000)
State tax, net of federal benefit	(187,000)	(327,000)
Warrant MTM Adjustment	—	(7,000)
Induced conversion costs	—	4,663,000
Interest expense	462,000	—
Permanent items and other	873,600	4,600
Valuation allowance	1,235,000	2,318,000
	$1,600	$1,600

At March 31, 2015, the Company has federal and state net operating loss carryforwards of approximately $43,386,000 and $36,057,000 which will begin to expire in 2019, unless previously utilized, and as of 2012 have already begun to for state carryforwards. At March 31, 2015, the Company has federal and California research and development tax credits of approximately $18,000 and $58,000, respectively. The federal research tax credit begins to expire in 2026 unless previously utilized and the California research tax credit has no expiration date.

Utilization of the net operating loss and research and development carryforwards might be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state and foreign provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition.

F-26

The Company has not completed a study to assess whether an ownership change has occurred. If the Company has experienced an ownership change, utilization of the NOL or R&D credit carryforwards would be subject to an annual limitation under Section 382 of the Code, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the NOL or R&D credit carryforwards before utilization. Further, until a study is completed and any limitation is known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact its effective tax rate. Any carryforwards that will expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

On September 13, 2013, the U.S. Treasury Department released final income tax regulations on the deduction and capitalization of expenditures related to tangible property. These final regulations apply to tax years beginning on or after January 1, 2014. The Company adopted the tax treatment of expenditures to improve tangible property and the capitalization of inherently facilitative costs to acquire tangible property as of April 1, 2014. The tangible property regulations required the Company to make additional tax accounting method changes as of April 1, 2014; however, the impact of these changes was not material to the Company’s consolidated financial position, its results of operations or its footnote disclosures.

Note 14. Quarterly Financial Data (Unaudited)

A summary of quarterly financial data is as follows ($ in ‘000’s):

	Quarter Ended
	June 30	September 30	December 31	March 31
Year ended March 31, 2015
Total revenues	$937	$825	$975	$1,198
Gross margin	$339	$225	$235	$370
Operating loss	$(1,168)	$(1,375)	$(1,357)	$(1,693)
Net loss	$(2,297)	$(1,385)	$(1,408)	$(1,937)
Net loss per share attributable to common stockholders - basic and diluted	$(0.61)	$(0.64)	$(0.40)	$(0.79)
Year ended March 31, 2014
Total revenues	$488	$580	$757	$835
Gross margin	$55	$72	$167	$143
Operating loss	$(1,260)	$(1,287)	$(1,257)	$(1,274)
Net loss	$(1,324)	$(14,960)	$(1,840)	$(1,441)
Net loss per share attributable to common stockholders - basic and diluted	$(0.42)	$(4.59)	$(0.37)	$(0.29)

Earnings per basic and diluted shares are computed independently for each of the quarters presented based on basic and diluted shares outstanding per quarter and, therefore, may not sum to the totals for the year.

Note 15. Subsequent Events

From April 6, 2015 to May 18, 2015, the Company issued additional shares of the Class B Convertible Preferred Stock to Class B Investors. Gross proceeds of $4.2 million (approximately $3.6 million after offering costs) were collected in exchange for the issuance of 347,637 shares of our Class B Convertible Preferred Stock, and warrants, exercisable for five years, to purchase up to a total of 231,758 shares of our common stock at an exercise price of $6.00 per share. In May 2015, Mrs. Richard Berman, spouse of a board member, participated in the Class B Convertible Preferred Stock offering and the Company issued 1,667 shares of Class B convertible preferred stock each in exchange for an aggregate amount of $20,000. The Company intends to use the net proceeds for working capital purposes.

On May 7, 2015, the Company granted employees and members of the board of director’s options to purchase 465,625 and 20,834 shares of common stock, respectively, with an exercise price of $7.80 per share, of which 355,000 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair market value of the Company’s common stock on the date of grant.

F-27

Cryoport, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	December 31,	March 31,
	2015	2015
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,247,425	$1,405,186
Accounts receivable, net of allowance for doubtful accounts of $40,600 and $12,200, respectively	616,785	589,699
Inventories	52,880	69,680
Other current assets	288,965	97,337

Total current assets	6,206,055	2,161,902
Property and equipment, net	875,673	307,926
Intangible assets, net	13,484	136,821
Deposits	363,403	—

Total assets	$7,458,615	$2,606,649

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and other accrued expenses	$1,109,243	$758,696
Accrued compensation and related expenses	377,113	725,712
Notes payable and accrued interest, net of discount of $221,400 at March 31, 2015	—	535,507
Related-party notes payable and accrued interest, net of discount of $64,000 and $259,600, respectively	981,992	976,581

Total current liabilities	2,468,348	2,996,496
Related-party notes payable, net of current portion	—	26,452

Total liabilities	2,468,348	3,022,948

Commitments and contingencies

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value; 2,500,000 shares authorized:
Class A convertible preferred stock — $0.001 par value; 800,000 shares authorized; 454,750 shares issued and outstanding at December 31, 2015 and March 31, 2015 (aggregate liquidation preference of $6,087,400 at December 31, 2015)	455	455
Class B convertible preferred stock — $0.001 par value; 585,000 shares authorized; 534,571 and 161,709 shares issued and outstanding at December 31, 2015 and March 31, 2015, respectively (aggregate liquidation preference of $6,777,047 at December 31, 2015)	535	162
Common stock, $0.001 par value; 50,000,000 shares authorized; 7,247,466 and 5,025,577 shares issued and outstanding at December 31, 2015 and March 31, 2015, respectively	7,247	5,026
Additional paid-in capital	114,334,637	97,346,137
Accumulated deficit	(109,352,607)	(97,768,079)

Total stockholders’ equity (deficit)	4,990,267	(416,299)

Total liabilities and stockholders’ equity (deficit)	$7,458,615	$2,606,649

See accompanying notes to condensed consolidated financial statements.

F-28

Cryoport, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Revenues	$1,458,563	$975,188	$4,326,654	$2,736,776
Cost of revenues	1,074,281	740,651	3,018,147	1,937,926

Gross margin	384,282	234,537	1,308,507	798,850

Operating costs and expenses:
Selling, general and administrative	2,835,372	1,492,732	7,019,500	4,431,290
Research and development	227,765	99,052	405,785	267,575

Total operating costs and expenses	3,063,137	1,591,784	7,425,285	4,698,865

Loss from operations	(2,678,855)	(1,357,247)	(6,116,778)	(3,900,015)
Other expense:
Interest expense	(79,946)	(48,605)	(984,748)	(1,185,337)
Other expense, net	(1,347)	(1,906)	(5,029)	(2,829)

Loss before provision for income taxes	(2,760,148)	(1,407,758)	(7,106,555)	(5,088,181)
Provision for income taxes	(305)	—	(3,625)	(1,600)

Net loss	(2,760,453)	(1,407,758)	(7,110,180)	(5,089,781)
Preferred stock beneficial conversion charge	—	(492,910)	(4,474,348)	(2,961,723)
Undeclared cumulative preferred dividends	(239,389)	(95,304)	(687,267)	(194,901)

Net loss attributable to common stockholders	$(2,999,842)	$(1,995,972)	$(12,271,795)	$(8,246,405)

Net loss per share attributable to common stockholders – basic and diluted	$(0.42)	$(0.40)	$(1.96)	$(1.65)

Weighted average shares outstanding – basic and diluted	7,225,006	5,004,821	6,259,686	5,002,683

See accompanying notes to condensed consolidated financial statements.

F-29

Cryoport, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended December 31,
	2015	2014
Cash Flows From Operating Activities:
Net loss	$(7,110,180)	$(5,089,781)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	166,324	155,226
Amortization of debt discounts and deferred financing costs	417,003	1,148,153
Stock-based compensation expense to employees, directors and consultants	2,057,236	565,220
Estimated fair value of the beneficial conversion feature on related party notes payable	521,056	—
Loss on write-off of patents	98,086	—
Loss on disposal of property and equipment	37,247	5,773
Provision for bad debt	36,006	465
Changes in operating assets and liabilities:
Accounts receivable, net	(63,092)	107,901
Inventories	(15,274)	(37,255)
Deposits and other current assets	(479,956)	(45,022)
Accounts payable and other accrued expenses	350,547	154,249
Accrued compensation and related expenses	(330,878)	163,348
Accrued interest	(20,174)	36,430

Net cash used in operating activities	(4,336,049)	(2,835,293)

Cash Flows From Investing Activities:
Purchases of property and equipment	(713,993)	(67,851)

Net cash used in investing activities	(713,993)	(67,851)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock and warrants in public offering, net of offering costs	5,938,099	—
Proceeds from the issuance of preferred stock, net of offering costs	3,896,678	2,802,854
Proceeds from exercise of stock options and warrants	10,881	11,631
Proceeds from the issuance of notes payable	—	615,000
Repayment of notes payable	(741,377)	—
Repayment of convertible debentures	—	(50,000)
Repayment of related party notes payable	(212,000)	(72,000)

Net cash provided by financing activities	8,892,281	3,307,485

Net change in cash and cash equivalents	3,842,239	404,341
Cash and cash equivalents — beginning of period	1,405,186	369,581

Cash and cash equivalents — end of period	$5,247,425	$773,922

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Offering costs in connection with convertible preferred stock included in accounts payable	$—	$9,658

Issuance of common stock for accrued board of director compensation	$54,813	$—

Estimated relative fair value of warrants issued in connection with notes payable	$—	$312,680

Accretion of convertible preferred stock beneficial conversion feature and relative fair value of warrants issued in connection with the convertible preferred stock units to accumulated deficit	$4,474,348	$2,961,723

Reclassification of shipper inventory to fixed assets	$32,074	$—

Fair value of common stock issued to consultant for future services included in other current assets	$75,075	$—

Conversion of convertible debentures payable and accrued interest into convertible preferred stock units	$—	$1,766,997

See accompanying notes to condensed consolidated financial statements.

F-30

Cryoport, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements

For the Three and Nine Months Ended December 31, 2015 and 2014

(Unaudited)

Note 1. Management’s Representation and Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by Cryoport, Inc. (the “Company”, “Cryoport”, “our” or “we”) in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

On May 12, 2015, our board of directors (the “Board of Directors”) approved an amendment to our certificate of incorporation to effect a reverse stock split by a ratio of 1-for-12.  The reverse stock split was effective on May 19, 2015.  All share and per share data in this Form 10-Q have been adjusted to give effect to the 1-for-12 reverse stock split of our common stock.

Operating results for the nine months ended December 31, 2015 are not necessarily indicative of the results that may be expected for the year ending March 31, 2016. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

The Company has evaluated subsequent events through the date of this filing and determined that no subsequent events have occurred that would require recognition in the unaudited condensed consolidated financial statements or disclosure in the notes thereto other than as disclosed in the accompanying notes.

Note 2. Nature of the Business

Cryoport is the premier provider of cryogenic logistics solutions to the life sciences industry through its purpose-built proprietary packaging, information technology and specialized cold chain logistics expertise. The Company provides leading edge logistics solutions for biologic materials, such as immunotherapies, stem cells, CAR-T cells and reproductive cells for clients worldwide. Leading global companies, such as FedEx, UPS and DHL have each separately selected Cryoport as the preferred cryogenic logistics provider for time- and temperature-sensitive biological material.  Cryoport actively supports points-of-care, contract research organizations, central laboratories, pharmaceutical companies, contract manufacturers and university researchers.

The Company is a Nevada corporation and its common stock is traded on the NASDAQ Capital Market exchange under the ticker symbol “CYRX.”

Going Concern

The unaudited condensed consolidated financial statements have been prepared using the accrual method of accounting in accordance with U.S. GAAP and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. We have sustained operating losses since our inception and have used substantial amounts of working capital in our operations. At December 31, 2015, we had an accumulated deficit of $109.4 million. During the nine months ended December 31, 2015, we used cash in operations of $4.3 million and had a net loss of $7.1 million.

We expect to continue to incur substantial additional operating losses from costs related to the commercialization and expansion of our Cryoport Express® Solutions and do not expect that revenues from operations will be sufficient to satisfy our funding requirements in the near term. We believe that our cash resources at December 31, 2015, together with the revenues generated from our services will be sufficient to sustain our planned operations into the second quarter of fiscal year 2017; however, we must obtain additional capital to fund operations thereafter and for the achievement of sustained profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We are currently working on funding alternatives in order to secure sufficient operating capital to allow us to continue to operate as a going concern.

The level of future capital requirements will depend upon many factors, including the success of our commercialization efforts and the level of customer adoption of our Cryoport Express® Solutions as well as our ability to establish additional collaborative arrangements. We cannot make any assurances that the sales ramp will lead to achievement of sustained profitable operations or that any additional financing will be completed on a timely basis and on acceptable terms or at all. Management’s inability to successfully achieve significant revenue increases or to complete any other financing will adversely impact our ability to continue as a going concern.

F-31

Note 3. Summary of Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Cryoport, Inc. and its wholly owned subsidiary, Cryoport Systems, Inc. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include the allowance for doubtful accounts, recoverability of long-lived assets, allowance for inventory obsolescence, deferred taxes and their accompanying valuations, and valuation of equity instruments and conversion features.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, related-party notes payable, notes payable, accounts payable and accrued expenses. The carrying value for all such instruments approximates fair value at December 31, 2015 and March 31, 2015 due to their short-term nature. The difference between the fair value and recorded values of the related-party notes payable is not significant.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Customers

The Company grants commercial trade credit to customers under established terms and conditions within the U.S. and to a limited number of international customers and does not require collateral. Revenues from international customers are generally secured by advance payments except for a limited number of established foreign customers. The Company generally requires advance or credit card payments for initial revenues from new customers, who have not received credit approval. The Company’s ability to collect receivables is affected by customer circumstances, economic fluctuations in the respective geographic areas and the industries served by the Company. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the respective accounts, which management believes is sufficient. Accounts receivable at December 31, 2015 and March 31, 2015 are net of reserves for doubtful accounts of $40,600 and $12,200, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The majority of the Company’s customers are in the biotechnology, pharmaceutical, animal health and life science industries. Consequently, there is a concentration of accounts receivable within these industries, which is subject to normal credit risk. At December 31, 2015 and March 31, 2015, there was one customer that accounted for 10.4% and 14.6%, respectively, of net accounts receivable. No other single customer owed us more than 10% of net accounts receivable at December 31, 2015 and March 31, 2015.

The Company has revenue from foreign customers primarily in the Europe, Japan, Canada, India and Australia regions. During the nine months ended December 31, 2015 and 2014, the Company had revenues from foreign customers of approximately $631,400 and $418,800, respectively, which constituted approximately 14.6% and 15.3% of total revenues, respectively.

For the nine months ended December 31, 2015 and 2014, there was one customer that accounted for 14.5% and 25.0% of total revenues, respectively.

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Inventories

The Company’s inventories consist of packaging materials and accessories sold to customers. Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the standard cost method which approximates the first-in, first-to-expire method. Inventories are reviewed periodically for slow-moving or obsolete status. The Company writes down the carrying value of its inventories to reflect situations in which the cost of inventories is not expected to be recovered. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. Raw materials and finished goods include material costs less reserves for obsolete or excess inventories. The Company evaluates the current level of inventories considering historical trends and other factors, and based on such evaluation, records adjustments to reflect inventories at its net realizable value. These adjustments are estimates, which could vary significantly from actual results if future economic conditions, customer demand, competition or other relevant factors differ from expectations. These estimates require us to make assessments about future demand for the Company’s products in order to categorize the status of such inventory items as slow-moving, obsolete or in excess-of-need. These estimates are subject to the ongoing accuracy of the Company’s forecasts of market conditions, industry trends, competition and other factors.

Property and Equipment

The Company provides shipping packaging (“shipper”) to its customers and charges a fee in exchange for the use of the shipper. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the container over a period of time. The Company retains the title to the shippers and provides its customers the use of the shipper for a specific shipping cycle. At the culmination of the customer’s shipping cycle, the shipper is returned to the Company. As a result, the Company classifies the shippers as property and equipment for the per-use shipper program.

Property and equipment are recorded at cost. Cryogenic shippers are depreciated using the straight-line method over their estimated useful lives of three years. Software, equipment and furniture are depreciated using the straight-line method over their estimated useful lives (generally three to seven years) and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets or term of the lease, whichever is shorter and included in depreciation and amortization expense.

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Intangible assets are comprised of patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks, which are amortized, using the straight-line method over their estimated useful life of five years once the patent or trademark has been issued. During the nine months ended December 31, 2015, the Company wrote off patents aggregating $98,100 to research and development expense in the accompanying condensed consolidated statement of operations. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.

Long-lived Assets

If indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the fair value to the carrying value. We believe the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, we have not recognized any impairment losses through December 31, 2015.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable and equity financings. Deferred financing costs related to the issuance of debt are being amortized over the term of the financing instrument using the effective interest method while offering costs from equity financings are netted against the gross proceeds received from the equity financings.

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Conversion Features

If a conversion feature of convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest rate method.

Preferred stock is convertible to common stock at a rate of conversion that is below market value and, therefore, this feature is characterized as a BCF. The Company records this BCF as a discount to the preferred stock and accretes the discount to retained earnings as a deemed dividend through the earliest conversion date or upon issuance if the preferred stock can be immediately converted.

Income Taxes

The Company accounts for income taxes under the provision of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, or ASC 740. As of December 31, 2015 and March 31, 2015, there were no unrecognized tax benefits included in the accompanying condensed consolidated balance sheets that would, if recognized, affect the effective tax rates.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Based on the weight of available evidence, the Company’s management has determined that it is more likely than not that the net deferred tax assets will not be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its condensed consolidated balance sheets at December 31, 2015 and March 31, 2015 and has not recognized interest and/or penalties in the condensed consolidated statement of operations for the nine months ended December 31, 2015 and 2014. The Company is subject to taxation in the U.S. and various state jurisdictions. As of December 31, 2015, the Company is no longer subject to U.S. federal examinations for years before 2011 and for California franchise and income tax examinations for years before 2010. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carry forward amount. The Company is not currently under examination by U.S. federal or state jurisdictions.

Revenue Recognition

The Company provides shipping containers to its customers and charges a fee in exchange for the use of the shipper. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the shippers over a period of time. The Company retains title to the shipper and provides its customers the use of the shipper for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the shipper is returned to the Company.

The Company recognizes revenue for the use of the shipper once the shipper has been delivered to the end user of the enclosed materials, and at the time that collectability of the related fees is reasonably certain. Revenue is recorded net of discounts and allowances.

The Company also provides logistics support and management services to some customers, which may include onsite logistics personnel. Revenue is recognized for these services as services are rendered and at the time that collectability is reasonably certain.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue. Shipping and handling fees and costs are included in cost of revenues in the accompanying condensed consolidated statements of operations.

Research and Development Expenses

Expenditures relating to research and development are expensed in the period incurred.

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Stock-Based Compensation

The Company accounts for stock-based payments to employees and directors in accordance with stock-based payment accounting guidance which requires all stock-based payments to employees and directors, including grants of employee stock options and warrants, to be recognized based upon their fair values. The fair value of stock-based awards is estimated at the grant date using the Black-Scholes Option Pricing Model (“Black-Scholes”) and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period. The determination of fair value using Black-Scholes is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors.

Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs. The estimated forfeiture rates at December 31, 2015 and March 31, 2015 were zero as the Company has not had a significant history of forfeitures and does not expect significant forfeitures in the future.

Cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants are classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during the nine months ended December 31, 2015 and 2014.

The Company’s stock-based compensation plans are discussed further in Note 8.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Basic and Diluted Net Income (Loss) Per Share

We calculate basic and diluted net income (loss) per share attributable to common stockholders using the weighted average number of common shares outstanding during the periods presented, and adjust the amount of net income (loss) used in this calculation for deemed preferred stock dividends and cumulative preferred stock dividends, whether they are earned or not during the period. In periods of a net loss position, basic and diluted weighted average shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants and shares associated with the conversion of convertible debt and convertible preferred stock outstanding during the periods. As of December 31, 2015 and March 31, 2015, the Company had cumulative, undeclared, dividends that have not been accrued related to its preferred stock of $992,600 and $305,300, respectively. During the three and nine months ended December 31, 2015 and 2014, undeclared dividends totaling $239,400 and $687,300 and $95,300 and $194,900, respectively, were added to the net loss on the condensed consolidated statements of operations in order to calculate net loss per share attributable to common stockholders.

The following shows the amounts used in computing net loss per share for the three and nine months ended December 31, 2015 and 2014:

	Nine Months Ended December 31,
	2015	2014
Net loss	$(7,110,180)	$(5,089,781)
Add:
Preferred stock beneficial conversion charge	(4,474,348)	(2,961,723)
Undeclared cumulative preferred dividends	(687,267)	(194,901)

Net loss attributable to common stockholders	$(12,271,795)	$(8,246,405)

Weighted average shares issued and outstanding-basic and diluted	6,259,686	5,002,683

Basic and diluted net loss per share attributable to common stockholders	$(1.96)	$(1.65)

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	Three Months Ended December 31,
	2015	2014
Net loss	$(2,760,453)	$(1,407,758)
Add:
Preferred stock beneficial conversion charge	—	(492,910)
Undeclared cumulative preferred dividends	(239,389)	(95,304)

Net loss attributable to common stockholders	$(2,999,842)	$(1,995,972)

Weighted average shares issued and outstanding-basic and diluted	7,225,006	5,004,821

Basic and diluted net loss per share attributable to common stockholders	$(0.42)	$(0.40)

The following table sets forth the number of shares excluded from the computation of diluted loss per share, as their inclusion would have been anti-dilutive:

	Nine Months Ended December 31,
	2015	2014
Class A convertible preferred stock	1,136,875	1,107,220
Class B convertible preferred stock	1,336,428	—
Stock options	847,015	390,011
Warrants	615,790	395,857
	3,936,108	1,893,088

Segment Reporting

We currently operate in one reportable segment.

Fair Value Measurements

We measure fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include the following:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

 In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

We have no assets or liabilities that are required to be measured at fair value on a recurring basis as of December 31, 2015 and March 31, 2015.

Foreign Currency Translation

We record foreign currency transactions at the exchange rate prevailing at the date of the transaction with resultant gains and losses being included in results of operations. Foreign currency transaction gains and losses have not been significant for any of the periods presented.

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Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standard Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers”. ASU 2014-09 supersedes the revenue recognition requirements in FASB Topic 605, “Revenue Recognition”. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. In August 2015, the FASB issued ASU No. 2015-14 which deferred the effective date by one year for public entities and others. The amendments in this ASU are effective for interim and annual periods beginning after December 15, 2017 for public business entities, certain not-for-profit entities, and certain employee benefit plans. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Management has not selected a transition method and is currently assessing the impact the adoption of ASU 2014-09 will have on our condensed consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory”. The amendments in this update apply to inventory that is measured using first-in, first-out (FIFO) or average cost. They do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. Other than the change in the subsequent measurement guidance from the lower of cost or market to the lower of cost and net realizable value for inventory within the scope of this update, there are no other substantive changes to the guidance on measurement of inventory. The amendments in this update more closely align the measurement of inventory in International Financial Reporting Standards (IFRS) and are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Management is currently assessing the impact the adoption of ASU 2015-11 will have on our condensed consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements-Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the reporting periods beginning after December 15, 2016 and early application is permitted. Management is currently assessing the impact the adoption of ASU 2014-15 will have on our condensed consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes”. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this update. The amendments in this update will align the presentation of deferred income tax assets and liabilities with IFRS and are effective for fiscal years after December 15, 2016, including interim periods within those annual periods. Management is currently assessing the impact the adoption of ASU 2015-17 will have on our condensed consolidated financial statements.

Note 4. Related Party Transactions

As of December 31, 2015 and March 31, 2015, the Company had aggregate principal balances of $1.0 million and $1.3 million, respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the Board of Directors, representing working capital advances made to the Company from February 2001 through March 2005.

Related-Party Notes Payable

In March 2015, we entered into definitive agreements relating to the exchange or amendment of the notes evidencing such working capital advances. Three of the notes issued to Patrick Mullins, M.D., Maryl Petreccia and Jeffrey Dell, M.D., which as of December 31, 2015 had outstanding principal balances of $448,200, $266,700 and $208,900, respectively, were amended and restated, and the holders received warrants to purchase 37,347, 22,224, and 17,412 shares, respectively, of our common stock at an exercise price of $6.00 per share, exercisable on March 2, 2015 and expiring on March 1, 2020, and warrants to purchase 834, 417, and 417 shares, respectively, of our common stock at an exercise price of $6.00 per share, exercisable on March 2, 2015 and expiring on March 1, 2020, to reimburse the three note holders for any fees or other expenses incurred in connection with this transaction. The notes, as amended and restated, require interest payments on a calendar quarterly basis and payment of all outstanding principal and accrued interest on the maturity date, which is the earlier to occur of (i) March 1, 2016, (ii) the sale of all or substantially all of our assets, or (iii) the merger, consolidation or other similar reorganization of the Company or an affiliate of our Company with another entity. Under the terms of such notes, upon the closing of the public offering in July 2015 (see Note 7), the holder had the option to convert into the securities issued in such offering at a twenty percent (20%) discount to the price per unit issued by the Company in such offering. The holders elected not to convert into such securities issued by the Company.

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One note issued to Raymond Takahashi, M.D., was exchanged for (i) a new promissory note with an original principal amount equal to the outstanding principal and interest of the original note, and (ii) a warrant to purchase 1,490 shares of the Company’s common stock at an exercise price of $6.00 per share, exercisable on February 20, 2015 and expiring on February 19, 2018. The new note, which as of December 31, 2015 had an outstanding principal balance of $35,800, requires interest payments on a calendar quarterly basis and payment of all outstanding principal and accrued interest on the maturity date, which is March 1, 2016. Under the terms of such note, upon the closing of the public offering in July 2015 (see Note 7) the holder had the option to convert into the securities issued in such offering at a twenty percent (20%) discount to the price per unit issued by the Company in such offering. The holder elected not to convert into such securities issued by the Company.

The conversion feature of the related-party notes payable at a 20% discount resulted in a BCF. The fair value of the BCF of $521,100 was recorded as a debt discount upon the resolution of the contingency and it was amortized to interest expense over the conversion term which ended on September 29, 2015.

The relative fair value of the related-party warrants of $280,400 was recorded as a debt discount and is being amortized to interest expense using the straight-line method which approximated the effective interest method over the term of the convertible notes. During the nine months ended December 31, 2015 and 2014, the Company amortized $195,600 and $0, respectively, of the debt discount to interest expense for these convertible notes.

Related-party interest expense under these notes was $43,400 and $23,600 for the nine months ended December 31, 2015 and 2014, respectively. Accrued interest, which is included in related-party notes payable in the accompanying condensed consolidated balance sheets, amounted to $0 and $4,600 as of December 31, 2015 and March 31, 2015, respectively.

One note issued to Marc Grossman, M.D., which as of December 31, 2015 had an outstanding principal balance of $86,500, as amended, now provides for interest at a rate of 6% per annum commencing on March 13, 2015; however, no interest payments will be due if no event of default occurs and if the Company (i) complies with its regular payment obligations, (ii) reimburses the payee for attorneys’ fees in connection with the negotiation of the note amendment, up to a maximum amount of $1,000, on the later of (A) March 13, 2015, or (B) three (3) days after receiving written notice from the payee of the amount of attorneys’ fees incurred by payee, and (iii) the Company immediately pays all unpaid amounts due and payable in full before the earlier of May 1, 2016 or at the same time that payee(s) of any other promissory note(s) with the Company that were issued in 2005 are paid in full before May 1, 2016, other than (Y) notes that are satisfied upon conversion into common stock, warrants or any other equity of the Company, or (Z) notes that have been paid in full before March 2, 2015. All principal and interest under the original note, as amended by the note amendment, will be due and shall be paid on May 1, 2016. The note requires monthly payments of $20,000, except for the month of June 2015, where the monthly payment was $72,000.

Class B Convertible Preferred Stock

In May 2015, the spouse of the board member Mr. Richard Berman, participated in the Class B convertible preferred stock offering and the Company issued 1,667 shares of Class B convertible preferred stock for total proceeds of $20,000.

Note 5. Notes Payable

From December 2014 through February 2015, the Company issued to certain accredited investors 2014 Series Secured Promissory Notes (the “7% Bridge Notes”) in the aggregate original principal amount of $915,000. The 7% Bridge Notes accrued interest at a rate of 7% per annum. All principal and interest under the 7% Bridge Notes were due on July 1, 2015. In January and March 2015, the Company repaid an aggregate of $173,600 of the original principal balance outstanding, representing 25% of the net proceeds received from the Class A and Class B convertible preferred stock offering through February 28, 2015. All remaining principal and accrued interest was repaid in April 2015.

In connection with the issuance of the 7% Bridge Notes, the Company issued the note holders warrants to purchase 190,625 shares of common stock at an exercise price of $6.00 per share. The warrants were exercisable on May 31, 2015 and expire on November 30, 2021. The relative fair value of the warrants of $458,900 was recorded as a debt discount and was amortized to interest expense using the straight-line method which approximates the effective interest method over the term of the notes.  During the nine months ended December 31, 2015, the Company amortized $221,400 of the debt discount to interest expense for these notes.

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The Company did not pay any discounts or commissions with respect to the issuance of the 7% Bridge Notes or the warrants.

Note 6. Commitments and Contingencies

Facility and Equipment Leases

On October 21, 2015, we entered into a new operating lease for 27,600 square foot corporate, research and development, and warehouse facility in Irvine, California under an operating lease which commences on the substantial completion of the improvements thereon which we expect to be completed in February 2016 and expires seven years after such date, subject to our option to extend the lease for two additional five-year periods. The initial base rent will be approximately $24,700 per month. This lease agreement contains certain scheduled annual rent increases which will be accounted for on a straight-line basis. We also lease certain office equipment which expires in March 2018.

Employment Agreements

We have entered into employment agreements with certain of our officers under which payment and benefits would become payable in the event of termination by us for any reason other than cause, or upon a change in control of our Company, or by the employee for good reason.

Consulting and Engineering Services

On September 16, 2015, the Company entered into the Purchase and Sale Agreement (the “Purchase and Sale Agreement”), by and between KLATU Networks, LLC (“KLATU”) and the Company. Pursuant to the Purchase and Sale Agreement, the Company purchased from KLATU certain intellectual property and intellectual property rights related to the Company’s CryoportalTM logistics management platform (the “Developed Technology”), which KLATU previously developed for and licensed to the Company pursuant to the Master Consulting and Engineering Services Agreement, by and between KLATU and the Company, dated October 9, 2007 (as amended, the “Master Consulting and Engineering Services Agreement”). As full compensation for the sale and assignment of the Developed Technology from KLATU to the Company, the Company paid KLATU an aggregate amount of $400,000 in two equal installments of $200,000.

Concurrently with entering into the Purchase and Sale Agreement, on September 16, 2015, the Company and KLATU entered into the Amended and Restated Master Consulting and Engineering Services Agreement (the “Amended and Restated Master Consulting and Engineering Services Agreement”) to amend and restate the Master Consulting and Engineering Services Agreement. The Amended and Restated Master Consulting and Engineering Services Agreement provides a framework for KLATU to perform certain consulting, software and hardware engineering development services as mutually agreed upon and further set forth in one or more Statements of Work (as defined in the Amended and Restated Master Consulting and Engineering Services Agreement). To ensure the availability of KLATU personnel to perform services pursuant to the Amended and Restated Master Consulting and Engineering Services Agreement, the Company agreed to pay KLATU a minimum of $25,000 per month for services fees, which may be carried forward as advance payment for future services under certain conditions. The initial term of the agreement is until December 31, 2017 and will thereafter automatically renew for subsequent one year terms, unless notice of termination is given.

Consulting fees for services provided by KLATU were $75,000 and $95,600 for the three months ended December 31, 2015 and 2014, respectively, and $215,500 and $257,500 for the nine months ended December 31, 2015 and 2014, respectively.

Litigation

The Company may become a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s consolidated financial condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. Certain of these guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheets.

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In addition, the Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada.

Note 7. Stockholders’ Equity

Authorized Stock

The Company has 50,000,000 authorized shares of common stock with a par value of $0.001 per share which were increased in November 2015 upon approval from our stockholders from 20,833,333 authorized shares. In September 2011, our stockholders approved an amendment to the Amended and Restated Articles of Incorporation to authorize a class of undesignated or “blank check” preferred stock, consisting of 2,500,000 shares at $0.001 par value per share. Shares of preferred stock may be issued in one or more series, with such rights, preferences, privileges and restrictions to be fixed by the Board of Directors. In May 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation which designated 800,000 shares of the Company’s previously authorized preferred stock, par value $0.001, as Class A Convertible Preferred Stock. In February 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation which designated 400,000 shares of the Company’s previously authorized preferred stock, par value $0.001, as Class B Convertible Preferred Stock. In April 2015, the Company filed with the Secretary of State of the State of Nevada an Amendment to the Certificate of Designation to increase the number shares of Class B Convertible Preferred Stock from 400,000 shares to 585,000 shares.

On October 1, 2015, the Company issued 55,000 shares of common stock with a fair value of $150,200 to a consultant for investor relation services under a consulting agreement that expires on April 1, 2016. At December 31, 2015, $75,100 is included in other current assets in the accompanying condensed consolidated balance sheet.

Class A Convertible Preferred Stock

In May 2014, the Company entered into definitive agreements for a private placement of its securities to certain institutional and accredited investors (the “Class A Investors”) pursuant to certain subscription agreements and elections to convert between the Company and the Class A Investors. As of December 31, 2015 and March 31, 2015, 454,750 shares of Class A Convertible Preferred Stock and 303,167 of the related warrants were outstanding for Class A Investors and 106,432 warrants were outstanding for Emergent Financial, Inc. (“Emergent”) in connection with the Class A Convertible Preferred Stock offering and the 5% Bridge Note conversions.

No dividends have been declared as of December 31, 2015; however, a cumulative preferred stock dividend of $630,400 and $301,500 is included in the liquidation preference at December 31, 2015 and March 31, 2015, respectively.

Class B Convertible Preferred Stock

In February 2015, the Company entered into definitive agreements for a private placement of its securities to certain institutional and accredited investors (the “Class B Investors”) pursuant to certain subscription agreements and elections to convert between the Company and the Class B Investors. During the nine months ended December 31, 2015, aggregate gross cash proceeds of $4.5 million (approximately $3.9 million after offering costs) were collected in exchange for the issuance of 372,862 shares of our Class B Convertible Preferred Stock, and warrants, which were immediately exercisable and may be exercised at any time on or before May 31, 2020, to purchase up to a total of 248,575 shares of our common stock at an exercise price of $6.00 per share. The shares and warrants were issued as a unit consisting of (i) one share of Class B Convertible Preferred Stock and (ii) one warrant to purchase 0.67 shares of the Company’s common stock.

The fair value of the beneficial conversion feature of the convertible preferred stock issuance and the relative fair value of the warrants issued, aggregated $4.5 million during the nine months ended December 31, 2015. The amount of $4.5 million was accreted to accumulated deficit and additional paid-in capital during the nine months ended December 31, 2015.

Emergent served as the Company’s placement agent in this transaction and received, with respect to the gross proceeds received from Class B Investors, a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from such Class B Investors, plus reimbursement of legal expenses of up to $5,000. Emergent was issued a warrant to purchase 0.25 shares of common stock at an exercise price of $6.00 per share for each Unit issued in this transaction. The offering of units to new Class B Investors concluded on June 9, 2015.

In May 2015, the spouse of the board member Mr. Richard Berman, participated in the Class B Convertible Preferred Stock offering and the Company issued 1,667 shares of Class B Convertible Preferred Stock for proceeds of $20,000.

F-40

As of December 31, 2015 and March 31, 2015, 534,571 and 161,709 shares, respectively, of Class B Convertible Preferred Stock, and 356,381 and 107,806, respectively, of the related warrants were outstanding for Class B Investors and 130,914 and 38,115 warrants, respectively, were outstanding for Emergent in connection with the Class B Convertible Preferred Stock offering.

No dividends have been declared as of December 31, 2015; however, a cumulative preferred stock dividend of $362,200 and $3,800 is included in the liquidation preference at December 31, 2015 and March 31, 2015, respectively.

Emergent received total cash consideration of $1.3 million and was issued warrants to purchase 237,345 shares of common stock with respect to the gross proceeds the Company received from the Class A and Class B offerings.

All shares of Class A and Class B Convertible Preferred Stock were converted to units of common stock in January 2016 (See Note 9).

Public Equity Offering

On July 29, 2015, the Company completed the sale of common stock and warrants (the “Units”) under a registered public offering. The gross proceeds to Cryoport from the offering, including the partial exercise of the over-allotment option, were approximately $6.8 million, before underwriting discounts and commissions and other offering expenses (approximately $6.2 million after underwriting discounts, commissions and other expenses).

The public offering price per Unit was $3.25. Each Unit consists of one share of common stock and a warrant to purchase one share of common stock. Under the terms of the offering, Cryoport issued 2,090,750 shares of common stock and warrants to purchase up to an aggregate of 2,090,750 shares of common stock, inclusive of the partial exercise of the over-allotment option. The warrants have a per share exercise price of $3.57, are exercisable immediately and will expire five years from the date of issuance.

In connection with this offering, the Company issued to Aegis Capital Corp. (“Aegis”), the underwriters’ representative in the offering, a warrant to purchase up to 80,000 shares of the Company’s common stock and Aegis received a total cash consideration, including the reimbursement of public offering-related expenses, of $0.6 million. If such warrant is exercised, each share of common stock may be purchased at $4.47 per share (137.5% of the price of the units sold in the offering), commencing on July 23, 2016 and expiring July 23, 2020.

In connection with this offering, the Company incurred $266,100 in offering costs that have been offset against the proceeds from this offering.

Common Stock Reserved for Future Issuance

As of December 31, 2015, approximately 13.9 million shares of common stock were issuable upon conversion or exercise of rights granted under prior financing arrangements, stock options and warrants, as follows:

Class A and B convertible preferred stock converted to common stock	2,473,303
Exercise of stock options	4,002,899
Exercise of warrants	7,444,736
Total shares of common stock reserved for future issuances	13,920,938

Note 8. Stock-Based Compensation

Warrant Activity

We typically issue warrants to purchase shares of our common stock to investors as part of a financing transaction or in connection with services rendered by placement agents and consultants. Our outstanding warrants expire on varying dates through November 2021. A summary of warrant activity is as follows:

F-41

	Number of Shares	Weighted- Average Exercise Price/Share	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (1)
Outstanding — March 31, 2015	5,475,806	7.20
Issued	2,512,179	3.93
Exercised	(49,339)	2.40
Forfeited	—	—
Expired	(493,910)	9.33

Outstanding — December 31, 2015	7,444,736	$5.96	2.9	$-

Vested (exercisable) — December 31, 2015	7,444,736	$5.96	2.9	$-

(1)	Aggregate intrinsic value represents the difference between the exercise price of the warrant and the closing market price of our common stock on December 31, 2015, which was $2.02 per share.

The fair value of each warrant issued was estimated on the date of issuance using Black-Scholes with the following assumptions:

Expected life (years)	5.0 – 5.2
Risk-free interest rate	1.33% – 1.73%
Volatility	98.6% – 121.3%
Dividend yield	0%

Stock Options

We have four stock incentive plans: the 2002 Stock Incentive Plan (the “2002 Plan”), the 2009 Stock Incentive Plan (the “2009 Plan”), the 2011 Stock Incentive Plan (the “2011 Plan”) and the 2015 Omnibus Equity Incentive Plan (the “2015 Plan” and, collectively, the “Plans”). The 2002 Plan, the 2009 Plan, and the 2011 Plan (the “Prior Plans”) have been superseded by the 2015 Plan. In October 2015, the stockholders approved the 2015 Plan for 5,000,000 shares. The Prior Plans will remain in effect until all awards granted under such Prior Plans have been exercised, forfeited, cancelled, or have otherwise expired or terminated in accordance with the terms of such awards, but no awards will be made pursuant to the Prior Plans after the effectiveness of the 2015 Plan. As of December 31, 2015, the Company had 3,091,600 shares available for future awards under the 2015 Plan.

In May 2015, the Company granted employees and members of the board of directors options to purchase 465,633 and 20,835 shares of common stock, respectively, with an exercise price of $7.80 per share, of which 355,001 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair market value of the Company’s common stock on the date of grant.

We granted stock options at exercise prices equal to or greater than the quoted market price of our common stock on the grant date. The fair value of each option grant was estimated on the date of grant using Black-Scholes with the following assumptions:

Expected life (years)	5.2 to 6.4
Risk-free interest rate	1.7% to 1.9%
Volatility	115.9% to 122.3%
Dividend yield	0%

The expected option life assumption is estimated based on the simplified method. Accordingly, the Company has utilized the average of the contractual term of the options and the weighted average vesting period for all options to calculate the expected option term. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of our employee stock options. The expected volatility is based on the historical volatility of our stock commensurate with the expected life of the stock-based award. We do not anticipate paying dividends on the common stock in the foreseeable future.

We recognize stock-based compensation cost over the vesting period using the straight-line single option method. Stock-based compensation expense is recognized only for those awards that are ultimately expected to vest. An estimated forfeiture rate has been applied to unvested awards for the purpose of calculating compensation cost. The estimated forfeiture rate of 0% per year is based on the historical forfeiture activity of unvested stock options. These estimates are revised, if necessary, in future periods if actual forfeitures differ from the estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs.

F-42

A summary of stock option activity is as follows:

	Number of Shares	Weighted- Average Exercise Price/Share	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (1)
Outstanding — March 31, 2015	1,793,745	$4.56
Granted (weighted-average fair value of $2.94 per share)	2,394,868	4.02
Exercised	(4,601)	2.47
Forfeited	(181,113)	4.33

Outstanding — December 31, 2015	4,002,899	$4.23	8.7	$—

Vested (exercisable) — December 31, 2015	1,144,928	$4.57	7.3	$—

Unvested (unexercisable) — December 31, 2015	2,857,971	$4.10	3.2	$—

(1)	Aggregate intrinsic value represents the difference between the exercise price of the option and the closing market price of our common stock on December 31, 2015, which was $2.02 per share.

As of December 31, 2015, there was unrecognized compensation expense of $8.8 million related to unvested stock options, which we expect to recognize over a weighted average period of 3.2 years.

Note 9. Subsequent Events

Preferred Stock Conversion

On January 30, 2016 (the “Mandatory Exchange Time”), the Company caused the mandatory exchange (the “Mandatory Exchange”) of all its outstanding Class A Convertible Preferred Stock and Class B Convertible Preferred Stock (together, the “Preferred Stock”), consisting of 454,750 shares of Class A Convertible Preferred Stock and 534,571 shares of Class B Convertible Preferred Stock, into (i) an aggregate of 4,977,038 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company and (ii) an aggregate of 4,977,038  warrants, each warrant representing the right to purchase one share of Common Stock (the “Warrants” and together with the Shares, the “Securities”).

The Mandatory Exchange was effected in accordance with the terms and conditions of the Company’s Amended and Restated Certificate of Designation of Class A Convertible Preferred Stock and the Company’s Amended and Restated Certificate of Designation of Class B Convertible Preferred Stock (together, as amended to date, the “Certificates of Designation”).  In accordance with each of the Certificates of Designation, a mandatory exchange of the Preferred Stock is triggered upon a Qualified Offering (as defined in the Certificates of Designation).  The Mandatory Exchange occurs on the day that is six months and one day after the closing of such Qualified Offering.  On July 29, 2015, the Company completed its public offering of 2,090,750 units (consisting of one share of Common Stock and one Warrant) at the public offering price of $3.25 per unit, which constituted a Qualified Offering (see Note 7).  As a result, all outstanding shares of Preferred Stock were automatically exchanged at the Mandatory Exchange Time for such units sold in the Qualified Offering (consisting of one share of Common Stock and one Warrant) at an exchange rate determined by:

1)   multiplying the number of shares of Preferred Stock to be exchanged by the Class A Original Issue Price or Class B Original Issue Price (as defined in the Certificates of Designation), or $12.00 per share;

2)   adding to the result all dividends then accrued but unpaid on such shares of Preferred Stock to be exchanged of $1,068,100; then

3)   dividing the result by $2.60 (which is eighty percent (80%) of the price per unit issued in the Qualified Offering).

The issuance of the Securities in connection with the Mandatory Exchange was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

F-43

Subscription Rights to purchase up to 5,200,000 shares of Common Stock at $          per share

and the shares of Common Stock issuable upon the exercise of such Subscription Rights

Prospectus

Source Capital Group, Inc.

Dealer-Manager

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Company, other than fees and commissions charged by the dealer-manager, upon the completion of the rights offering. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$1,007
FINRA filing fee	2,000
Printing expenses	15,000
Accounting fees and expenses	25,000
Legal fees and expenses	75,000
Other (including subscription and information agent fees)	25,000

Total	$143,007

Item 14.     Indemnification of Directors and Officers

Under the Nevada Revised Statutes and our Amended and Restated Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.     Recent Sales of Unregistered Securities

The following is a summary of transactions by Cryoport during the past three years involving the issuance and sale of Cryoport’s securities that were not registered under the Securities Act. Unless otherwise indicated, the issuance of the securities in the transactions below were deemed to be exempt from registration under the Securities Act by virtue of the exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering, or by virtue of the exemption under Rule 506 of the Securities Act and Regulation D promulgated thereunder.

On April 7, 2016, the Company issued 2,020,597 shares of restricted common stock upon the amendment and exercise of certain warrants to purchase the Company’s common stock.  Such warrants were previously issued to holders in connection with various private placements of the Company’s securities exempt from registration under Rule 506 of the Securities Act and Regulation D promulgated thereunder.

On March 1, 2016, the Company and Cryoport Systems, Inc. entered into material definitive agreements with three note holders to amend and restate the Amended and Restated Notes (defined below).  In addition, the Company issued such note holders warrants for the purchase of 5,553, 7,088, and 11,910 shares, respectively, of the Company’s common stock at an exercise price of $1.88 per share, immediately exercisable and expiring on April 1, 2019.

On March 1, 2016, the Company and Cryoport Systems, Inc. entered into a verbal agreement with one note holder to extend the term of the Exchange Note (defined below) to extend the term to April 1, 2016. Such note was amended to extend the term to July 1, 2016.

On January 30, 2016, the Company caused the mandatory exchange of all its outstanding Class A Convertible Preferred Stock and Class B Convertible Preferred Stock, consisting of 454,750 shares of Class A Convertible Preferred Stock and 534,571 shares of Class B Convertible Preferred Stock, into (i) an aggregate of 4,977,038 shares of the Company’s common stock and (ii) an aggregate of 4,977,038 warrants, each warrant representing the right to purchase one share of the Company’s common stock.  The warrants are exercisable at an exercise price of $3.57 per share of common stock. The warrants are exercisable upon issuance and expire on July 29, 2020.  The issuance of such common stock and warrants in connection with the mandatory exchange was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

On March 6, 2015, the Company issued a convertible promissory note (the “Exchange Note”), effective February 20, 2015, in the aggregate original amount of $35,761, which is convertible into shares of the Company’s common stock in an amount equal to the principal and accrued interest outstanding under a promissory note issued in 2005. The amended and restated note was issued to an accredited investor in exchange for all of the principal and accrued interest outstanding under a promissory note issued in 2005. In connection with the Exchange Note, on March 2, 2015, the Company issued a warrant to purchase 1,490 shares of the Company’s common stock at an exercise price of $6.00 to an accredited investor in exchange for all of the principal and accrued interest outstanding under a promissory note issued in 2005.

On March 6, 2015, the Company issued amended and restated convertible promissory notes (the “Amended and Restated Note”), effective March 2, 2015, in the aggregate original amounts of $448,200, $266,700 and $208,900 which are convertible into shares of the Company’s common stock based on the outstanding principal at the time of a Qualified Offering (as defined therein). The amended and restated notes were issued to three accredited investors as an amendment and restatement of promissory notes issued in 2005. In connection with the Amended and Restated Notes, the Company issued warrants to purchase an aggregate of 78,651 shares of the Company’s common stock at an exercise price of $6.00 to the accredited investors, a part of which was issued as compensation for fees and other expenses incurred by the accredited investors in connection with the Amended and Restated Notes.

Between February and June 9, 2015, the company conducted a private placement pursuant to which the Company sold and issued an aggregate of 534,571 shares of Class B Convertible Preferred Stock and warrants to purchase 356,381 shares of common stock at $12.00 per unit, for gross proceeds of $6.4 million. Emergent Financial Group, Inc. served as the Company’s placement agent in this transaction and received a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from the investors, plus reimbursement of up to $5,000 of legal expenses. Emergent Financial Group, Inc. will also be issued a warrant to purchase 0.25 shares of common stock at an exercise price of $6.00 per share for each share of Class B Convertible Preferred Stock issued in this transaction.

In January 2015, we issued 1,667 shares of restricted common stock to a consultant in exchange for services. The Company recognized $8,400 in expense related to these shares for the year ended March 31, 2015.

Between December 2014 and February 2015, we issued 2014 Series Secured Promissory Notes (the “7% Bridge Notes”) in the aggregate original principal amount of $915,000. The 7% Bridge Notes accrue interest at a rate of 7% per annum. All principal and interest is due on July 1, 2015 unless we elect to extend the maturity date to January 1, 2016 by providing written notice to the note holders and a warrant to purchase a number of shares of common stock equal to (a) the then outstanding principal balance of the note, divided by (b) $6.00 multiplied by 125%. In connection with the issuance of the notes, we issued the note holders warrants to purchase 190,625 shares of common stock at an exercise price of $6.00 per share. The warrants are exercisable on May 31, 2015 and expire on November 20, 2021.

In August 2014, we issued 1,667 shares of restricted common stock to a consultant in exchange for services. The Company recognized $9,000 in expense related to these shares for the year ended March 31, 2015.

Between May 2014 and February 2015, the Company conducted a private placement pursuant to which the Company sold and issued an aggregate of 291,142 shares of Class A Convertible Preferred Stock and warrants to purchase 194,095 shares of common stock, at $12.00 per unit, for gross proceeds of $3.5 million. In addition, the Company issued an aggregate of 163,608 shares of Class A Convertible Preferred Stock and warrants to purchase 109,072 shares of common stock of the Company in exchange for the conversion of the 5% Bridge Notes with an original principal and accrued interest amount of $1,766,997. Emergent Financial Group, Inc. served as the Company’s placement agent in this transaction and received, with respect to the gross proceeds received from investors who converted their 5% Bridge Notes, a commission of 3% and a non-accountable finance fee of 1% of such proceeds, and with respect to gross proceeds received from all other investors, a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from such investors, plus reimbursement of legal expenses of up to $40,000. Emergent Financial Group, Inc. will also be issued a warrant to purchase 0.25 shares of common stock at an exercise price of $6.00 per share for each share of Class A Convertible Preferred Stock issued in this transaction.

In the fourth quarter of fiscal year 2014, the Company issued to certain accredited investors 5% Bridge Notes in the original principal amount of $1,352,000, including a note in the amount of $50,000 issued to Jerrell Shelton, the Company’s Chief Executive Officer as well as a note in the amount of $100,000 issued to GBR Investments, LLC, of which Richard Rathmann, a Director of the Company, is the manager. All principal and interest under the 5% Bridge Notes was due on June 30, 2014. In connection therewith, the Company also granted such accredited investors warrants to purchase 56,334 shares of common stock at an exercise price of $5.88 per share. The warrants are exercisable on May 31, 2014 and expire on December 31, 2018.

In December 2013, the Company issued to certain accredited investors 5% Bridge Notes in the original principal amount of $441,000, including a note in the amount of $70,000 issued to Jerrell Shelton, the Company’s Chief Executive Officer. In connection therewith, the Company also granted such accredited investors warrants to purchase 18,375 shares of common stock at an exercise price of $5.88 per share. The warrants are exercisable on May 31, 2014 and expire on December 31, 2018. Emergent Financial Group, Inc. served as the Company’s placement agent in connection with the placement of the 5% Bridge Notes and earned a commission of 9% of the original principal balance of such notes, excluding the note issued to Jerrell Shelton, or $33,390 at the time of the original issuance of such notes.

On September 27, 2013, September 30, October 2, and October 3, 2013, the Company issued 1,719,668 units (the “Units”) at a price of $2.40 per Unit, with each Unit consisting of (i) one share of common stock of the Company and (ii) one warrant to purchase one share of common stock of the Company at an exercise price of $4.44 per share in exchange for the retirement of $4,127,200 of outstanding principal and interest under the Bridge Notes. The warrants are exercisable beginning on March 31, 2014 and have a term of five years from date of issuance. The aggregate amount converted includes $101,900 and $202,700 of outstanding principal and interest under Notes respectively held by Richard G. Rathmann, a director, and GBR Investments, LLC, in which Mr. Rathmann is the manager. Emergent Financial Group, Inc. served as the Company’s placement agent in connection with the original placement of the Bridge Notes and was issued a warrant to purchase 159,272 shares of common stock of the Company at an exercise price of $2.40 per share in connection with the conversion of such notes. Emergent Financial Group, Inc. did not receive any compensation with respect to the Bridge Notes issued to Richard G. Rathmann or GBR Investments, LLC or the conversion of such Bridge Notes.

On July 12, 2013 and August 12, 2013, GBR Investments, LLC, invested $100,000 in the Bridge Notes and also received a warrant to purchase 33,324 and 28,736 shares of common stock, respectively, at an exercise price of $3.00 and $3.48 per share, respectively. The terms were set and offered by the Company to certain accredited investors prior to GBR’s participation. Richard Rathmann, a member of the Board of Directors of the Company, is the Manager of GBR investments, LLC and is considered an indirect beneficial owner of these securities.

During June 2013, the Company issued warrants to purchase 87,720 shares of the Company’s common stock at an exercise price of $2.28 per share and a five year life to accredited investors in connection with the issuance of certain Bridge Notes in the aggregate amount of $200,000.

On June 28, 2013, the Company granted options to two officers of the Company, Jerrell Shelton, Chief Executive Officer and Robert Stefanovich, Chief Financial Officer to purchase 325,209 shares and 69,918 shares, respectively, of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock, or $3.24 per share. These options were granted outside of the Company’s incentive plans.

In the fourth quarter of fiscal year 2013, the Company issued to certain accredited investors unsecured convertible promissory notes (the “Bridge Notes”) in the original principal amount of $1,294,500. The Bridge Notes accrue interest at a rate of 15% per annum from date of issuance until January 31, 2013 and at a rate of 5% per annum from February 1, 2013 through the date of payment, in each case on a non-compounding basis. All principal and interest under the Bridge Notes will be due on December 31, 2013. In the event the Company designated and issued preferred stock while the Bridge Notes were outstanding, the Bridge Notes were convertible into shares of such preferred stock at a conversion rate equal to the price per share paid to the Company in connection with the issuance of such preferred stock at the option of the holder of the Bridge Notes. Effective on April 19, 2013, the Company amended the Bridge Notes whereby in the event that the Company issues one or more types of equity securities (a “Transaction”) before the maturity of the Bridge Notes, the holder may elect to convert all or a portion of the principal and accrued interest into shares of such equity securities issued in a Transaction at a conversion rate equal to the price per share paid to the Company in connection with the issuances. The Company is required to notify the holder of a Transaction within 10 days of each Transaction and the holder has the option until the later of (a) ten (10) days after such notices or (b) December 15, 2013 to elect in writing to convert.

Item 16.     Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index following the signature page.

(b) Financial statement schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.     Undertakings

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 11, 2016.

CRYOPORT, INC.

By:	/s/ Jerrell W. Shelton
Jerrell W. Shelton
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Jerrell W. Shelton	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 11, 2016
Jerrell W. Shelton

By:	/s/ Robert S. Stefanovich	Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial and Accounting Officer)	May 11, 2016
Robert S. Stefanovich

By:	*	Director	May 11, 2016
Richard J. Berman

By:	*	Director	May 11, 2016
Robert Hariri, M.D., Ph.D.

By:	*	Director	May 11, 2016
Ramkumar Mandalam, Ph.D.

By:	*	Director	May 11, 2016
Edward J. Zecchini

*	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich
Attorney-in-fact

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
1.1	Form of Dealer Manager Agreement by and between the Company and Source Capital Group Inc. Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on May 10, 2016 and referred to as Exhibit 1.1.

3.1	Amended and Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2012.

3.2	Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated February 8, 2016.

3.3	Amended and Restated Certificate of Designation of Class A Preferred Stock. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated March 26, 2015.

3.4	Certificate of Designation of Class B Preferred Stock. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated February 20, 2015.

3.5	Amendment to Certificate of Designation of Class B Preferred Stock. Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 dated April 17, 2015 and referred to as Exhibit 3.6.

3.6	Certificate of Change filed with the Nevada Secretary of State on May 12, 2015. Incorporated by reference to Exhibit 3.7 of the Company’s Annual Report on Form 10-K filed with the SEC on May 19, 2015.

3.7	Amendment to Certificate of Designation of Class A Preferred Stock. Incorporated by reference to the Company’s Amendment No. 4 to Registration Statement on Form S-1 dated June 22, 2015 and referred to as Exhibit 3.8.

3.8	Amendment to Certificate of Designation of Class B Preferred Stock. Incorporated by reference to the Company’s Amendment No. 4 to Registration Statement on Form S-1 dated June 22, 2015 and referred to as Exhibit 3.9.

3.9	Amendment to Certificate of Designation of Class A Preferred Stock. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated September 1, 2015.

3.10	Amendment to Certificate of Designation of Class B Preferred Stock. Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K dated September 1, 2015.

3.11	Certificate of Amendment filed with the Nevada Secretary of State on November 23, 2015. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated November 23, 2015.

4.1	Form of Securities Purchase Agreement. Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2012.

4.2	Form of Registration Rights Agreement. Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2012.

4.3	Form of Warrant. Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2012.

4.4	Form of Warrant issued with Convertible Promissory Notes. Incorporated by reference to Exhibit 4.20 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

4.5	Form of Warrant issued upon Conversion of Convertible Promissory Notes. Incorporated by reference to Exhibit 4.21 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

4.6	Form of Warrant Issued to Placement Agents. Incorporated by reference to Exhibit 4.22 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2013.

4.7	Form of Warrant issued with Convertible Promissory Notes (5% Bridge Notes). Incorporated by reference to Exhibit 4.23 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2013.

4.8	Form of Warrant issued in connection with the May 2014 private placement. Incorporated by reference to Exhibit 4.24 of the Company’s Annual Report on Form 10-K filed with the SEC on June 25, 2014.

4.9	Warrant to Purchase Common Stock. Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated December 9, 2014.

4.10	Warrant to Purchase Common Stock. Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated February 20, 2015.

4.11	Form of Warrant issued in connection with the Exchange and Investment Agreement. Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated March 9, 2015.

4.12	Form of March Warrant issued in connection with the Investment Agreement. Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K dated March 9, 2015.

4.13	Form of March Fee Warrant issued in connection with the Investment Agreement. Incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K dated March 9, 2015.

4.14	Form of Warrant and Warrant Certificate issued in connection with public offering of Units. Incorporated by reference to the Company’s Amendment No. 4 to Registration Statement on Form S-1 dated June 22, 2015 and referred to as Exhibit 4.28.

4.15	Form of Warrant issued to Aegis Capital Corp. in connection with public offering of Units. Incorporated by reference to the Company’s Amendment No. 3 to Registration Statement on Form S-1 dated June 12, 2015 and referred to as Exhibit 4.29.

4.16	Form of Warrant issued with Second Amended and Restated Note. Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated March 1, 2016.

4.17	Form of Subscription Rights Certificate. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated April 28, 2016 and referred to as Exhibit 4.17.

5.1	Legal Opinion of Snell & Wilmer L.L.P. Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 dated May 10, 2016 and referred to as Exhibit 5.1.

8.1+	Legal Opinion of Snell & Wilmer L.L.P. as to certain tax matters.

10.1	Amended and Restated Master Consulting and Engineering Services Agreement, by and between KLATU Networks, LLC and Cryoport Systems, Inc., dated September 16, 2015. Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated September 16, 2015.

10.2	2009 Stock Incentive Plan of the Company. Incorporated by reference to Exhibit 10.21 of the Company’s Current Report on Form 8-K dated October 15, 2009 and referred to as Exhibit 10.21.

10.3	Form Incentive Stock Option Award Agreement under the 2009 Stock Incentive Plan of the Company. Incorporated by reference to Exhibit 10.22 of the Company’s Current Report on Form 8-K dated October 9, 2009.

10.4	Form of Non-Qualified Stock Option Award Agreement under the 2009 Stock Incentive Plan of the Company. Incorporated by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-8 dated April 27, 2010.

10.5	2011 Stock Incentive Plan (as amended and restated). Incorporated by reference to Exhibit B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 30, 2012.

10.6	Form of Stock Option Award Agreement. Incorporated by reference to Exhibit 10.37 to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2011.

10.7	Form of Non-Qualified Stock Option Award Agreement. Incorporated by reference to Exhibit 10.38 to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2011.

10.8*	Stock Option Agreement dated November 5, 2012 between the Company and Jerrell Shelton. Incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K filed with the SEC on June 25, 2013.

10.9*	Employment Agreement dated June 28, 2013 with Jerrell Shelton. Incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2013.

10.10	Form of Subscription Agreement in connection with the May 2014 private placement. Incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with the SEC on June 25, 2014.

10.11	Form of Election to Convert in connection with the May 2014 private placement. Incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K filed with the SEC on June 25, 2014.

10.12	Form of Indemnification Agreement. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2014.

10.13	Subscription Agreement and Letter of Investment Intent. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2014.

10.14	Form of Note Exchange Agreement and Letter of Investment Intent, dated February 19, 2015. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2015.

10.15	Form of Exchange Note issued in connection with the Exchange and Investment Agreement. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2015.

10.16*	Stock Option Agreement dated December 18, 2014 between the Company and Jerrell Shelton. Incorporated by reference to Exhibit 10.42 of the Company’s Annual Report on Form 10-K filed with the SEC on May 19, 2015.

10.17	Purchase and Sale Agreement, by and between KLATU Networks, LLC and Cryoport Systems, Inc., dated September 16, 2015. Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated September 16, 2015.

10.18	2015 Omnibus Equity Incentive Plan. Incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 1, 2015.

10.19	Standard Industrial/Commercial Multi-Tenant Lease – Net dated for reference purposes only October 2, 2015 between the Cryoport Systems, Inc. and Daimler Opportunity, LLC. Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated October 21, 2015.

10.20	Guaranty between the Company and Daimler Opportunity, LLC dated as of October 2, 2015. Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated October 21, 2015.

10.21	Form of Second Amended and Restated Note. Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated March 1, 2016.

21	Subsidiaries of the Company. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated April 28, 2016 and referred to as Exhibit 21.

23.1+	Consent of KMJ Corbin & Company LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Snell & Wilmer L.L.P. Incorporated by reference to Exhibit 5.1 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on May 10, 2016.

24.1	Power of Attorney. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated April 28, 2016 and contained on the signature page thereto.

99.1	Form of Instructions for Use of Subscription Rights Certificates. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated April 28, 2016 and referred to as Exhibit 99.1.

99.2	Form of Notice of Guaranteed Delivery. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated April 28, 2016 and referred to as Exhibit 99.2.

99.3	Form of Letter to Stockholders who are Record Holders and to Warrantholders of Record. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated April 28, 2016 and referred to as Exhibit 99.3.

99.4	Form of Letter to Brokers and Other Nominee Holders. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated April 28, 2016 and referred to as Exhibit 99.4.

99.5	Form of Letter to Clients of Brokers and other Nominee Holders. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated April 28, 2016 and referred to as Exhibit 99.5.

99.6	Form of Beneficial Owner Election Form. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated April 28, 2016 and referred to as Exhibit 99.6.

99.7	Form of Nominee Holder Certification. Incorporated by reference to the Company’s Registration Statement on Form S-1 dated April 28, 2016 and referred to as Exhibit 99.7.

101.INS	XBRL Instance Document. Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 dated May 10, 2016 and referred to as Exhibit 101.INS.

101.SCH	XBRL Taxonomy Extension Schema Document. Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 dated May 10, 2016 and referred to as Exhibit 101.SCH.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document. Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 dated May 10, 2016 and referred to as Exhibit 101.CAL.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document. Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 dated May 10, 2016 and referred to as Exhibit 101.DEF.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document. Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 dated May 10, 2016 and referred to as Exhibit 101.LAB.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document. Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 dated May 10, 2016 and referred to as Exhibit 101.PRE.

*	Indicates a management contract or compensatory plan or arrangement.

+	Filed herewith.